As filed with the Securities and Exchange Commission on 23 April 2004

                                                      Registration Statement No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM F-10
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                CP Ships Limited
             (Exact name of Registrant as specified in its charter)

         New Brunswick                       4012                Not Applicable
(State of other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)   Classification Code Number)  Identification No.)

                            ________________________

                             62-65 Trafalgar Square
                                 London WC2N 5DY
                                 United Kingdom
                               +44 (0)20 7389 1100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ________________________

                                  J.P. LaCasse
                          c/o Lykes Lines Limited, LLC
                       401 East Jackson Street, Suite 3300
                              Tampa, Florida 33602
                                 (813) 276 4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ________________________

                                    copy to:
                                Thomas M. Thesing
                           Sidley Austin Brown & Wood
                                7 Princes Street
                                London, EC2A 8AQ
                                 United Kingdom
                               (+44) 20 7778 1800
                            ________________________


            Approximate date of commencement of proposed sale to the
                    public: As soon as practicable after this
                    Registration Statement becomes effective.
                            ________________________

                                 Alberta, Canada
                (Principal jurisdiction regulating this offering)



     It is proposed that this filing shall become effective (check appropriate box below):

A. |_| upon filing with the Commission, pursuant to Rule 467(a) (in connection with an offering being made contemporaneously in the United States and Canada).
B.   |X|  at some future date (check appropriate box below)
          1. |_| pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing.
          2.   |X|  pursuant to Rule 467(b) on 26th April, 2004 at 10:30 a.m.
                    (EST) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on 21st April, 2004.
          3. |_| pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
          4. |_| after the filing of the next amendment to this Form (if preliminary material is being filed)

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdictions' shelf prospectus offering procedures, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

Title of each class  Amount to be     Proposed         Proposed
 of securities to     registered       maximum          maximum      Amount of
  be registered                     offering price     aggregate    registration
                                      per unit(3     offering price      fee

4% senior              $200,000,000       100%         $200,000,000   $25,340.00
subordinated
convertible notes
due 2024

Common Shares, no      7,930,840(2)       -(4)           -(4)
par value, and
Common Share
purchase rights(1)

1. The Common Share Purchase Rights initially are attached to and trade with the Common Shares.
2. This number represents the number of common shares that are initially issuable upon conversation of the 4% Convertible Senior Subordinated Notes due 2024 (the "Notes") registered hereby. For purposes of estimating the number of common shares to be included in the registration statement upon the conversion of the Notes, the number of common shares issuable upon conversion of the Notes was calculated based on a conversation rate of 39.6542 common shares per $1,000 principal amount of the Notes. In addition to the common shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also shall cover any additional common shares which become issuable in connection with the common shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of CP Ships' outstanding common shares.
3. Estimated solely for the purpose of estimating this registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
4. No additional consideration will be received for the common shares, and therefore, no registration fee is required pursuant to Rule 457(i).
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

                                     PART I


                     INFORMATION REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.


This short form prospectus is referred to as a base shelf prospectus and has been filed under legislation in the Province of Alberta that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.


This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and then only by persons permitted to sell such securities. The securities offered hereunder have not been and will not be qualified for sale under the securities laws of the Province of Alberta or any other jurisdiction in Canada and may not be offered or sold in the Province of Alberta or in any other jurisdiction in Canada except pursuant to exemptions from the applicable prospectus requirements.


                        Short Form Base Shelf Prospectus

                                [CP SHIPS LOGO]

Secondary Offering                                               21st April 2004



        US$200,000,000 4% Convertible Senior Subordinated Notes due 2024

On 24th February 2004, CP Ships Limited ("CP Ships" or the "Company") issued and sold US$200.0 million aggregate principal amount of 4% convertible senior subordinated notes due 2024 (the "Notes"), on a private placement basis, at an issue price of $1,000 per Note. Under limited circumstances, the Notes may be converted into common shares of CP Ships. This prospectus may be used by selling security holders in connection with resales of Notes and the common shares issuable upon conversion of the Notes (collectively, the "Securities") during the 25 month period that this prospectus, including any amendments thereto, remains valid. For a description of the Notes see "Description of Notes." For a description of CP Ships' common shares see "Description of Share Capital".

The Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages system of the National Association of Securities Dealers, Inc. (the "PORTAL Market"). CP Ships' common shares are listed on The New York Stock Exchange (the "NYSE") and The Toronto Stock Exchange (the "TSX") under the symbol "TEU".

Investing in the Notes or CP Ships' common shares involves risks. Please carefully consider the "Risk Factors" beginning on page 13 of this prospectus.

The Securities may be offered by holders in negotiated transactions or otherwise, to or through underwriters or dealers purchasing as principals or directly to purchasers at varying prices determined at the time of the sale or at negotiated prices. In addition, the common shares may be offered from time to time through ordinary brokerage transactions on the NYSE and the TSX. See "Plan of Distribution". This prospectus is filed in the Province of Alberta, Canada and as part of a registration statement in the United States pursuant to a multijurisdictional disclosure system adopted by the United States. Holders may be deemed to be "underwriters" as defined in the United States Securities Act of 1933, as amended (the "Securities Act"). Any profits realized by holders may be deemed to be underwriting compensation. If the holders use any broker-dealers, any commissions paid to underwriters or dealers and, if underwriters or dealers purchase any Securities as principals, any profits received by such underwriters or dealers on the resale of the Securities may be deemed to be underwriting compensation under the Securities Act.

CP Ships will not receive any of the proceeds from the resale of the Securities by any of the holders.

CP Ships is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with applicable Canadian disclosure requirements. Prospective United States investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada (see "Certain Income Tax Considerations" on page 51 herein). Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The ability of an investor to enforce civil liabilities under the United States federal securities laws may be affected adversely because CP Ships is incorporated under the laws of the Province of New Brunswick, Canada, a majority of CP Ships' officers and directors and some of the experts named in this prospectus are resident outside of the United States, and most of CP Ships' assets and the assets of those officers, directors and experts are located outside of the United States.

The specific terms of an offering of Securities will be set forth in a prospectus supplement to this prospectus.

There is no market through which the Notes may be sold and purchasers of Notes may not be able to resell the Notes purchased under this prospectus.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY INDIVIDUAL STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

DOCUMENTS INCORPORATED BY REFERENCE............................................1
FORWARD-LOOKING STATEMENTS.....................................................2
SUMMARY........................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................10
RISK FACTORS..................................................................13
USE OF PROCEEDS...............................................................24
CAPITALIZATION................................................................24
PRICE RANGE OF COMMON SHARES OF CP SHIPS......................................25
DIVIDEND POLICY...............................................................26
EARNINGS COVERAGE.............................................................26
DESCRIPTION OF NOTES..........................................................27
ARTICLES OF AMALGAMATION AND DESCRIPTION OF SHARE CAPITAL.....................51
CERTAIN INCOME TAX CONSIDERATIONS.............................................53
PLAN OF DISTRIBUTION..........................................................62
LEGAL MATTERS.................................................................64
AUDITORS......................................................................64
INDEPENDENT AUDITORS' CONSENT.................................................65
SCHEDULE A....................................................................68

                                  ____________

     CP Ships' consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada, or "Canadian GAAP". For a discussion of the principal differences affecting CP Ships between Canadian GAAP and generally accepted accounting principles in the United States, or "U.S. GAAP", see Note 22 to CP Ships' audited consolidated financial statements for the year ended 31st December 2003 incorporated by reference in this prospectus. "EBITDA", as used in the prospectus, is defined as earnings before interest, tax, depreciation, amortization, exceptional items, goodwill charges and minority interest. EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with generally accepted accounting principles. EBITDA is presented as additional information because CP Ships believes that it is widely used in the container shipping industry as a measure to evaluate a company's operating performance and is a useful indicator of CP Ships' ability to meet its working capital, capital expenditures and debt service requirements. CP Ships states its financial statements in U.S. dollars. In this prospectus, references to Canadian dollars or Cdn$ are to the currency of Canada, references to dollars and U.S. dollars, U.S.$ or $ are to the currency of the United States and references to GB Pounds Sterling are to the currency of the United Kingdom.

     In making an investment decision, prospective investors must rely on their own examination of the Company, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as investment, legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to purchase the Securities under applicable legal investment or similar laws or regulations.

     Information and statistics regarding the industry in which CP Ships operates is referred to and relied upon in this prospectus. This market data was obtained from independent industry publications or other publicly available information. Although CP Ships believes that these sources are reliable, it has not independently verified the information and does not guarantee the accuracy and completeness of this information.

     This prospectus contains summaries CP Ships believes to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to CP Ships or the selling security holders.

     This prospectus includes references to certain Internet websites. None of these websites, or their content, is incorporated by reference into this prospectus.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar regulatory authorities in Canada and with the Securities and Exchange Commission (the "SEC") in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President -- General Counsel and Secretary of CP Ships at 62-65 Trafalgar Square, London WC2N 5DY, United Kingdom (telephone number +44 (0)20 7389 1100) or by accessing the disclosure documents available through the Internet on the Canadian Securities Administrators' System for Electronic Document Analysis and Retrieval (SEDAR) at WWW.SEDAR.COM, which is the Canadian equivalent of the SEC's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). Disclosure documents filed with the SEC are available through EDGAR at www.sec.gov.

     The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada and with the SEC, are specifically incorporated by reference and form an integral part of this prospectus:

     (a) CP Ships' audited consolidated financial statements as at 31st December 2003 and 2002 and for each of the years in the three-year period ended 31st December 2003 as well as the auditor's reports thereon and Notice to U.S. Readers contained therein dated 12th March 2004;

     (b) CP Ships' management's discussion and analysis of operating results and financial position for the year ended 31st December 2003;

     (c) the Annual Information Form of CP Ships dated as of 31st March 2004 for the fiscal year ended 31st December 2003; and

     (d) CP Ships' management proxy circular dated 12th March 2004 for the annual and special meeting of shareholders to be held on 4th May 2004, with the exception of the information under the headings "Report on Executive Compensation" and "Corporate Governance" and the graph on page 14 showing cumulative shareholder return.

     Any document of the type referred to above and any material change report (excluding confidential material change reports), comparative consolidated unaudited interim financial statements, exhibits to interim unaudited financial statements which contain updated earnings coverage ratios and any information circulars filed by CP Ships with the securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the offering of Securities under any prospectus supplement will be deemed to be incorporated by reference in this prospectus.

     A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of the Securities covered by that prospectus supplement, unless otherwise expressly provided therein.

     Upon a new annual information form and the related annual financial statements being filed by CP Ships with and, where required, accepted by the Alberta Securities Commission during the currency of this prospectus, CP Ships' previous annual information form, previous annual financial statements and all interim financial statements, material change reports, annual filings and information circulars and all prospectus supplements filed prior to the commencement of the then current financial year shall be deemed no longer to be incorporated into this prospectus for the purposes of future offers and sales of Securities hereunder.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute part of this prospectus.


                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 relating, but not limited, to the operations, anticipated financial performance, business prospects and strategies of CP Ships. These statements can be found in the Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this prospectus and the documents incorporated by reference into this prospectus. Forward-looking information typically contains statements with words such as "consider", "anticipate", "believe", "expect", "plan", "intend", "likely" or similar words suggesting future outcomes or statements regarding an outlook on future changes in volumes, freight rates, costs, achievable cost savings, the estimated amounts and timing of capital expenditures, anticipated future debt levels and incentive fees or revenue, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Investors should be aware that these statements are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, those discussed under "Risk Factors", that could cause actual results to differ materially from those suggested by the forward-looking statements.

     Investors are cautioned not to place undue reliance on forward-looking information. By its nature, the forward-looking information of CP Ships involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts and other forward-looking statements will not occur. These factors include, but are not limited to, changes in business strategies; general global, political and economic and business conditions, including the length and severity of any economic slowdown in the countries and regions where CP Ships operates, including seasonality, particularly in the United States, Canada, Latin America, Australasia, Asia and Europe; the effects of competition and pricing pressures; industry over-capacity; changes in demand for container shipping; availability and cost of chartered ships; changes in laws and regulations, including tax, environmental, employment, competition, anti-terrorism and trade laws; difficulties in implementing a cost savings program; currency exposures and exchange rate fluctuations; fuel price and interest rate fluctuations; changes in access to capital markets and other sources of financing; various events which could disrupt operations, including war, acts of terrorism, severe weather conditions and external labour unrest, all of which may be beyond CP Ships' insurance coverage; compliance with security measures introduced by governmental and industry trade practice groups; and CP Ships' anticipation of and success in managing the risks arising from the foregoing.

     The above list of important factors affecting forward-looking information is not exhaustive. CP Ships undertakes no obligation, except as required by law, to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise, or the above list of factors affecting this information.

                                     SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. It is not complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information (including "Risk Factors" and "Description of Notes") appearing elsewhere in this prospectus, as well as in the documents incorporated by reference, including CP Ships' consolidated financial statements and their related notes.

                                    CP SHIPS

Overview

     CP Ships is one of the world's leading container shipping companies, offering its customers door-to-door as well as port-to-port containerized services for the international transportation of a broad range of industrial and consumer goods, including raw materials, semi-manufactured and finished goods. It operates a fleet of 80 ships in 22 trade lanes focusing on four principal markets. In 2003, the Company transported 2.2 million twenty foot equivalent units ("teu"), the standard measure of volume in the industry, on behalf of approximately 23,700 customers. Based on standing capacity, CP Ships ranks as the twelfth largest carrier in the world, giving it the economies of scale available to global carriers.

     In 2003, the Company had revenue of $3.14 billion and EBITDA of $250 million before an exceptional charge of $10 million related to its organizational restructuring in Europe.

     CP Ships is a regional specialist that offers direct services to a wider range of ports within a particular market than is generally offered by global carriers. This approach, together with its global scale, allows it to provide customers with the local expertise and market presence of a regional specialist combined with many of the operating advantages of a global carrier. CP Ships provides scheduled services in its four principal markets: TransAtlantic, Australasia, Latin America and Asia, which it serves through seven well-recognized brands: Canada Maritime, Cast, Contship Containerlines, ANZDL, Lykes Lines, TMM Lines and Italia Line.

     CP Ships operates in an industry whose annual volume growth has on average exceeded global gross domestic product growth by two to three times over the last 20 years. Since its introduction in the 1950s, the container shipping industry has facilitated world trade because of its simplicity, efficiency and low cost, becoming an integral part of the global sourcing strategies for many of the world's major manufacturers and retailers.

     Over the last seven years, CP Ships considers it has outperformed, on the basis of return on capital employed ("ROCE"), in both weak as well as strong market conditions, the average ROCE of those carriers in the top 20 for which data is publicly available due to its business model based on its competitive strengths and strategy which are discussed below.

Competitive Strengths

     CP Ships considers it has the following strengths which allow it to compete successfully:

     Leading market position. CP Ships believes it is the largest carrier based on market share in a majority of its 14 core trade lanes. This leading market position has been achieved by focusing on customers and customer service through its well-recognized and highly-regarded brands.

     Regional focus. The Company's regional focus provides more reliable and frequent service schedules, flexible and timely responses to changes in local market conditions, the ability to offer customized services, greater trade lane economies of scale and premium pricing for its services. These attributes, along with its strong market position, provide it with a measure of protection from new competitors on its core trade lanes.

     Low cost operator. A combination of global scale economies and trade lane scale economies based on strong market position has allowed CP Ships to reduce its costs significantly. Savings in costs associated with ship networks, terminals and stevedoring, the container fleet, inland transport and administration have contributed to a 19% reduction in cost per teu from 1996 to 2002. Cost per teu increased in 2003 compared to 2002 by 6%, mainly due to increased fuel and charter costs and the depreciation of the U.S. dollar, which increased the reported amount of the substantial portion of CP Ships' costs incurred in other currencies, such as the euro, Canadian dollar and GB Pound Sterling. However, CP Ships remains committed to its cost savings programs.

     Diversified customer base. CP Ships has approximately 23,700 customers which are diversified both by geography and by industry. Its largest customer represented 2.1% of its revenue in 2003, and its top ten customers accounted for only 8.5%. This diversity protects CP Ships against the adverse effect of relying on a single customer or industry.

     Successful track record of acquisitions. CP Ships has successfully completed nine acquisitions since 1993 often involving the turn-around of under-performing businesses. It has successfully integrated those businesses, improving both services and profitability. Acquisitions have contributed to a compound annual growth of revenue of 25% since 1994.

     Experienced management team. CP Ships' senior management team average over 20 years experience in the container shipping industry. The large majority of the management team has worked for CP Ships for many years or with its acquired businesses. Incentives are provided to senior management through share-based compensation and to all staff (including senior management) through cash incentives based on operating income.

Strategy

     Six principal strategies underpin CP Ships' business model, which has delivered average ROCE above the industry average over many years.

     Concentration on container shipping. CP Ships concentrates on container shipping services which allows management to focus on one business and to plan for and quickly respond to often rapidly changing economic, political and trade conditions in what is a truly international business.

     Focus on regional markets. CP Ships has built strong positions in a number of regional markets. It is the leading carrier in the majority of its core trade lanes, which allows it to offer the best schedules and services to its customers and to maximize trade lane economies of scale.

     Pursue selective acquisitions. Since 1993, nine acquisitions have been executed and integrated successfully, often involving the turnaround of under-performing businesses. CP Ships' revenue is now seven times larger than in 1994. In a relatively fragmented industry under economic pressure, there will likely be further acquisition opportunities. CP Ships expects to continue to pursue a disciplined acquisition strategy that enables it either to grow in its existing markets or to carefully expand into new markets, thereby helping it to achieve further economies of scale that improve operating performance.

     Furthermore, as a way of leveraging strong regional positions and adding value to our core container services, CP Ships intends to selectively and modestly develop logistics services. In April 2004, CP Ships closed the acquisition of Montreal based ROE Logistics, a family owned business specializing in providing a range of freight forwarding, customs brokerage, logistics, warehousing and distribution services.

     Enhance strong brands. CP Ships offers two or more of its well-recognized brands in all of its trade lanes. It intends to strengthen its brands by continuing to respond to the evolving needs of its customers by selectively expanding its services, improving service frequencies and transit times, improving the efficiency of its inland transportation networks and implementing effective training and staff retention programs. CP Ships considers that its multiple branding approach results in higher levels of service and customer loyalty and is one of the best ways to build and retain market share.

     Provide supply chain solutions. Integrated door-to-door or intermodal container transportation is the largest component in the logistics supply chains of international trade. CP Ships continues to emphasize consistently reliable, tailor-made intermodal supply chain solutions for its customers to strengthen customer relationships and protect operating margins.

     Reduce costs. Delivering low-cost, high-quality service is a key to success in the highly competitive container shipping industry. CP Ships reduced its cost per teu by 14% from 1996 to 2003, and remains committed to its cost savings programs.

                                    The Notes

Issuer..............................    CP Ships Limited, a corporation
                                        subsisting under the Business
                                        Corporations Act (New Brunswick) Canada

Notes...............................    $200,000,000 aggregate principal amount
                                        of 4% convertible senior subordinated
                                        notes due 2024

Maturity............................    30th June 2024

Interest............................    CP Ships will pay 4% interest per annum
                                        on the principal amount of the Notes,
                                        payable semi-annually in arrears on
                                        30th June and 30th December of each
                                        year, starting on 30th June 2004.

Conversion rights...................    The Notes may be converted into common
                                        shares only under the following
                                        circumstances:

                                        o  During any fiscal quarter commencing
                                           after 30th June 2004 and only during
                                           such fiscal quarter, if the closing
                                           sale price of one of CP Ships' common
                                           shares exceeds 120% of the conversion
                                           price for at least 20 trading days in
                                           the 30 trading day period ending on
                                           the last trading day of the preceding
                                           fiscal quarter;

                                        o  During the five business day period
                                           after any five consecutive trading
                                           day period, referred to as a
                                           measurement period, in which the
                                           trading price per Note for each day
                                           of such measurement period was less
                                           than 98% of the product of the
                                           closing sale price of one of CP
                                           Ships' common shares and the
                                           conversion rate for such date;
                                           provided, however, in certain
                                           circumstances described under
                                           "Description of Notes-- Conversion
                                           Rights-- Conversion Upon Satisfaction
                                           of Trading Price Condition",
                                           investors will receive common shares
                                           or cash, or a combination of common
                                           shares and cash, with a value equal
                                           to the principal amount of the Notes,
                                           plus accrued and unpaid interest and
                                           accrued and unpaid additional
                                           interest (as described below under
                                           "Description of Notes-- Registration
                                           Rights"), if any

                                        o  If the Notes have been called for
                                           redemption; or

                                        o  If CP Ships engages in specified
                                           corporate transactions described
                                           below under "Description of Notes --
                                           Conversion Rights -- Conversion Upon
                                           Specified Corporate Transactions".

                                        The Notes are initially convertible
                                        into 39.6542 common shares per $1,000
                                        principal amount of Notes. This rate
                                        results in an initial conversion price
                                        of approximately $25.22 per share. See
                                        "Description of Notes -- Conversion
                                        Rights." CP Ships may, in lieu of
                                        delivering its common shares upon
                                        conversion of all or a portion of the
                                        Notes, elect to pay cash or a
                                        combination of cash and common shares.
                                        The conversion rate may be adjusted for
                                        certain reasons, including for any cash
                                        dividend or distribution payable to all
                                        holders of CP Ships' common shares to
                                        the extent such cash dividend or
                                        distribution, together with any other
                                        cash dividend or distributions paid on
                                        CP Ships' common shares during the
                                        preceding 12 months, exceeds $0.16 per
                                        share (subject to adjustment). The
                                        conversion rate will not be adjusted
                                        for accrued and unpaid interest. Except
                                        as otherwise described in this
                                        prospectus, investors will not receive
                                        any payment representing accrued and
                                        unpaid interest upon conversion of a
                                        Note.

                                        For a description of CP Ships' common
                                        shares, see "Articles of Amalgamation
                                        and Description of Share Capital".

Ranking.............................    The Notes will be CP Ships' general
                                        unsecured senior subordinated
                                        obligations and will be subordinated in
                                        right of payment to all of CP Ships'
                                        existing and future senior indebtedness
                                        (including indebtedness to CP Ships'
                                        subsidiaries); structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of CP Ships' existing and future subsidiaries (other than indebtedness and other liabilities owed to CP Ships); equal in right of payment to any future senior subordinated indebtedness; and senior in right of payment to any future indebtedness that expressly provides that it is subordinated in right of payment to the Notes.

                                        In addition, the Notes will be
                                        effectively subordinated in right of
                                        payment to CP Ships' secured
                                        indebtedness to the extent of the
                                        security.

                                        As of 31st December 2003, CP
                                        Ships had approximately $507 million of
                                        balance sheet debt, including $291
                                        million of subordinated loans from its
                                        subsidiaries and had guaranteed a
                                        further $451 million of its
                                        subsidiaries' balance sheet debt
                                        obligations, and CP Ships' subsidiaries
                                        had balance sheet debt of approximately
                                        $797 million, including $342 million of
                                        loans from CP Ships. On a consolidated
                                        basis, substantially all of CP Ships'
                                        operating liabilities are incurred by
                                        its subsidiaries and therefore
                                        structurally senior to the Notes.
                                        Certain subsidiaries also provide
                                        guarantees in respect of the 10 3/8%
                                        Senior Notes. The indenture for the
                                        Notes does not restrict CP Ships or its
                                        subsidiaries from incurring additional
                                        debt or other liabilities.

Purchase of Notes at the option of      An investor may require CP Ships to
holder..............................    purchase all or a portion of the Notes
                                        it holds on 30th June 2009, 30th June
                                        2014 and 30th June 2019, at a purchase
                                        price equal to 100% of the principal
                                        amount of the Notes plus accrued and
                                        unpaid interest to, but excluding, the
                                        date of purchase. For more information
                                        about the purchase of the Notes by CP
                                        Ships at the option of the holder, see
                                        "Description of Notes -- Purchase at
                                        Option of the Holder".

Purchase of Notes at the option of      Upon a "fundamental change" or
holder upon certain designated          "termination of trading" (as defined
events..............................    under "Description of Notes -- Offer to
                                        Purchase at Option of the Holder Upon a
                                        Designated Event") CP Ships may be
                                        required to offer to purchase all
                                        outstanding Notes at a purchase price
                                        equal to 100% of their principal amount
                                        plus accrued and unpaid interest to, but excluding, the date of purchase.

CP Ships' optional redemption.......    CP Ships may redeem any of the Notes
                                        beginning 3rd July 2009 by giving
                                        investors at least 30 days' notice. CP
                                        Ships may redeem the Notes either in
                                        whole or in part at a redemption price
                                        of 100% of principal amount of the Notes plus accrued and unpaid interest to, but excluding, the redemption date.

Use of proceeds.....................    CP Ships will not receive any of the
                                        proceeds of the sale hereunder by
                                        selling security holders of the Notes or common shares. CP Ships received net proceeds of approximately $194 million from the sale of the Notes to the initial purchasers on 24th February
                                        2004, $190 million of which net proceeds were applied to reduce borrowings under revolving credit facilities and the balance of which were used for general corporate purposes.

Sinking fund........................    None

Additional amounts..................    All payments CP Ships makes with respect
                                        to the Notes will be made without
                                        withholding or deduction for taxes
                                        unless CP Ships is legally required to
                                        do so, in which case CP Ships will pay
                                        such additional amounts as may be
                                        necessary so that the net amount
                                        received by holders of the Notes (other
                                        than certain excluded holders) after
                                        such withholding or deduction will not
                                        be less than the amount that would have
                                        been received in the absence of such
                                        withholding or deduction. See
                                        "Description of Notes-- Additional
                                        Amounts".

Tax redemption......................    In the event that CP Ships has become or
                                        will become obligated to pay Additional
                                        Amounts, CP Ships may redeem, in whole
                                        but not in part, the Notes for a
                                        purchase price equal to 100% of the
                                        principal amount of the Notes plus
                                        accrued and unpaid interest to, but
                                        excluding, the redemption date. Upon CP
                                        Ships giving notice of redemption, a
                                        holder may elect not to have its Notes
                                        redeemed in which case such holder would not be entitled to receive the Additional Amounts. See "Description of
                                        Notes-- Redemption for Tax Reasons".

Governing law.......................    The indenture under which the Notes were
                                        issued and the Notes are governed by the laws of the State of New York.

Registration rights.................    At the time of the initial sale of the
                                        Notes, CP Ships entered into a
                                        registration rights agreement with the
                                        initial purchasers of the Notes pursuant to which CP Ships agreed to:

                                        o    file a shelf registration
                                             statement with the SEC covering
                                             resales of the Notes in the United
                                             States and the common shares
                                             issuable upon conversion of the
                                             Notes within 120 days after the
                                             closing date of the initial sale;

                                        o    use reasonable best efforts to
                                             have the shelf registration
                                             statement declared effective
                                             within 180 days of the closing
                                             date of the initial sale; and

                                        o    use reasonable best efforts to
                                             keep the shelf registration
                                             statement effective until the date
                                             there are no longer any
                                             outstanding registrable
                                             securities, as defined in
                                             "Description of Notes --
                                             Registration Rights".

                                        If CP Ships does not comply with these
                                        requirements or certain other covenants
                                        set forth in the registration rights
                                        agreement, CP Ships will be required to
                                        pay additional interest or liquidated
                                        damages, as the case may be, to holders
                                        of the Notes or common shares issued on
                                        the conversion of Notes. See
                                        "Description of Notes -- Registration
                                        Rights."

Transfer restrictions...............    Neither the Notes nor the common shares
                                        issuable upon conversion of the Notes
                                        have been qualified for distribution to
                                        the public in Canada and are therefore
                                        subject to restrictions on transfer.
                                        Additionally, the certificates
                                        evidencing the Notes and the common
                                        shares issued upon conversion of the
                                        Notes will bear a legend to the effect
                                        that, unless permitted under Canadian
                                        securities legislation, an investor may
                                        not trade, resell or otherwise transfer
                                        the Notes or the common shares issued
                                        upon conversion of the Notes in any
                                        province or territory of Canada or to
                                        any Canadian Person prior to 25th June
                                        2004. Following such date, the Notes and common shares issued upon conversion of the Notes will not generally be subject to any restriction on transfer under applicable Canadian provincial securities legislation.

Listing and trading.................    The Notes are eligible for trading on
                                        the PORTAL Market. CP Ships' common
                                        shares
                                        are listed on the NYSE and the
                                        TSX under the symbol "TEU".

Risk Factors........................    In analyzing an investment in the
                                        Securities offered hereby, prospective
                                        investors should carefully consider,
                                        along with other matters referred to and incorporated by reference in this prospectus, the information set forth under "Risk Factors".

For a more complete description of the terms of the Notes, see "Description of Notes". For a description of CP Ships' common shares, see "Articles of Amalgamation and Description of Share Capital".

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following tables set out certain consolidated financial and operating information for CP Ships as at the dates and for the periods indicated.

     The information shown below should be read in conjunction with CP Ships' audited consolidated financial statements as at 31st December 2003 and 2002 and for each of the years in the three-year period ended 31st December 2003 as well as the auditor's reports thereon and Notice to U.S. Readers contained therein and CP Ships' management's discussion and analysis of operating results and financial position for the year ended 31st December 2003, all of which are incorporated by reference herein. CP Ships' consolidated financial statements have been prepared in accordance with Canadian GAAP, which differ in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they affect CP Ships, see the notes to the consolidated financial statements incorporated by reference herein.

     Prior to 1st October 2001, CP Ships Holdings Inc. ("CPSHI") was the wholly-owned holding company of Canadian Pacific Limited's ("CPL") container shipping interests. On 1st October 2001, as part of a plan of arrangement (the "Plan of Arrangement") under the Canada Business Corporations Act, CPL distributed its interests in CPSHI to CP Ships, a newly created subsidiary company of CPL. CPL then distributed its investment in CP Ships to its common shareholders on the basis of one new common share in CP Ships for four old CPL common shares (the "Spin-off"). Where appropriate, share numbers in the financial statements and other financial information reflect the effect of this share consolidation applied retroactively. As both CPSHI and CP Ships were under the control of CPL at the time, the transactions have been accounted for in a manner similar to a pooling-of-interests and the historical financial information of CPSHI has become the historical financial information of CP Ships.

Consolidated Statements of Income Data (Canadian GAAP)

                                                                            Year ended 31st December
                                                                --------------------------------------------
                                                                  2001(1)             2002           2003
                                                                -----------       -----------     ----------
               ($ millions, except amounts per share,
                          presented in $)
          Revenue .......................................           2,646            2,687            3,136
          Expenses ......................................          (2,507)          (2,604)          (3,005)
                                                                   ------           ------           ------
          Operating income before exceptional items......             139               83              131
          Exceptional items .............................             (43)               2              (10)
                                                                   ------           ------           ------
          Operating income ..............................              96               85              121
          Interest income (expense), net ................              --              (23)             (36)
          Income tax expense ............................             (12)             (10)              (3)
          Minority interest .............................               1               --               --
          Goodwill charges(2) ...........................             (16)              --               --
                                                                   ------           ------           ------
          Net income ....................................              69               52               82
                                                                   ======           ======           ======
          Earnings per common share basic(3) ............          $ 0.83           $ 0.61           $ 0.91
          Earnings per common share diluted(3) ..........          $ 0.83           $ 0.60           $ 0.89
          Cash dividend declared per common share .......              --           $ 0.16           $ 0.16
          Cash dividend declared per preference share....          $17.69               --               --

Other Consolidated Data (Canadian GAAP)

                                                                            Year ended 31st December
                                                                  -----------------------------------------
                                                                    2001(1)          2002           2003
                                                                  -----------     -----------    ----------
                                                                     ($ millions, unless otherwise stated)

          Other financial information
          EBITDA (unaudited)(4): ..............................       213            176            250
          Rent expense under operating leases(5) ..............       458            365            362
          Capital expenditures(6) .............................       288            439            158
          Cash inflow (outflow) from
            Operations ........................................       190             84            150
            Financing activities ..............................       (42)           397            (82)
            Investing activities ..............................      (154)          (487)          (103)
          Ratio of earnings to fixed charges (unaudited)(7)....      1.60           1.50           1.61


                                                                            Year ended 31st December
                                                                -------------------------------------------
                                                                    2001              2002          2003
                                                                -----------       -----------    ----------

          Other unaudited operational data
          Volume (teu millions)................................      1.84           2.01           2.20
          Container fleet at the period end (teu 000s).........       345            413            443
          Number of ships employed at period end(8):
            Owned(9)...........................................        31             36             46
            Chartered..........................................        47             53             34
            Total..............................................        78             89             80


Consolidated Balance Sheet Data (Canadian GAAP)

                                                                              As at 31st December
                                                                -------------------------------------------
                                                                    2001              2002          2003
                                                                -----------       -----------    ----------
                                                                                 ($ millions)
          Cash and cash equivalents............................        116            110             75
          Accounts receivable (1)..............................        453            526            469
          Total assets (1).....................................      1,923          2,487          2,506
          Total debt...........................................        230            597            651
          Common share capital.................................        597            685            686
          Shareholders' equity (1).............................      1,096          1,225          1,314

________

(1) The 2001 financial statements have been revised. This follows a re-examination and correction of the accounting treatment for consent payments made in August 2001 to parties to the Montrose and Montclare ship leases to allow an efficient spin-off from CPL under the Plan of Arrangement. The costs were originally deferred and were being amortized over the expected lives of the ship leases. However, it has been determined that the consent payments should have been written off in 2001. The effect is to add $7 million to the 2001 exceptional charge for costs related to the spin-off which was part of a total $36 million exceptional charge. Previously reported 2001 net income has been reduced by $7 million and earnings per share by $0.09 per share.

(2) The impact of not amortizing goodwill for the year ended 31st December 2001 would have been to increase net income by $16 million and increase basic and diluted earnings per share by $0.20.

(3) Earnings per common share is calculated after deduction of preference dividends in the years ended 31st December 2003, 2002 and 2001 of $0, $0 and $3 million, respectively. Basic and diluted earnings per common share have been calculated using net income after deducting the preference shares dividend divided, by 89.8 million and 92.6 million shares, respectively, for the year ended 31st December 2003 and 84.8 million and 86.1 million shares, respectively, for the year ended 31st December 2002 and 79.3 million and 79.9 million shares, respectively, for the year ended 31st December 2001.

(4) EBITDA, as used in the offering memorandum, is defined as earnings before interest, tax, depreciation, amortization, exceptional items, goodwill charges and minority interest. EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with generally accepted accounting principles. EBITDA is presented as additional information because CP Ships believes that it is widely used in the container shipping industry as a measure to evaluate a company's operating performance and is a useful indicator of CP Ships' ability to meet its working capital, capital expenditures and debt service requirements. Because EBITDA is not calculated identically by all companies, the presentation may not be comparable to other similarly titled measures of other companies. CP Ships' discretionary use of funds depicted by EBITDA may be limited by working capital, capital expenditure and debt service requirements and by restrictions related to legal requirements, commitments and uncertainties. Exceptional items were: (i) charges of $43 million relating to the spin-off and restructuring in 2001, (ii) a credit of $2 million relating to the restructuring of the Company's organization and offices in 2002, and (iii) a charge of $10 million relating to organizational restructuring in Europe in the year ended 2003.

     The table below shows a reconciliation of net income to EBITDA.

                                                                  Year ended
                                                                31st December
                                                       -----------------------------
                                                          2001       2002     2003
                                                       ---------   --------  -------
                                                                ($ millions)
                   Net income.......................        69        52       82
                   Goodwill charges.................        16        --       --
                   Income tax expense...............        12        10        3
                   Interest expense, net............        --        23       36
                   Depreciation and amortization....        74        93      119
                   Minority interest................        (1)       --       --
                   Exceptional items................        43        (2)      10
                                                          ----      ----     ----
                   EBITDA...........................       213       176      250
                                                          ====      ====     ====

(5) The following table sets out rent expenses for operating leases for the periods indicated:

                                                   Year ended
                                                 31st December
                                        -----------------------------
                                           2001       2002     2003
                                        ---------   --------  -------
                                                 ($ millions)
                         Ships........     308        207       177
                         Containers...     132        131       153
                         Others.......      18         27        32
                                          ----       ----      ----
                         Total........     458        365       362
                                          ====       ====      ====

(6) Capital expenditures comprises cash paid in the period for additions to capital assets and deposits on ships, excluding capital leases. In the year ended 31st December 2003, CP Ships received a refund of $43 million for stage payments made from 2001 through 2003 as a result of the Spirit and Venture Leases.

(7) Ratio of earnings to fixed charges comprises earnings (including charges for goodwill and preference share dividends but excluding charges for minority interest) before income tax expense plus fixed charges as a multiple of the fixed charges. Fixed charges comprise interest expense on balance sheet debt and an estimate of interest included in operating lease rentals, being one-third of such rental expense net of estimated operating costs, such as for crew and certain repair and maintenance costs included in rentals under ship time charter agreements. They also include the preference stock dividend payments.

(8) The number of ships employed at the period end includes sub-charters to third parties and ships being repositioned.

(9) Owned ships includes indirectly owned ships, bare-boat charters and long-term time charters some of which may contain a purchase option.

                                  RISK FACTORS

     This section describes some, but not all, of the risks associated with an investment in CP Ships' securities. The order in which these risks are listed does not necessarily indicate their relative importance. Investors should carefully consider these risks in addition to the other information contained or incorporated by reference in this prospectus.

     If any event arising from these risks occurs, or an event occurs as a result of a risk that CP Ships has not yet identified or that CP Ships currently believes is immaterial, CP Ships' business, prospects, financial condition and results of operations could be materially adversely affected, and therefore the market price of CP Ships' securities, including the Notes and common shares, could decline.

Risks Relating to the Container Shipping Industry

The cyclical nature of the container shipping industry could have an adverse effect on business, and the duration and extent of the current upturn remain uncertain.

     Historically, the financial performance of the container shipping industry has been cyclical, experiencing volatility in profitability and asset values resulting from changes in the supply of, and demand for, container shipping services. The level of shipping capacity is a function of:

     o    the number of ships in the world fleet;

     o    their deployment;

     o    the delivery of new ships; and

     o    scrapping of older ships.

     The demand for container shipping services is influenced by, among other factors:

     o    global and regional economic conditions;

     o    currency exchange rates;

     o    the globalization of manufacturing;

     o    fluctuations in the levels of global and regional international trade;

     o    regulatory developments; and

     o    changes in sea-borne and other transportation patterns.

     Changes in the demand for container shipping services are difficult to predict and are a function of global economic activity. Increases in container shipping capacity result from new ships being built and delivered, to the extent that this is not offset by decommissioning of older ships. As at 31st December 2003, CP Ships believes that a record amount of new capacity from ship building is on order for delivery over the next three to four years. This new capacity represents approximately 40% of existing industry capacity.

     Decreases in demand or increases in container shipping capacity could lead to significantly lower freight rates, reduced volume or a combination of the two, which could have a material adverse effect on CP Ships' business, financial condition and results of operations.

CP Ships operates in a highly competitive industry and this competition may result in downward pressure on freight rates.

    The container shipping business is highly competitive and barriers to entry are relatively low, especially for existing container shipping companies ("carriers") wishing to enter, or expand their presence in, a market or trade lane. Carriers compete on many factors, including:

     o    price;

     o    frequency of service;

     o    transit time;

     o    port coverage;

     o    service reliability;

     o    container availability;

     o    inland operations;

     o    quality of customer service; and

     o    value added services and other customer requirements.

     Competition may result in downward pressure on freight rates and could have a material adverse effect on CP Ships' business, financial condition and results of operations. CP Ships experiences strong competition in its markets and trade lanes.

Fluctuations in ship charter rates may increase CP Ships' costs or reduce its competitiveness.

     A ship charter is the lease of a ship, usually for a specified period of time. In the ship charter market, charter rates often fluctuate sharply due to changes in the supply of, and demand for, container shipping services and container ships. Recently, charter rates have been increasing significantly. Carriers with a relatively high proportion of ships under short-term charters will experience significantly higher costs when they renew existing ship charter agreements. In addition, ship owners may seek to extend the term of ship charters on renewal in a market where higher charter rates prevail, and shorter duration charters may become less available. Conversely when charter rates are falling, carriers with a relatively large proportion of owned ships or ships under long-term charters can be placed at a competitive disadvantage to carriers who are able to renew existing ship charter agreements at significantly lower prices.

     Twenty-five chartered ships in CP Ships' fleet are due for renewal in 2004, and these charters are expected to be renewed at higher rates thereby increasing costs. Any further increase in charter rates would further increase CP Ships' costs. Such increases, unless they are able to be offset by higher freight rates, may have a material adverse effect on its business, financial condition and results of operations.

Increases in marine fuel prices may adversely affect results.

     In 2003, marine fuel accounted for approximately 10% of CP Ships' total expenses, net of adjustments for slot revenues and excluding depreciation. The cost of marine fuel is subject to many economic and political factors which are beyond CP Ships' control. An increase in the cost of marine fuel could adversely affect its results of operations and financial condition in the event that CP Ships is not able to increase freight rates or otherwise recover fuel cost increases from customers.

Changes in anti-trust immunities could adversely affect CP Ships.

     Certain types of agreements among carriers are exempted from anti-trust legislation in many countries. These exemptions are important to those carriers who have formed strategic global alliances as well as to other carriers, including CP Ships, primarily in respect of joint service, conference and rate discussion agreements. Recent legislative and case law developments in the United States, Canada, Europe and Australia have gradually eroded and narrowed such exemptions. In February 2002, the European Commission announced that it would study, and re-assess the justifications for the existing anti-trust exemptions. In April 2002, the Organisation for Economic Co-operation and Development published a report suggesting that member countries should seriously consider removing anti-trust exemptions for common pricing and rate discussion. The European Commission has initiated a consultation process involving public hearings. Additionally, three decisions issued by the European Court of First Instance on 28th February 2002 held that the immunities contained in the EC Reg. 4056/86 relating to certain rate fixing agreements apply only to port-to-port services, and do not permit fixing of tariffs for the inland leg of intermodal services. If any of such anti-trust exemptions were to be eliminated or significantly narrowed, it could materially adversely affect the container shipping industry and CP Ships' business, financial condition and results of operations.

Changes in environmental and other regulations could adversely affect CP Ships.

     CP Ships' operations are subject to a wide variety of international, national and local laws and regulations and international agreements, governing maritime operations, environmental protection, the management, transportation, discharge and release of hazardous substances and human health and safety, all of which may change at any time. CP Ships is required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although CP Ships has arranged insurance to cover certain environmental risks, there can be no assurance that such insurance will be sufficient to cover all such risks or that any claims will not have a material adverse effect on its business, financial condition and results of operations.

     In addition, CP Ships may incur additional costs in order to comply with existing and future environmental and other regulatory obligations, including costs relating to air emissions, maintenance and inspection, elimination of tin-based paint, development and implementation of emergency procedures and insurance coverage or other financial assurance of its ability to address pollution incidents. Such costs could have a material adverse effect on its business, financial condition and results of operations.

Labour interruptions could disrupt business.

     CP Ships' operations are reliant upon stevedores and other outside labour employed by third parties at all ports at which its ships call. Industrial action or other labour unrest could prevent or hinder CP Ships' operations from being carried out normally and could have a material adverse effect on its business, financial condition and results of operations if not resolved in a timely and cost effective manner.

Risk of loss and liability may be beyond insurance coverage.

     Maritime property and casualty losses may arise from a variety of causes, including adverse weather, collision, stranding, fire, mechanical failure, human error and spills or leaks resulting in pollution. Such cases may result in third party claims. In addition to such risks, the operation of ships may be affected by terrorist activity and political developments, as well as labour disputes, strikes, war and other causes. Any such event could result in direct losses and liabilities, loss of income or increased costs which could have a material adverse effect on CP Ships' business, financial condition and results of operations.

     In the event that claims or liabilities are assessed against CP Ships, its assets could be subject to attachment, seizure or other judicial processes. Although CP Ships carries insurance policies in an aggregate amount that it considers adequate, and also maintains arrangements to provide security and release from attachments, there can be no assurance that such insurance or arrangements would be sufficient to cover the cost of damages suffered from all such events or that it will be able to renew such insurance on commercially reasonable terms.

     As a result of the significant insurance losses incurred in the 11th September 2001 attacks and related concern regarding terrorist attacks, insurers have increased premiums and reduced or restricted coverage for terrorist losses generally. Accordingly, premiums payable by CP Ships for terrorist coverage have increased substantially and the level of terrorist coverage has been significantly reduced.

Increased inspection procedures, tighter import and export controls and new security regulations could increase costs and cause disruption of the business.

     International container shipping is subject to security and customs inspection and related procedures ("Inspection Procedures") in countries of origin, destination, and trans-shipment points. These Inspection Procedures can result in cargo seizure, delays in the loading, offloading, trans-shipment, or delivery of containers and the levying of customs duties, fines or other penalties against exporters or importers and, in some cases, carriers such as CP Ships.

     Since the events of 11th September 2001, U.S. and Canadian authorities have more than doubled container inspection rates to approximately 5% of all imported containers. Government investment in non-intrusive container scanning technology has grown and there is interest in electronic monitoring technology, including so-called "e-seals" and "smart" containers, that would enable remote, centralized monitoring of containers during shipment to identify tampering with or opening of the containers, along with potentially measuring other characteristics such as temperature, air pressure, motion, chemicals, biological agents and radiation.

     It is unclear what changes, if any, to the existing Inspection Procedures will ultimately be proposed or implemented, or how any such changes will affect the industry and CP Ships. It is possible that such changes could impose additional financial and legal obligations on CP Ships, including additional responsibility for inspecting and recording the contents of containers. Changes to the Inspection Procedures and container security could result in additional costs and obligations on carriers and may, in certain cases, render the shipment of certain types of goods by container uneconomical or impractical. Additional costs arising from current Inspection Procedures or future proposals may not be fully recoverable from customers through higher rates or security surcharges. Any such changes or developments may have a material adverse effect on CP Ships' business, financial condition and results of operations.

Risks Relating to CP Ships

CP Ships' future success depends on its ability to achieve and manage growth.

     A significant component of CP Ships' strategy is to expand its business both in the geographic areas and markets where it is currently focused and into new geographic areas and markets. CP Ships also intends to pursue selective acquisitions. CP Ships' future growth will depend upon a number of factors, both within and outside of its control, including its ability to do the following:

     o enhance service offerings in the regional markets that CP Ships already serves;

     o develop further services (by itself or in connection with other carriers) in markets where CP Ships' strengths will enhance its ability to succeed;

     o    establish a viable presence in strategic geographic areas;

     o identify potential acquisition candidates and secure acquisitions on favourable terms;

     o    integrate successfully any acquired business; and

     o    manage the expansion and obtain required financing.

     CP Ships may not be successful in any of the above and any expansion or acquisition may not be profitable. This could ultimately have a material adverse effect on its business, financial condition and results of operations.

     To the extent its operations continue to expand, CP Ships may need to increase the number of ships and containers in its fleet, the number of its employees and the scope of its operational and financial systems to handle increased volume, complexity and expanded geographic area of its operations. There can be no assurance that CP Ships will be able to obtain further ships and containers on a cost efficient basis or to retain and attract qualified management and employees or that its current operational and financial systems and controls will be adequate as it grows. This could ultimately have a material adverse effect on its business, financial condition and results of operations.

Sources of CP Ships' future financing are uncertain.

     CP Ships operates in a capital intensive industry that requires a substantial amount of capital and other long-term expenditures, including those relating to the purchase and construction of new ships by owner-operators like itself and by lessors. CP Ships expects to fund its commitments, other capital and operating expenses from a combination of the following:

     o    cash on hand;

     o    cash generated from operations;

     o    revolving credit facilities; and

     o    the capital markets, including proceeds from this offering.

     CP Ships is, and after the issuance of the Notes will remain, leveraged, which may require CP Ships to use a significant amount of cash to service its debt. This could impair the ability of CP Ships to make necessary capital expenditures, develop business opportunities or make acquisitions.

     CP Ships expects to have sufficient cash and/or committed financing to meet its obligations as they fall due. However, no assurance can be given that it will be able to generate sufficient cash from operations or obtain the necessary financing or that such financing will be at interest rates and on other terms that are favourable to it or consistent with its expectations. The inability to secure necessary financing may adversely affect its business, financial condition and results of operations.

Financing terms may restrict CP Ships' strategies and activities.

     In addition to the indenture under which the Notes were issued, CP Ships is party to a $525 million revolving credit facility, a $200 million 10 3/8% senior note indenture, capital leases for the two container ships Canmar Venture and Canmar Spirit, a container sale and leaseback transaction, a loan secured on four Pacific Class Vessels, and certain other financing transactions.

     The terms of these financings include covenants that require CP Ships to meet certain financial tests and that restrict CP Ships' ability to:

     o    incur additional debt;

     o    create liens or other encumbrances;

     o    commit to additional lease obligations;

     o    acquire other businesses;

     o    sell or otherwise dispose of assets;

     o    lend surplus funds between group companies;

     o    make certain payments and investments;

     o    pay dividends; and

     o    merge or consolidate with other entities in certain circumstances.

     These restrictions may affect CP Ships' growth, expansion into target markets, pursuit of selective acquisitions and ability to plan for and react to changes in its business. These restrictions could have a material adverse effect on CP Ships' business, financial condition and results of operations.

Change of control restrictions and other agreements may put CP Ships in default under existing arrangements and force it to repurchase the 10 3/8% Senior Notes.

     Under the revolving credit facility and the Spirit and Venture Leases, if CP Ships ceases to be listed on the TSX or the NYSE (or any other approved stock exchange) or any person or group acquires more than 25% of the outstanding common shares of CP Ships, this will constitute an event of default under such facilities which, unless waived by the lenders, will require the repayment of all principal and interest owing under such facilities. The Company's revolving credit facility, the Spirit and Venture Leases, the 10 3/8% Senior Notes (as described below), and certain other indebtedness or other obligations contain cross-default provisions that would be triggered by a default under indebtedness for money borrowed having an aggregate principal amount of $15 million ($20 million in the case of the 10 3/8% Senior Notes).

     Under the terms of CP Ships' 10 3/8% Senior Notes, if any person or group acquires 50% or more of the common shares of CP Ships or any other voting shares that may be issued by CP Ships, or if CP Ships consummates certain specific merger or consolidation transactions or sells substantially all of its assets, or the majority of the Board of CP Ships is replaced during any consecutive two-year period and, within 90 days of such event, the credit rating of the 10 3/8% Senior Notes is downgraded by Standard & Poor's, a division of the McGraw-Hill Companies, Inc.("S&P") and Moody's Investors Service, Inc. ("Moody's"), CP Ships will be required to make an offer to purchase all of the outstanding 10 3/8% Senior Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     In connection with the Spin-off of CP Ships from Canadian Pacific Limited, CP Ships and other parties entered into the Plan of Arrangement under which CP Ships agreed not to take any action or enter into any transaction (which could include certain transactions involving a change of control of CP Ships) that could cause the Spin-off to be taxed in a manner inconsistent with the tax rulings obtained from the Canadian and U.S. revenue authorities in connection with the Spin-off. In the event that CP Ships intends to take any action or enter into any such transaction that could have such effect, it will, as required under the arrangement agreement, first obtain (i) a supplemental tax ruling or an opinion from an accounting or law firm confirming that such transaction will not cause the Spin-off to be taxed in such different manner and
(ii) on or prior to 3rd July 2004, the consent of each of the four other companies involved in the Spin-off.

     The terms of the revolving credit facility, the Spirit and Venture Leases, the 10 3/8% Senior Notes and the Plan of Arrangement which are, or may be, affected by a transaction involving a change of control, could delay an acquisition of control or make any such transaction more difficult or costly. In addition, if a change of control occurs, there can be no assurance that CP Ships will have sufficient funds or that it will be able to obtain enough funds on reasonable terms to repay its existing or future financing or that it will be able to obtain consents to such change of control from the lenders or other holders of such financing on terms which CP Ships would find acceptable.

Increases in interest rates may materially impact results.

     A majority of CP Ships' debt is at floating rates of interest. Borrowings under the revolving credit facility and the Spirit and Venture Leases are floating rate obligations, and CP Ships has also swapped the fixed rate on the 10 3/8% Senior Notes to a floating rate. To reduce its exposure to interest rate fluctuations, CP Ships may decide to swap these floating rate obligations into fixed rates or otherwise undertake hedges. Unless it fully hedges its interest rate exposure, it will be exposed to interest rate risk resulting from fluctuations in the relevant reference rates. Any such increase in interest expense may have a material adverse effect on CP Ships' business, financial condition and results of operations. Furthermore, if CP Ships decides to enter into agreements to hedge its interest rate risk, there can be no assurance that it will be able to do so on commercially reasonable terms or that these agreements, if entered into, will protect it fully against its interest rate risk.

Fluctuations in currency exchange rates could adversely affect results.

     CP Ships' revenue is denominated primarily in U.S. dollars, but it is exposed to currency exchange risk through local operating costs denominated in other currencies. The most significant exposures are in euros, Canadian dollars and GB Pounds Sterling. CP Ships may continue to expand its operations internationally and its exposure to fluctuations in the exchange rate between the U.S. dollar and other currencies may increase. Depreciation of the U.S. dollar generally, and in particular in relation to the euro, Canadian dollar and GB pound sterling, could affect trade flows and increase, in U.S. dollar terms, CP Ships' costs and expenses denominated in other currencies. Further fluctuations could adversely affect CP Ships' business, financial condition and results of operations. Although certain agreements to hedge some of its exchange rate exposure have been entered into, there can be no assurance that CP Ships will continue to be able to enter into such agreements on commercially reasonable terms or that these agreements will protect it fully against its exchange rate risk. Accordingly, there can be no assurance that future exchange rate fluctuations between certain other currencies and the U.S. dollar will not have a material adverse effect on CP Ships' business, financial condition and results of operations.

Failure to achieve operating efficiencies could adversely affect growth and competitiveness.

     CP Ships continually reviews the structure and organization of its operations. It implements annual cost savings programs under which it seeks to improve efficiency and reduce costs. CP Ships plans to achieve additional cost savings through the continued rationalization of ship schedules, ship charter renewals, renegotiation of terms with suppliers, organizational changes and other operational actions.

     CP Ships' ability to achieve cost reductions depends in part on factors beyond its control, and no assurance can be given that it will be able to achieve the expected synergies and cost savings. If it fails to achieve cost savings, this could have a material adverse effect on its business, financial condition and results of operations.

The Company's business is subject to global political and economic risks.

     CP Ships operates in various countries around the world and is exposed to the risks of political unrest, war, acts of terrorism and other instability which can result in disruption to its business or the business of its customers, seizure of or damage to its assets and delays in loading or unloading. Any of the foregoing could have a material adverse effect on its business, financial condition and results of operations.

An increase in tax rates or change in tax residency or tax status could adversely affect CP Ships.

     CP Ships is subject to a low effective rate of tax on its income as many of its operating companies reside in low tax jurisdictions or are subject to special tax regimes. In the United States, its activities are substantially exempt from federal income tax although the precise scope of this exemption is uncertain under recently finalized tax regulations.

    In the United Kingdom, CP Ships' principal tax-paying subsidiary is taxed under a tonnage tax regime based on the tonnage of ships in its fleet rather than income earned by the company.

     There can be no assurance that the tax laws and the tax authorities' practices will not change or that future income tax rates and payments will not increase significantly and reduce profits. Such changes or increases could materially adversely affect CP Ships' business, financial condition and results of operations.

     CP Ships believes that it is resident solely in Canada for income tax purposes and intends to take all necessary steps to remain so. CP Ships' tax residency is, however, affected by a number of factors, some of which are outside its control, including the application and interpretation of relevant tax laws and treaties. If CP Ships were to cease to be tax resident in Canada, it would be liable to pay additional Canadian taxes, including but not limited to capital gains tax based on the difference between the fair market value and tax cost of its assets at the relevant time. If CP Ships were to pay such taxes this would have a material adverse effect on CP Ships' business, financial condition and results of operations. In addition, CP Ships may be obliged to make indemnification payments under the Plan of Arrangement if its ceasing to be Canadian tax resident caused the spin-off to be taxed in a manner inconsistent with the tax rulings obtained from the Canadian and United States revenue authorities in connection with the spin-off. If such indemnification payments were to become due, this may have an adverse effect on CP Ships. Further, the tax consequences to holders of the Notes would generally be different if CP Ships were not resident in Canada.

     CP Ships owns 100% of the voting shares of Linea Maritima Mexicana, S.A. de C.V., a Mexican company ("Mexicana Lines Limited"), which acts as a commercial agent for a number of other companies not resident in Mexico. Because Mexicana Lines Limited exports commission-related services, CP Ships believes that Mexicana Lines Limited is entitled to pay value added tax ("VAT") at a 0% rate to the Administracion Central Juridico Internacional y de Normatividad de Grandes Contribuyentes (the "Mexican Administrative Tax Service"). Consistent with this view, Mexicana Lines Limited has claimed back, and historically the Mexican Administrative Tax Service has refunded, all VAT paid by Mexicana Lines Limited. During 2003, the Mexican Administrative Tax Service stopped refunding VAT paid by Mexicana Lines Limited. Mexicana Lines Limited has submitted a request to the Mexican Administrative Tax Service that the VAT withheld to date be refunded, and that it confirm that the Mexican Administrative Tax Service will resume VAT refunds for future periods.

     The Mexican Administrative Tax Service has notified Mexicana Lines Limited that it is reviewing its status as a commercial agent exporting commission-related services. In addition to withholding the VAT refund, the Mexican Administrative Tax Service may seek to require Mexicana Lines Limited to repay the VAT refunds it has already received. Although CP Ships believes that Mexicana Lines Limited is entitled to these refunds and that the risk of either having to pay these refunds or losing the 0% VAT rating is remote, there can be no assurance that Mexicana Lines Limited will be successful in causing the Mexican Administrative Tax Service to resume the payment of these VAT refunds. If Mexicana Lines Limited is either not able to continue to receive VAT refunds, or required to repay VAT refunds already received, this may adversely affect CP Ships' business, financial condition and results of operations.

Seasonality may impact business and financial condition.

     CP Ships' business is seasonal due to the effects of holidays (such as for consumer goods), crop cycles (for agricultural products) and other factors. Some of its costs are fixed and cannot be readily adjusted for such changes in seasonality. Although peak shipping periods differ in some of the markets in which it operates, revenue and operating income have historically been lower during its first quarter. There can be no assurance that future seasonality in revenue, operating income and working capital requirements will not have a material adverse effect on CP Ships' business, financial condition and results of operations.

Investors may have difficulty bringing actions or enforcing judgments for United States and Canadian securities law liabilities.

     CP Ships is a Canadian company and a number of its directors and officers are not resident in the United States or Canada. In addition, a majority of its assets are located outside of the United States and Canada. As a result, it may be difficult for holders of Notes to rely upon United States federal or state or Canadian provincial securities laws to effect service of process within the United States or Canada on CP Ships or its directors and officers. Holders may also find it difficult to enforce, both in and outside the United States and Canada, judgments obtained in United States or Canadian courts' against CP Ships or its directors and officers based upon the civil liability provisions of U.S. or Canadian securities laws. In addition, it may be difficult for holders to bring an original action outside of the United States or Canada against CP Ships or its directors or officers to enforce liabilities based upon U.S. or Canadian securities laws.

Risks Relating to the Notes

The Notes are unsecured and are contractually subordinated to CP Ships' existing and future senior indebtedness, and CP Ships' corporate structure results in the structural subordination of the Notes to all indebtedness and other liabilities of CP Ships' subsidiaries. CP Ships depends upon cash from its subsidiaries to service its debt.

     The Notes are unsecured subordinated obligations of CP Ships. Payments to holders under the Notes will be made after payment of all existing and future senior debt of CP Ships and senior and secured debt of its subsidiaries. As a result, in a winding up, all payments on the Notes will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of CP Ships' creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of CP Ships' creditors, in the manner provided in the subordinated debt indenture.

     CP Ships is a holding company that conducts all of its business activities through its subsidiaries. As a result, CP Ships is dependent on the cash flow of its subsidiaries to meet its obligations, including the payment of interest and principal on the Notes. CP Ships' subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under the Notes or to make any funds available for such payment. If CP Ships does not receive cash distributions, dividends or other payments from its subsidiaries, CP Ships may not be able to pay the principal or interest on the Notes or dividends on the common shares issuable upon conversion of the Notes. In addition, the payment of dividends, the making of loans, advances or other payments to CP Ships by its subsidiaries may be limited, among other things, by statutory or contractual restrictions, including those under current or future indebtedness.

     Because of CP Ships' corporate structure, payment of the Notes will be structurally subordinated to all existing and future liabilities, including trade payables, of CP Ships' subsidiaries. None of CP Ships' subsidiaries will be direct obligors on or guarantors of the Notes. Any right of CP Ships to receive assets of any of its subsidiaries upon liquidation or reorganization of any such subsidiary (and the consequent right of holders of the Notes to participate in the distribution or realize proceeds from those assets) will come after the claims of the creditors of any such subsidiary (including trade creditors and holders of any indebtedness of such subsidiary) except if and to the extent CP Ships is itself a creditor of such subsidiary.

Canadian bankruptcy and insolvency laws may impair the enforcement of remedies under the Notes.

     The rights of the holders of Notes and of the trustee who represents the holders of the Notes to enforce remedies are likely to be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to CP Ships. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors affected thereby. Such a restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and if approved by the relevant Canadian court, would affect creditors within any such class who may not otherwise be willing to accept it. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument.

     It is possible that CP Ships could be subject to insolvency proceedings in other jurisdictions in which it operates. The insolvency laws of these jurisdictions may differ from Canadian insolvency laws.

The Company's ability to purchase the Notes with cash at the option of an investor or upon a designated event may be limited.

     On 30th June 2009, 30th June 2014 and 30th June 2019 or in the event of a "designated event" under the indenture governing the Notes, holders may require CP Ships to repurchase their Notes at 100% of the principal amount of the Notes, plus accrued unpaid interest. CP Ships cannot assure investors that, if required, it would have sufficient cash or other financial resources at that time or would be able to arrange financing to pay the purchase price of the Notes in cash. CP Ships' ability to purchase the Notes in that event may be limited by law, by the indenture governing the Notes, by the terms of other agreements relating to its debt and by indebtedness and agreements that CP Ships may enter into in the future which may replace, supplement or amend its existing or future debt. In addition, certain of CP Ships' debt obligations contain provisions that would prohibit CP Ships' purchase of the Notes pursuant to this provision without consent of the lenders under such debt obligations. If a holder elects to require CP Ships to purchase the Notes at a time when CP Ships is prohibited from purchasing Notes, CP Ships could seek consent to purchase the Notes under the relevant debt obligations, or attempt to refinance this debt. If CP Ships does not obtain such consent, CP Ships would not be permitted to purchase the notes. CP Ships' failure to purchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of its other indebtedness.

The conversion feature of the Notes could result in investors receiving less than the value of the common shares into which a Note is convertible.

     The Notes are convertible into common shares of CP Ships only if specified conditions are met. If the specified conditions for conversion are not met, investors will not be able to convert the Notes, and investors may not be able to receive the value of the common shares into which the Notes would otherwise be convertible.

There are regulatory restrictions on an investor's ability to resell the Notes and the common shares issuable upon conversion of the Notes.

     Unless the Notes and the common shares issued upon conversion of the Notes are sold pursuant to the shelf registration statement of which this prospectus is a part, holders may transfer or resell the Notes or the common shares only in a transaction exempt from registration under the Securities Act and applicable U.S. state securities laws; in any event, a sale of Notes or common shares must be exempt from the prospectus requirements of applicable Canadian securities laws. Although CP Ships is obligated to register resales of the Notes and the common shares issuable upon the conversion of the Notes under the Securities Act for a limited period, no assurance can be given as to the ability of holders to sell their Notes or the common shares issuable upon conversion of the Notes. Although CP Ships is required to register resales of the Notes and the common shares issuable upon conversion of the Notes, the registration statement may not be available to holders at all times. In addition, selling security holders may be subject to certain restrictions and potential liability under the Securities Act.

     In addition, the Notes and the common shares issuable upon conversion of the Notes are subject to resale restrictions in Canada and may not be transferred or resold to Canadian residents or traded in any province or territory of Canada except in compliance with applicable exemptions from the requirement to prepare a prospectus.

Absence of a public market for the Notes could cause investors in the Notes to be unable to resell them for an extended period of time.

     The initial issuance of Notes constituted a new issue of securities for which there was not an established trading market. CP Ships was informed by Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Citigroup Global Markets Inc., DnB NOR Markets, Inc. and Scotia Capital (USA) Inc. (the "initial purchasers") that they intended to make a market in the Notes after the offering was completed. The initial purchasers may not have commenced market-making and/or may cease their market-making at any time without notice. Although the notes are designated for trading on the PORTAL Market, CP Ships cannot provide any assurance that an active trading market for the Notes has developed or will develop or, if such market develops, how liquid it will be.

     If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling, or an inability to sell, the Notes. If a market for the Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, the price of CP Ships' common shares into which the Notes are convertible, prevailing interest rates, CP Ships' operating results and the market for similar securities. Depending on the price of CP Ships' common shares into which the Notes are convertible, prevailing interest rates, the market for similar securities and other factors, including CP Ships' financial condition, the Notes may trade at a discount from their principal amount.

CP Ships' common share price may experience substantial volatility, which may affect an investor's ability to sell common shares of CP Ships at an advantageous price and could impact the market value of the Notes.

     The market price of common shares of CP Ships has been and may continue to be volatile. For example, the closing price of common shares of CP Ships on the NYSE has fluctuated during the past twelve months between $11.71 per share (during the first quarter 2003) and $22.29 per share (during the third quarter
2003) and may continue to fluctuate. The volatility may affect an investor's ability to sell common shares of CP Ships at an advantageous price. Additionally, there may be greater volatility in the market price of the Notes than would be expected for nonconvertible debt securities. Market price fluctuations in common shares of CP Ships may be due to acquisitions, dispositions or other material public announcements, along with a variety of additional factors including, without limitation, those set forth under "Forward-Looking Statements". In addition, stock markets in general, including the NYSE and the TSX, recently have experienced extreme price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in companies' operating performance. These broad market fluctuations may adversely affect the market prices of the Notes and common shares.

CP Ships has a shareholder rights plan containing provisions that may delay or prevent a change in control.

     The existence of CP Ships' shareholder rights plan, which contains provisions allowing shareholders to acquire additional common shares at one-half of their then-market price in the event of a person becoming the beneficial owner of 20% or more of CP Ships' shares other than through a permitted bid, could have the effect of delaying or preventing a change in control of CP Ships, even if the change in control would be beneficial to CP Ships' shareholders. In addition, the shareholder rights plan could dissuade a potential bidder from making a bid.


                                 USE OF PROCEEDS

     CP Ships will not receive any of the proceeds of the sale hereunder by selling security holders of the Notes or common shares issued upon conversion of the Notes. CP Ships received net proceeds of approximately $194 million from the sale of the Notes to the initial purchasers on 24th February 2004, $190 million of which net proceeds were applied to reduce borrowings under revolving credit facilities and the balance of which were used for general corporate purposes.

     The estimated net proceeds of the sale of Securities to be received by selling security holders, and their use, will be specified in the prospectus supplement relating to the offering of such Securities.


                                 CAPITALIZATION

     The following table shows the consolidated capitalization of CP Ships as at 31st December 2003 and on an as adjusted basis to give effect as at 31st December 2003 to the offering of the Notes and the application of the net proceeds of the offering of Notes to reduce CP Ships' borrowings under its revolving credit facilities. Since 31st December 2003, there has been no material change in the consolidated capitalization of CP Ships other than as described in this prospectus.

                                                                       As at 31st December
                                                                               2003
                                                                     -------------------------
                                                                     Actual        As Adjusted
                                                                     -------------------------
                                                                                   (unaudited)
                                                                            ($ millions)
              Cash and cash equivalents......................            75              79
                                                                      -----           -----
              Debt due within one year
                Debt due within one year.....................            19              19
                                                                      -----           -----
              Debt due after one year
                Revolving credit facilities(1)...............           275              85(2)
                Pacific Class Vessel loan(3).................            30              30
                Convertible notes offered hereby(4)(5).......            --             170


                                       24

                10 3/8% Senior Notes due 2012(6).............           196             196
                Capital leases(7)............................           131             131
                                                                      -----           -----
                   Sub-total.................................           632             612
                                                                      -----           -----
                     Total debt..............................           651             631
                                                                      -----           -----
              Shareholders' equity
                Common share capital.........................           686             686
                Equity component of convertible notes(5).....            --              29
                Contributed surplus..........................             7               7
                Cumulative foreign currency translation
                adjustments..................................             6               6
                Retained earnings............................           615             615
                                                                      -----           -----
                   Total shareholders' equity................         1,314           1,343
                                                                      -----           -----
                     Total Capitalization....................         1,965           1,974
                                                                      =====           =====

____________

(1) Consists of borrowings under the $175 million revolving credit facility and the $350 million revolving credit facility, which facilities were cancelled on 31st March 2004 and 25th March 2004, respectively, and replaced by the $525 million revolving credit facility (the "$525 Million Facility"). On 31st March 2004, $75 million was drawn under the $525 Million Facility. Borrowings under the $525 Million Facility are secured on ships and guaranteed by CP Ships and certain of its direct and indirect wholly-owned subsidiaries.

(2) CP Ships used $190 million of the net proceeds of the offering of Notes of approximately $194 million to reduce borrowings under CP Ships' revolving credit facilities. See "Use of Proceeds".

(3) The Pacific Class Vessel loan consists of $37 million repayable up to 2008, of which $7 million is due within one year.

(4) The Notes will be subordinated in right of payment to all of CP Ships' existing and future senior indebtedness, structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of CP Ships' existing and future subsidiaries, equal in right of payment to any future senior subordinated indebtedness, and senior in right of payment to any future indebtedness that expressly provides that it is subordinated in right of payment to the Notes.

(5) Under U.S. GAAP, the Notes would be classified entirely within long-term liabilities. Under Canadian GAAP, the debt component of the Notes was determined by discounting the face value of the debt for a five year period at an estimated market rate of interest for a nonconvertible subordinated obligation having comparable terms and the amount was determined to be $170 million, The difference between the principal amount of the Notes of $200 million and the $170 million has been classified as the equity component of the Notes net of costs. The principal amount of the Notes will accrete to $200 million over a five year period.

(6) The 10 3/8% Senior Notes are senior unsecured obligations of CP Ships, guaranteed by certain indirect wholly-owned subsidiaries, and rank pari passu with all other senior unsecured indebtedness of CP Ships and such subsidiaries.

(7) Capital leases consist of (i) the Spirit and Venture Leases of $118 million, of which $2 million is due within one year, and (ii) other capital lease obligations of $25 million, of which $10 million is due within one year.

                    PRICE RANGE OF COMMON SHARES OF CP SHIPS

     Common shares of CP Ships are listed on the NYSE and the TSX under the symbol "TEU". The following table sets forth, for the periods indicated, the high and low closing prices of common shares of CP Ships as reported on the NYSE and the TSX.

                                                                       NYSE ($)        TSX (Cdn$)
                                                                     -----------     ------------
                                                                     High    Low     High     Low
                                                                     ----    ---     ----     ---
              2001
              Fourth quarter (from 3rd October)...............      11.22    7.15    17.70   11.15
              2002
              First quarter...................................      12.16   10.27    19.28   16.50
              Second quarter..................................      12.09    9.68    19.35   15.20
              Third quarter...................................      12.05    9.01    19.15   14.10
              Fourth quarter..................................      13.94   10.32    21.63   16.46
              2003
              First quarter...................................      15.04   11.71    23.00   17.32
              Second quarter..................................      16.84   13.04    22.95   19.18
              Third quarter...................................      22.29   16.17    30.35   22.21
              Fourth quarter..................................      22.28   18.87    29.58   24.37
              2004
              First quarter ..................................      21.58   16.05    27.80   21.48
              Second quarter (through 5th April 2004).........      17.75   16.92    23.34   22.20

     On 5th April 2004, the closing price of common shares of CP Ships was $17.75 per share on the NYSE and Cdn$23.34 per share on the TSX.


                                 DIVIDEND POLICY

     On 5th February 2004, CP Ships' Board of Directors declared a dividend for the fourth quarter of 2003 of $0.04 per common share (approximately $3.6 million in aggregate), which was paid on 2nd March 2004.

     The Board of Directors determines the amount of the quarterly dividends based on its view of anticipated net income and in accordance with CP Ships' capital expenditure and working capital needs as well as its strategic spending plans. Should the Board's view change, the amount of the dividend could be increased, decreased or eliminated entirely.

     The Board of Directors is under no obligation to declare dividends and the declaration of dividends is wholly within its discretion. Restrictions under CP Ships' existing or future financing agreements and the provisions of applicable law preclude, or may preclude, the payment of dividends in certain circumstances.


                                EARNINGS COVERAGE

     The earnings coverage set out below has been prepared and included in this prospectus in accordance with Canadian disclosure requirements and is based on CP Ships' audited consolidated financial statements as at 31st December 2003 incorporated by reference in this prospectus.

     The annual interest requirements on CP Ships' long-term debt, using applicable interest rates, after giving effect to the issuance of the Notes amounts to $38.5 million for the twelve months ended 31st December 2003. CP Ships' net income before interest expense and income taxes for that period was $124 million which is 3.22 times CP Ships' interest requirement for the period.

                              DESCRIPTION OF NOTES

The Notes were issued on 24th February 2004 under an indenture entered into between CP Ships and The Bank of New York, as trustee. The following statements are subject to the detailed provisions of the indenture and are qualified in their entirety by reference to the indenture. CP Ships will provide copies of the indenture to prospective investors upon request, and it is also available for inspection at the office of the trustee.

General

     The Notes are limited to $200 million aggregate principal amount. Under the indenture, CP Ships may, without the consent of the holders of the Notes, issue additional notes from time to time in the future with the same terms and the same CUSIP numbers as the Notes ("Additional Notes") in an unlimited principal amount, provided that such Additional Notes must be part of the same issue as the Notes for United States federal income tax purposes. The Notes and any Additional Notes CP Ships may issue in the future will constitute a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for the holders of the Notes to vote or take any action, the Notes and any Additional Notes that CP Ships may issue will vote or take that action as a single class.

     Interest on the Notes is payable semi-annually on 30th June and 30th December of each year, with the first interest payment to be made on 30th June 2004, at the rate of 4% per annum, to the persons who are registered holders of the Notes at the close of business on the preceding 15th June and 15th December, respectively. The Notes are convertible into CP Ships' common shares as described under "-- Conversion Rights". Unless previously redeemed, converted or purchased by CP Ships, the Notes will mature on 30th June 2024. The Notes are payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by CP Ships for such purpose, in the Borough of Manhattan, The City of New York.

     Interest on the Notes will be computed using a 360-day year comprising twelve 30-day months. If any date for the payment of interest or additional interest, if any, is not a business day, then the applicable payment will be postponed to the next succeeding business day. If the stated maturity date, redemption date or purchase date of a Note is not a business day, the required payment of interest, if any, and principal will be made on the next succeeding business day, and no interest will accrue for the period from and after the stated maturity date, redemption date or purchase date to such next succeeding business day.

     The Notes were issued without coupons in denominations of $1,000 and integral multiples thereof.

     Holders may present for conversion any Notes that have become eligible for conversion at the office of the conversion agent, and may present Notes for registration of transfer at the office of the trustee.

     The indenture will not restrict CP Ships or CP Ships' subsidiaries from incurring additional debt or other liabilities. In addition, neither CP Ships nor any of CP Ships' subsidiaries are restricted under the indenture from paying dividends or issuing or repurchasing CP Ships' securities. The indenture does not require CP Ships to maintain any sinking fund or other reserves for repayment of the Notes.

     The Notes are not subject to defeasance or covenant defeasance.

Subordination

     The Notes are CP Ships' unsecured senior subordinated obligations and are subordinated in right of payment to all of CP Ships' existing and future senior indebtedness (as defined below); structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of CP Ships' existing and future subsidiaries (other than indebtedness and other liabilities owed to CP Ships); equal in right of payment to any future senior subordinated indebtedness; and senior in right of payment to any future indebtedness that expressly provides that it is subordinated in right of payment to the Notes. In addition, the Notes are effectively subordinated in right of payment to CP Ships' secured indebtedness, to the extent of the security.

     If payment of the Notes is accelerated because of an event of default, CP Ships will be required to promptly notify the holders of senior indebtedness.

     Upon any distribution to its creditors in a liquidation or dissolution of CP Ships or in a bankruptcy, liquidation, insolvency, receivership or similar proceeding relating to CP Ships, any assignment for the benefit of creditors or any marshalling of CP Ships' assets and liabilities, the holders of senior indebtedness would be entitled to receive payment in full in cash of all obligations due in respect of such senior indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable senior indebtedness, whether or not a claim for such interest would be allowed) before the holders of the Notes will be entitled to receive any payment with respect to the Notes.

     As a result of these subordination provisions, in the event of CP Ships' bankruptcy, dissolution, liquidation, insolvency, reorganization, receivership or assignment for the benefit of creditors, holders of senior indebtedness may recover more, rateably, and holders of the Notes may recover less, rateably, than CP Ships' other creditors.

     CP Ships also may not make any payment with respect to the Notes if:

     o a default in the payment of senior indebtedness occurs and continues beyond any grace period;

     o any other default occurs and continues with respect to designated senior indebtedness that permits holders of designated senior indebtedness or their representatives to accelerate its maturity, and the trustee receives a payment blockage notice from the holders of designated senior indebtedness or their representatives; or

     o any judicial proceeding shall be pending with respect to any default of senior indebtedness.

     CP Ships may and shall resume payments with respect to the Notes on:

     o in the case of a payment default, the date on which such default is cured or waived; and

     o in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 calendar days after the receipt of the payment blockage notice.

     No new period of payment blockage pursuant to a payment blockage notice may start unless 360 calendar days have elapsed since the effectiveness of the prior payment blockage notice.

     No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice.

     The subordination provisions will not prevent the occurrence of any event of default under the indenture or the acceleration of the maturity of the Notes following any event of default in accordance with the procedures set out in the indenture.

     If the trustee, the payment agent or any holder receives any payment or distribution of assets in contravention of these subordination provisions before all senior indebtedness is paid in full in cash, then such payment or distribution will be held in trust for the holders of senior indebtedness to the extent necessary to make payment in full in cash of all unpaid senior indebtedness. Upon the proper written request of the holders of senior indebtedness, the trustee shall deliver the amounts in trust to the holders of senior indebtedness.

     The Notes are obligations exclusively of CP Ships. Since substantially all of CP Ships' operations are conducted through subsidiaries, CP Ships' cash flow and CP Ships' ability to service debt, including the Notes, are dependent in part upon the earnings of CP Ships' subsidiaries and distribution of those earnings to CP Ships, or upon loans or other payments of funds by those subsidiaries to CP Ships. The payment of dividends and the making of loans by CP Ships' subsidiaries may be subject to statutory or contractual restrictions and are dependent upon the earnings of those subsidiaries. Consequently, the right of the holders of the Notes to participate in those assets will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of CP Ships' subsidiaries (other than indebtedness and other liabilities owed to CP Ships).

     As of 31st December 2003, CP Ships had approximately $507 million of balance sheet debt, including $291 million of subordinated loans from its subsidiaries and had guaranteed a further $451 million of its subsidiaries' balance sheet debt obligations, and CP Ships' subsidiaries had balance sheet debt of approximately $797 million, including $342 million of loans from CP Ships. On a consolidated basis, substantially all of CP Ships' operating liabilities are incurred at its subsidiaries and are therefore structurally senior to the Notes. Certain subsidiaries also provide guarantees in respect of the 10 3/8% Senior Notes. The indenture for the Notes does not restrict CP Ships or its current or future subsidiaries from incurring additional debt or other liabilities. Such indebtedness or liabilities may be substantial.

     "designated senior indebtedness" means the Container Sale and Leaseback and the Venture and Spirit Leases (in each case, as defined below under "Description of Indebtedness and Other Obligations") and any other senior indebtedness that expressly provides that it is "designated senior indebtedness", including the $525 Million Facility.

     "senior indebtedness" means the principal of, and premium, if any, and interest (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable senior indebtedness, whether or not a claim for such interest would be allowed), on all of CP Ships' indebtedness, whether outstanding on the issuance date or thereafter incurred; provided, however, that senior indebtedness will not include:

     (1)  indebtedness evidenced by the Notes;

     (2) indebtedness to any of CP Ships' subsidiaries, except (a) indebtedness existing at the date of the indenture, (b) additional indebtedness in an aggregate amount of $50 million, (c) indebtedness incurred for the purpose of cash management of CP Ships in the ordinary course of business, and (d) indebtedness pledged as security for any senior indebtedness of CP Ships' subsidiaries;

     (3) any liability for federal, state, foreign, local or other taxes owed or owing by CP Ships;

     (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business; and

     (5) any indebtedness that expressly provides that it is ranked in right of payment equally with or subordinated to the Notes.

     "senior subordinated indebtedness" means the Notes, subordinated inter-company loans outstanding at the date of the Indenture and any other indebtedness of CP Ships that specifically provides that such indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any indebtedness or other obligation of CP Ships which is not senior indebtedness.

     "indebtedness", with respect to any person, means:

     (1)  all obligations of such person:

     o    for borrowed money;

     o    evidenced by a note, debenture, bond or similar written instrument;

     o in respect of leases required, in conformity with Canadian GAAP, to be accounted for as capitalized lease obligations on the balance sheet; or

     o    in respect to letters of credit, guarantees or bankers' acceptances;

     (2) all obligations secured by a mortgage, pledge or similar arrangement encumbering property or assets as reflected as debt on the balance sheet of such person;

     (3) all obligations of such person under interest rate, fuel and currency swap arrangements, cap, floor and collar agreements, spot and forward contracts, and similar agreements and arrangements; or

     (4) all obligations of others (a) of the type described in clause (1), (2) or (3) above or (b) under any operating lease, in each case assumed by or guaranteed or in effect guaranteed by such person.

Conversion Rights

     Holders may convert any outstanding Notes (or portions of outstanding Notes) under the circumstances summarized below into 39.6542 common shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as described below. This rate is referred to herein as the "conversion rate". This rate results in an initial conversion price (that is, $1,000 principal amount divided by the conversion rate) of approximately $25.22 per share. CP Ships will not issue fractional common shares upon conversion of Notes. Instead, CP Ships will pay a cash adjustment based upon the closing sale price of CP Ships' common shares on the business day immediately preceding the conversion date. Upon conversion, CP Ships will have the option to deliver cash or a combination of cash and common shares as described below. Holders may convert Notes only in denominations of $1,000 and whole multiples of $1,000.

     Holders may surrender notes for conversion into CP Ships' common shares only under the following circumstances:

     o during any fiscal quarter commencing after 30th June 2004 and only during such fiscal quarter, if the closing sale price of one of CP Ships' common shares exceeds 120% of the conversion price for at least 20 trading days in the 30 trading day period ending on the last trading day of the preceding fiscal quarter;

     o during the five business day period after any five consecutive trading day period, referred to as a measurement period, in which the trading price per Note for each day of such measurement period was less than 98% of the product of the closing sale price of one of CP Ships' common shares and the conversion rate for such date subject to certain limitations;

     o    if CP Ships has called the notes for redemption; or

     o    upon the occurrence of the corporate transactions summarized below.

     Conversion Upon Satisfaction of Market Price Condition. A holder may convert its Notes into CP Ships' common shares prior to the close of business on the maturity date during any fiscal quarter commencing after 30th June 2004 and only during such fiscal quarter, if the closing sale price of one of CP Ships' common shares exceeds 120% of the conversion price for at least 20 trading days in the 30 trading day period ending on the last trading day of the preceding fiscal quarter.

     The "closing sale price" of the common shares on any date means the closing sale price per common share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the common shares are traded (currently being the NYSE) or, if the common shares are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq System or, if no such price is reported, as reported by the principal non-United States market on which the common shares are traded (currently being the TSX), such price to be converted into U.S. dollars based on the Bank of Canada noon exchange rate as reported for conversion into U.S. dollars on such date. In the absence of such quotation, CP Ships' Board will determine in good faith the closing sale price.

     Conversion Upon Satisfaction of Trading Price Condition. A holder also may convert its Notes into CP Ships' common shares prior to the close of business on the maturity date during the five business day period after any five consecutive trading day period, referred to as a measurement period, in which the trading price per Note for each day of such measurement period was less than 98% of the product of the closing sale price of one of CP Ships' common shares and the conversion rate for such date; provided, however, that after 30th June 2019, if on the date of any conversion pursuant to this condition, the closing sale price of CP Ships' common shares is between the conversion price and 120% of the conversion price per share, then holders may receive, in lieu of common shares, based on the conversion rate, common shares, or at CP Ships' election, cash or a combination of common shares and cash, having a value equal to the principal amount of such notes, plus accrued and unpaid interest, if any ("Principal Value Conversion"). If a holder surrenders its Notes for conversion and it is a Principal Value Conversion, CP Ships will notify the holder by the second trading day following the date of such surrender whether CP Ships will pay the holder all or a portion of the principal amount plus accrued and unpaid interest, including additional interest, if any, in cash, common shares or a combination of cash and common shares, and in what percentage. Any common shares delivered upon a Principal Value Conversion will be valued at the greater of the conversion price on the conversion date and the applicable stock price (as defined below) as of the conversion date. CP Ships will pay the holder any portion of the principal amount plus accrued and unpaid interest, including additional interest, if any, to be paid in cash and deliver common shares with respect to any portion of the principal amount plus accrued and unpaid interest, including additional interest, if any, to be paid in common shares, no later than the third business day following the determination of the applicable stock price.

     The "conversion value" is equal to the product of the closing sale price for CP Ships' common shares on a given day multiplied by the then-current conversion rate, which is the number of common shares into which each $1,000 principal amount Note is then convertible.

     The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per note obtained by CP Ships or a calculation agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers CP Ships selects, provided that if at least three such bids cannot reasonably be obtained by CP Ships or the calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by CP Ships or the calculation agent, this one bid shall be used. If either CP Ships or the calculation agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer, then the trading price of the Notes will be deemed to be less than 98% of the average conversion value of the Notes.

     The "applicable stock price" shall mean the average of the closing sale prices of one common share of CP Ships over the five trading day period starting the third trading day following the applicable date such Notes are surrendered for conversion.

     In connection with any conversion upon satisfaction of the above trading pricing condition, the calculation agent shall have no obligation to determine the trading price of the Notes unless CP Ships has requested such determination; and CP Ships shall have no obligation to make such request unless a holder of Notes provides CP Ships with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the conversion value. At such time, CP Ships shall instruct the calculation agent to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the conversion value.

     Conversion Upon Notice of Redemption. A holder may surrender for conversion any Notes CP Ships calls for redemption at any time prior to the close of business on the day that is one business day prior to the redemption date, even if the Notes are not otherwise convertible at that time. If a holder already has delivered an acceptance notice with respect to CP Ships' offer to purchase a Note, however, the holder may not surrender that Note for conversion until the holder has withdrawn the notice in accordance with the indenture.

     Conversion Upon Specified Corporate Transactions. If:

     o CP Ships distributes, to all holders of CP Ships' common shares, certain rights entitling them to purchase common shares, for a period expiring within 45 days of the record date for such issuance, at less than the average of the last closing sale price for CP Ships' common shares for the ten consecutive trading days immediately preceding the record date; or

     o CP Ships elects to distribute, to all holders of CP Ships' common shares, cash or other assets, debt securities or certain rights to purchase CP Ships' securities, which distribution has a per share value exceeding 5% of the closing sale price of the common shares on the trading day preceding the declaration date for the distribution;

then CP Ships must notify the holders of Notes at least 20 days prior to the ex-dividend date for the distribution. Once CP Ships has given that notice, holders may convert their Notes at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date and CP Ships' announcement that the distribution will not take place.

     In addition, if CP Ships is party to a consolidation, amalgamation, statutory arrangement, merger, binding share exchange or other combination or a transfer of all or substantially all CP Ships' consolidated property and assets, as determined under applicable law, pursuant to which CP Ships' common shares are converted into, or become the right to receive, cash, securities or other property, a holder may convert Notes at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction, as determined by CP Ships, until 15 days after the effective date of the transaction.

     The phrase "all or substantially all" of CP Ships' assets will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease or transfer of "all or substantially all" of CP Ships' assets has occurred.

     In the case of a distribution, no adjustment to the ability of holders of Notes to convert will be made if the holders participate, as holders of Notes, or will participate in the distribution without conversion.

     Conversion Procedures. To convert its Notes into common shares, a holder must do the following (or comply with DTC procedures for doing so in respect of its beneficial interest in Notes evidenced by a global note):

     o complete and manually sign the conversion notice on the back of the Notes or facsimile of the conversion notice and deliver this notice to the conversion agent;

     o    surrender the Note to the conversion agent;

     o    if required, furnish appropriate endorsements and transfer documents;

     o    if required, pay all transfer or similar taxes directly to CP Ships;
          and

     o if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the conversion date under the indenture.

     CP Ships will have the option to deliver cash in lieu of some or all of the common shares to be delivered upon conversion of the Notes. CP Ships will give notice of its election to deliver part or all of the conversion consideration in cash to the holder converting the Notes within two business days of CP Ships' receipt of the holder's notice of conversion unless CP Ships has already informed holders of CP Ships' election in connection with CP Ships' optional redemption of the Notes. The amount of cash to be delivered per Note will be equal to the number of common shares in respect of which the cash payment is being made multiplied by the average of the closing sale prices of one common share of CP Ships on the ten trading days commencing one day after (a) the date of CP Ships' notice of election to deliver all or part of the conversion consideration in cash if CP Ships has not given notice of redemption or (b) the conversion date, in the case of conversion following notice of redemption specifying CP Ships' intention to deliver cash upon conversion.

     If CP Ships elects to deliver cash in lieu of some or all of the common shares issuable upon conversion, CP Ships will make the payment, including delivery of the common shares, if any, through the transfer agent for the common shares, to holders surrendering Notes no later than the fifteenth business day following the conversion date. Otherwise, CP Ships will deliver the common shares, together with any cash payment for fractional shares, through the transfer agent for the common shares no later than the fifth business day following the conversion date. CP Ships may not deliver cash in lieu of any common shares issuable upon a conversion (other than in lieu of fractional shares) if an Event of Default with respect to the Notes has occurred and is continuing, other than a default in payment of the conversion consideration.

     CP Ships' delivery to the holder of the full number of common shares into which the Note is convertible (or cash in lieu thereof, as described above), together with any cash payment for such holder's fractional shares, will be deemed to satisfy CP Ships' obligation to pay:

     o    the principal amount of the Note; and

     o accrued but unpaid interest, if any, attributable to the period from the most recent interest payment date to the conversion date.

     As a result, accrued but unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited. CP Ships will continue to be required to pay liquidated damages, if any, on the common shares issued upon conversion of the Notes under the circumstances provided in the registration rights agreement.

     Notwithstanding the preceding paragraph, if Notes are converted after a record date but prior to the corresponding interest payment date, holders of such Notes at the close of business on the record date will receive the interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on that interest payment date with respect to the Notes so converted; provided that no such payment need be made (1) if CP Ships has specified a redemption date that is after a record date but on or prior to the next interest payment date, (2) if CP Ships' has specified a repurchase date in connection with a designated event that is after a record date but on or prior to the next interest payment date or (3) to the extent of any overdue interest at the time of conversion with respect to such Note.

     Conversion Rate Adjustments. CP Ships will adjust the conversion rate if any of the following events occurs:

     o dividends or distributions on CP Ships' common shares payable in common shares;

     o subdivisions, combinations or certain reclassifications of CP Ships' common shares;

     o distributions to all holders of CP Ships' common shares of certain rights or warrants entitling them to purchase common shares, for a period expiring within 45 days of the record date for such issuance, at a price per share that is less than the average of the closing sale prices for CP Ships' common shares for the ten trading days preceding the time of announcement of such issuance;

     o distributions to all holders of CP Ships' common shares of shares of CP Ships' capital stock, CP Ships' assets or debt securities or certain rights to purchase CP Ships' securities, but excluding cash dividends or other cash distributions referred to in the next bullet and the rights and warrants referred to in the bullet above; provided, however, that if CP Ships distributes capital stock of, or similar equity interests in, a subsidiary or other business unit, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of CP Ships' common shares, in each case based on the average closing sales prices of those securities (where such closing sales prices are available) for the ten trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the NYSE or such other exchange or market on which the securities are then listed or quoted;

     o CP Ships distributes cash payable to all holders of CP Ships' common shares to the extent such cash distribution, together with any other cash distributions paid during the preceding twelve months, exceeds $0.16 per share (the "dividend threshold amount") (the dividend threshold amount is subject to proportionate adjustment to reflect subdivisions or combinations of CP Ships' common shares), in which case the conversion rate shall be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which shall be the current market price per common share on the record date, and (2) the denominator of which shall be such price less the amount of the distribution in excess of the dividend threshold amount. The "current market price" shall mean the average of the closing sale prices per common share for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex" date with respect to the distribution requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any distribution, means the first date on which CP Ships' common shares trade, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution;

     o payments by CP Ships or one of CP Ships' subsidiaries in respect of an issuer bid, a tender offer or exchange offer for CP Ships' common shares to the extent that cash and the value of any other consideration per common share exceeds the closing sale price of CP Ships' common shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such issuer bid or tender or exchange offer; or

     o someone other than CP Ships or one of CP Ships' subsidiaries makes a payment of cash or other consideration in respect of a tender offer or exchange offer in which, as of the closing date of the offer, CP Ships' Board is not recommending rejection of the offer and:

          (1) after the tender offer or exchange offer, the offeror's ownership of CP Ships' common shares exceeds 25% of the total common shares outstanding; and

          (2) the cash and value of any other consideration paid per share exceeds the closing sale price on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

          However, the adjustment referred to in this bullet will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or intention to cause CP Ships to engage in a consolidation or merger or sale of all or substantially all of its assets.

     Each adjustment referred to above will be made only upon conclusion of the applicable event. CP Ships will not adjust the conversion rate, however, if holders of Notes are able to participate in the transaction or distribution without conversion, or in certain other cases set forth in the indenture.

     CP Ships' shareholder rights plan provides that each of CP Ships' common shares, including those issued pursuant to the terms of the Notes, issued at any time prior to the distribution of separate certificates representing CP Ships' share purchase rights, will be entitled to receive such rights. However, there shall not be any adjustment to the conversion rate as a result of:

     o the issuance of the rights to purchase common shares pursuant to CP Ships' shareholder rights plan or any successor agreement;

     o the distribution of any entitlement to receive the share purchase rights;

     o the exercise or redemption of such rights in accordance with CP Ships' shareholder rights plan; or

     o the termination or invalidation of the share purchase rights or similar rights.

     No adjustment in the conversion rate will be required unless the adjustment would require a change of at least 1% in the conversion rate then in effect; provided that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

     CP Ships may at any time increase the conversion rate by any amount for any period of time if CP Ships' Board has made a determination that such increase would be in CP Ships' best interests.

     If CP Ships is party to a consolidation, amalgamation, statutory arrangement, merger, binding share exchange or other combination pursuant to which its common shares are converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Note into common shares will be changed into the right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its note immediately prior to the transaction; provided, however, that if, prior to 25th February 2009, holders of Notes would otherwise be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (which is referred to as `ineligible consideration"), such holders shall not be entitled to receive such ineligible consideration but CP Ships or the successor or acquiror, as the case may be, shall have the right (at the sole option of CP Ships or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) with a market value equal to the market value of such ineligible consideration. In general, prescribed securities would include CP Ships' common shares and other shares which are not redeemable by the holder within five years of the date of issuance. Because of this, certain transactions may result in the Notes being convertible into prescribed securities that are highly illiquid. This could have a material adverse effect on the value of the Notes. CP Ships agrees to give holders of Notes notice (to the extent permitted by applicable law or regulation) at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Notes will be convertible after the effective date of such transaction. After such notice, CP Ships or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Note except in accordance with any other provision of the indenture.

     If the transaction also constitutes a "designated event", as defined below, CP Ships will be required to make an offer to the holder to purchase all or a portion of its Notes as described below under "Offer to Purchase at Option of the Holder Upon a Designated Event".

     U.S. holders of the notes may be deemed to have received a distribution subject to U.S. federal income tax as a dividend as a result of certain adjustments of the conversion rate. See "Certain Income Tax Considerations -- United States Federal Income Tax Considerations -- Adjustment of Conversion Rate".

Redemption of Notes at CP Ships' Option

     No sinking fund is provided for the Notes. Prior to 3rd July 2009, CP Ships cannot redeem the Notes except pursuant to the provisions described below under "Redemption for Tax Reasons". The Notes will be redeemable at CP Ships' option, in whole or in part, at any time on or after 3rd July 2009 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. CP Ships will give at least 30 but not more than 60 days' notice of redemption by mail to each holder of Notes to be redeemed at the address of the holder appearing in the security register.

     If CP Ships redeems less than all of the outstanding Notes, the trustee will select the Notes to be redeemed on a pro rata basis in principal amounts of $1,000 or integral multiples of $1,000. If a portion of a holder's Notes is selected for partial redemption and the holder converts a portion of the Notes, the converted portion shall be deemed to be the portion selected for redemption.

Redemption for Tax Reasons

     CP Ships may also redeem all but not part of the Notes for cash if CP Ships has or would become obligated to pay to the holder of any Note "Additional Amounts" as a result of any change from the date of this prospectus in the laws or any regulations of a Relevant Taxing Jurisdiction (as defined below under "-- Additional Amounts"), or any change from the date of this prospectus in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided CP Ships cannot avoid these obligations by taking reasonable measures available to CP Ships and that CP Ships delivers to the trustee an opinion of legal counsel specializing in taxation and an officers' certificate attesting to such change and obligation to pay Additional Amounts. The term "Additional Amounts" is defined under "-- Additional Amounts" below. This redemption price would be 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date but without reduction for applicable Taxes (except in respect of certain excluded holders). CP Ships will give investors not less than 30 days' nor more than 60 days' notice of this redemption, except that (i) CP Ships will not give notice of redemption earlier than 60 days prior to the earliest date on or from which CP Ships would be obligated to pay any such Additional Amounts, and (ii) at the time CP Ships gives the notice, the circumstances creating CP Ships' obligation to pay such Additional Amounts remain in effect.

     Upon receiving such notice of redemption, each holder who does not wish to have CP Ships redeem its Notes will have the right to elect to:

     o    convert its Notes; or

     o not have its notes redeemed, provided that no Additional Amounts will be payable on any payment of interest or principal with respect to the Notes after such redemption date. All future payments will be subject to the deduction or withholding of any Taxes required by law to be deducted or withheld.

     Where no election is made, the holder will have its Notes redeemed without any further action. The holder must deliver to the paying agent a written notice of election so as to be received by the paying agent (which will initially be the trustee) no later than the close of business on a business day at least five business days prior to the redemption date.

     A holder may withdraw any notice of election by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the redemption date.

     For purposes of this section, references herein to "CP Ships" refer also to any successor entity that assumes the obligations of the Notes under the indenture.

Purchase at Option of the Holder

     A holder will have the right to require CP Ships to purchase its Notes on 30th June 2009, 30th June 2014 and 30th June 2019. CP Ships will purchase for cash any outstanding Note for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period from the opening of business on the date that is not more than 25 business days prior to the purchase date until the close of business on the fifth business day immediately preceding the purchase date. A holder may withdraw its purchase notice at any time prior to the close of business on the last business day prior to the purchase date. If a purchase notice is given and withdrawn during that period, CP Ships will not be obligated to purchase the Notes listed in the notice. CP Ships' purchase obligation will be subject to certain additional conditions.

     The purchase price payable for a Note will be equal to 100% of the principal amount to be purchased plus accrued and unpaid interest to, but excluding, the purchase date. Payment of the purchase price will be made on the applicable purchase date to holders of record on the close of business on the day immediately preceding the purchase date.

     The purchase notice must state:

     o if certificated Notes have been issued, the Note certificate numbers (or, if a holder's Notes are not certificated, its purchase notice must comply with appropriate DTC procedures);

     o the portion of the principal amount of Notes to be purchased, which must be in integral multiples of $1,000; and

     o that the Notes are to be purchased by CP Ships pursuant to the applicable provisions of the Notes and the indenture.

     A holder may withdraw any written purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the purchase date. The withdrawal notice must state:

     o    the principal amount of the Notes being withdrawn;

     o if certificated Notes have been issued, the certificate numbers of the Notes being withdrawn (or, if the Notes are not certificated, the notice of withdrawal must comply with appropriate DTC procedures); and

     o the principal amount of Notes, if any, which remains subject to the purchase notice.

     CP Ships must give notice of an upcoming purchase date to all Note holders not less than 25 business days prior to the purchase date at their addresses shown in the register of the registrar. CP Ships will also give notice to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that holders must follow to require CP Ships to purchase their Notes.

     Payment of the purchase price for a Note for which a purchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the purchase notice. Payment of the purchase price for the Note will be made promptly following the later of the purchase date and the time of book-entry transfer or delivery of the Note. If the paying agent holds money sufficient to pay the purchase price of a Note on the purchase date, then, on and after the business day following the purchase date:

     o    that Note will cease to be outstanding; and

     o all rights of the holder will terminate, other than the right to receive the purchase price upon delivery of that Note.

     This will be the case whether or not book-entry transfer of the Note has been made or the Note has been delivered to the paying agent.

     CP Ships may not purchase Notes at the option of holders if there has occurred and is continuing an Event of Default with respect to the Notes, other than a default in the payment of the purchase price with respect to the Notes.

     CP Ships may be unable to purchase the Notes if a holder elects to require CP Ships to purchase the Notes pursuant to this provision. If a holder elects to require CP Ships to purchase the Notes, CP Ships may not have enough funds to pay the purchase price for all tendered Notes. In addition, certain of CP Ships' debt obligations contain provisions that would prohibit CP Ships' purchase of the Notes pursuant to this provision without consent of the lenders under such debt obligations. If a holder elects to require CP Ships to purchase the Notes at a time when CP Ships is prohibited from purchasing Notes, CP Ships could seek consent to purchase the Notes under the relevant debt obligations, or attempt to refinance this debt. If CP Ships does not obtain such consent, CP Ships would not be permitted to purchase the Notes. CP Ships' failure to purchase tendered Notes would constitute an event of default under the indenture and would also constitute a default under the terms of its other indebtedness.

     In connection with any purchase offer, CP Ships will, to the extent applicable:

     o comply with the provisions of Rule 13e-4, Rule l4e-1 and any other tender offer rules under the Exchange Act and any Canadian laws; and

     o file Schedule TO or any other required schedule under the Exchange Act rules or Canadian law which may then be applicable.

Offer to Purchase at Option of the Holder Upon a Designated Event

     In the event of a designated event (as defined below) with respect to CP Ships, CP Ships will be required to make an offer to each holder, subject to the terms and conditions of the indenture, to purchase for cash all outstanding Notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to, but excluding, the purchase date. CP Ships will be required to purchase Notes in respect of which such offer is accepted by a holder no later than 30 business days after notice of a designated event has been mailed as described below. This date is referred to in this offering memorandum as the "designated event purchase date".

     A "designated event" will be deemed to have occurred upon a "fundamental change" or a "termination of trading"; provided that a fundamental change or termination of trading occurring on or prior to 25th February 2009 shall not be deemed a designated event unless the transaction or event resulting in such fundamental change or termination of trading also constitutes a "change in control".

     A "change in control" will be deemed to have occurred at such time as:

     o any person, including its affiliates and associates, other than CP Ships, CP Ships' subsidiaries or their employee benefit plans, becomes the beneficial owner of more than 50% or more of the total number of votes attached to CP Ships' share capital entitled to general voting rights (collectively, "Voting Securities") or other securities into which the Voting Securities are reclassified or changed; or

     o there shall be consummated any consolidation, merger, amalgamation, binding share exchange, statutory arrangement (involving a business combination) or similar transaction involving CP Ships in which CP Ships is not the continuing or surviving corporation or pursuant to which the common shares would be converted into cash, securities or other property, in each case, other than a consolidation, amalgamation, merger, binding share exchange, statutory arrangement (involving a business combination) or similar transaction in which the holders of the Voting Securities immediately prior to such transaction have, directly or indirectly, at least a majority of the voting shares of the continuing or surviving corporation immediately after such transaction.

     A "fundamental change" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, amalgamation, statutory arrangement, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of CP Ships' common shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not all or substantially all common shares that:

     o are listed on, or immediately after the transaction or event will be listed on, the TSX or a United States national securities exchange, or

     o are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     A "termination of trading" will be deemed to have occurred if CP Ships' common shares (or other securities or property into which the Notes are then convertible, including, without limitation, "prescribed securities" as described above under "-- Conversion Rate Adjustments") are neither listed for trading on the TSX or a United States national securities exchange nor approved for trading on the Nasdaq National Market.

     Within 30 business days after the occurrence of a designated event, CP Ships must mail to the trustee, to all holders of Notes at their addresses shown in the register maintained by the registrar and to beneficial owners as required by applicable law a notice regarding the designated event and an offer to purchase the Notes. The notice will include:

     o    the events deemed a designated event;

     o    the date of such designated event;

     o the last date on which a holder may accept CP Ships' offer to purchase the Notes;

     o    the price of the designated event purchase offer;

     o the day on which CP Ships will purchase Notes for which a holder has accepted CP Ships' offer;

     o    the name and address of the paying agent and the conversion agent;

     o    the conversion rate and any adjustments to the conversion rate;

     o that Notes with respect to which a designated event purchase offer has been accepted by the holder may be converted, if otherwise convertible, only if the acceptance of the designated event purchase offer has been withdrawn in accordance with the terms of the indenture; and

     o the procedures that holders must follow to accept CP Ships' offer to purchase the Notes.

     To accept the designated event purchase offer, the holder must deliver a written notice so as to be received by the paying agent no later than the close of business on the fifth business day prior to the designated event purchase date. The required acceptance notice must state:

     o if certificated Notes have been issued, the certificate numbers of the Notes to be delivered by the holder (or if a holder's Notes are not certificated, its acceptance notice must comply with appropriate DTC procedures);

     o the portion of the principal amount of Notes to be purchased, which portion must be an integral multiple of $1,000; and

     o that the holder accepts CP Ships' offer to purchase such Notes pursuant to the applicable provisions of the Notes.

     A holder may withdraw any acceptance of the designated event purchase offer by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the designated event purchase date. The notice of withdrawal must state:

     o    the principal amount of the notes being withdrawn;

     o if certificated Notes have been issued, the certificate numbers of the Notes being withdrawn (or if the Notes are not certificated, the notice of withdrawal must comply with appropriate DTC procedures); and

     o the principal amount of the Notes, if any, which remains subject to an acceptance of the designated event purchase offer.

     CP Ships will cause the designated event purchase price for such Note to be paid promptly following the later of the designated event purchase date or the time of delivery of such note. Payment of the purchase price for a Note for which an acceptance notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the acceptance notice. If the paying agent holds money sufficient to pay the purchase price of a Note on the purchase date, then, on and after the business day following the purchase date:

     o    that Note will cease to be outstanding; and

     o all rights of the holder will terminate, other than the right to receive the purchase price upon delivery of that Note.

     This will be the case whether or not book-entry transfer of the Note has been made or the Note has been delivered to the paying agent.

     In connection with any purchase offer in the event of a designated event, CP Ships will to the extent applicable:

     o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act and any Canadian laws; and

     o file Schedule TO or any other required schedule under the Exchange Act rules and Canadian law which may then be applicable.

     CP Ships may be unable to purchase the Notes if a holder accepts CP Ships' offer to purchase the Notes pursuant to this provision. If a holder accepts CP Ships' offer to purchase the Notes, CP Ships may not have enough funds to pay the designated event purchase price. A designated event may constitute an event of default under existing or future credit agreements. In addition, certain of CP Ships' debt obligations contain provisions that would prohibit CP Ships' purchase of the Notes pursuant to this provision without consent under such debt obligations. If a holder elects to require CP Ships to purchase the Notes at a time when CP Ships is prohibited from purchasing Notes, CP Ships could seek consent to purchase the Notes under the relevant debt obligations, or attempt to refinance this debt. If CP Ships does not obtain such consent, CP Ships would not be permitted to purchase the Notes. CP Ships' failure to purchase Notes pursuant to this provision would constitute an event of default under the terms of its other indebtedness.

     The designated event purchase feature of the Notes may in certain circumstances make more difficult or discourage a take-over of CP Ships.

     CP Ships could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a designated event with respect to the designated event purchase feature of the Notes but that would increase the amount of CP Ships', or CP Ships' subsidiaries', indebtedness.

     CP Ships may not purchase Notes upon a designated event if there has occurred and is continuing an event of default with respect to the Notes, other than a default in making a designated event purchase offer or in the payment of the designated event purchase price with respect to the Notes.

Merger or Consolidation, or Conveyance, Transfer or Lease of Properties and
Assets

     The indenture provides that CP Ships may not consolidate, amalgamate or merge with or into any other person, enter into a binding share exchange or sell, convey, transfer or lease all or substantially all of CP Ships' properties and assets to another person (including in any such case under a statutory arrangement) unless, among other things:

     o the resulting, surviving or transferee person is a corporation organized and valid existing under the laws of Australia, the United States, any state thereof, the District of Columbia, the laws of Canada or any province or territory thereof, the United Kingdom, any member state of the European Union as of the date of the indenture or Switzerland or, in the event that the common shares of such entity are and remain listed and readily tradeable on an established securities market in the United States (within the meaning of Section 1(h)(11)(C)(ii) of the Internal Revenue Code of 1986, as amended) and such listing is required in order to secure a beneficial U.S. Federal Income tax rate on dividends paid by CP Ships on the common shares, Bermuda or Hong Kong;

     o such person assumes all CP Ships' obligations under the Notes and the indenture; and

     o CP Ships or such successor person shall not immediately thereafter be in default under the indenture;

provided, however, for purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of transactions) of the properties or assets of one or more subsidiaries (other than to CP Ships or another wholly-owned subsidiary) which, if such properties or assets were directly owned by CP Ships, would constitute all or substantially all of CP Ships' properties and assets on a consolidated basis, shall be deemed to be a sale, conveyance, transfer or lease of all or substantially all of CP Ships' properties and assets.

     Upon the assumption of CP Ships' obligations by such a person in such circumstances, subject to certain exceptions, CP Ships shall be discharged from all obligations under the Notes and the indenture.

     Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a designated event requiring CP Ships to make an offer to purchase the Notes of the holders as described in "Offer to Purchase at Option of the Holder Upon a Designated Event".

     The phrase "all or substantially all" of CP Ships' assets will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease or transfer of "all or substantially all" of CP Ships' assets has occurred.

Limitation on Layering

     CP Ships will not incur any indebtedness that is contractually subordinate in right of payment to any senior indebtedness unless such indebtedness is senior subordinated indebtedness or is contractually subordinated in right of payment to senior subordinated indebtedness; provided, however, that unsecured debt will not be deemed to be subordinate in right of payment to secured debt merely by virtue of its nature as unsecured debt.

Events of Default

     The following will be events of default for the Notes:

     o default in the payment of the principal amount, redemption price, purchase price payable to a holder upon delivery of a purchase notice as described above under "Purchase at Option of Holder", or designated event purchase price with respect to any Note when, such amount becomes due and payable, or the failure to make a designated event offer;

     o default in the payment of accrued and unpaid interest, if any (including Additional Amounts and additional interest in the event of a "registration default"), on the Notes and such default continues for 30 days;

     o failure by CP Ships to comply with any of CP Ships' other covenants in the Notes or the indenture upon receipt by CP Ships of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and CP Ships' failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

     o the acceleration of the maturity of any of CP Ships' indebtedness (other than "non-recourse indebtedness" (as defined below)), at any one time, in an amount in excess of the greater of (i) $25 million and
          (ii) 5% of "consolidated net tangible assets" (as defined below), unless such acceleration is rescinded or annulled within a period of 30 days after written notice to CP Ships by the trustee or to CP Ships and the trustee by the holders of at least 25% in aggregate principal amount of the notes; or

     o certain events of bankruptcy, insolvency or reorganization affecting CP Ships or any of CP Ships' "significant subsidiaries".

As used herein,

     o "non-recourse indebtedness" means indebtedness the terms of which provide that the lender's claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness;

     o "consolidated net tangible assets" means the total amount of CP Ships' assets (including investments in "joint ventures" (as defined below)) and CP Ships' subsidiaries' assets (less, in each case, applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all of CP Ships' and CP Ships' subsidiaries' current liabilities (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as which the amount thereof is being computed) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and other like intangibles, all as set forth on CP Ships' most recent consolidated balance sheet and computed in accordance with Canadian GAAP (or U.S. GAAP if adopted by CP Ships for use in preparation of CP Ships' financial statements);

     o "joint venture" means any partnership, corporation or other entity, in which CP Ships and/or one or more "Subsidiaries" (as defined below) own, directly or indirectly, up to and including 50% of the partnership interests, outstanding voting stock or other equity interest;

     o "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is, at the time, directly or indirectly, owned by CP Ships or by one or more of CP Ships' Subsidiaries, or by CP Ships and one or more Subsidiaries; and

     o "significant subsidiary" shall have the meaning set forth in Rule 1-02(w) of Regulation S-X.

     If an event of default shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare the principal amount of the Notes plus accrued and unpaid interest, if any, on the Notes accrued through the date of such declaration to be immediately due and payable. In the case of certain events of CP Ships' bankruptcy, insolvency or reorganization, the principal amount of the Notes plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

Additional Amounts

     All payments that CP Ships makes under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision or within any other jurisdiction in which CP Ships or any successor entity is organized, incorporated or otherwise resident for tax purposes or from or through which payment is made or by or within any political subdivision thereof (each, a "Relevant Taxing Jurisdiction"), unless CP Ships is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If CP Ships is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, CP Ships will pay additional amounts ("Additional Amounts"), to the extent they may lawfully do so, so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted. CP Ships will make a similar payment of Additional Amounts to holders of Notes (other than excluded holders) that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding.

     CP Ships will not, however, pay Additional Amounts to a holder or beneficial owner of Notes ("excluded holder") to the extent that the Taxes are imposed or levied:

     (a) due to the fact that CP Ships does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) with such holder or beneficial owner at the time of making such payment;

     (b) by a Relevant Taxing Jurisdiction by reason of the holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or the indenture); or

     (c) by reason of the failure of the holder or beneficial owner of Notes, prior to the relevant date on which a payment under and with respect to the Notes is due and payable (the "Relevant Payment Date") to comply with CP Ships' written request addressed to the holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

     In addition, CP Ships' obligation to pay Additional Amounts or to reimburse a holder for Taxes paid by such holder in respect of Taxes will not apply with respect to:

     (d) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

     (e) (except as otherwise provided in the first paragraph of this section) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

     (f) Taxes imposed on or with respect to any payment by CP Ships to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such holder had such holder been the sole beneficial owner of such Note; or

    (g) any combination of the above.

     CP Ships will make such withholding or deduction as is required by applicable law and remit the amount withheld or deducted to the relevant taxing authority. Additional Amounts will be paid in cash semi-annually, at maturity, on any redemption date, on a conversion date or on any purchase date.

     At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if CP Ships will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), CP Ships will deliver to the trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date.

     Upon request, CP Ships will furnish to a holder of Notes copies of tax receipts evidencing the payment of any Taxes by CP Ships in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to CP Ships. If notwithstanding the efforts of CP Ships to obtain such receipts, the same are not obtainable, CP Ships will provide such holder with other evidence reasonably satisfactory to the holder of such payments by CP Ships.

     Whenever in the indenture or in this "Description of the Notes" CP Ships refers to, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any note, CP Ships is including in that reference the payment of Additional Amounts, if applicable.

     For purposes of this section, references herein to "CP Ships" refer also to any successor entity that assumes the obligations of these notes under the indenture.

Modifications of the Indenture

     CP Ships and the trustee may enter into supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the Notes with the consent of the holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each holder, no supplemental indenture may:

     o reduce the rate or change the time of payment of interest (including additional amounts and additional interest in the event of a "registration default") on any Note;

     o make any Note payable in money or securities other than that stated in the Note;

     o    change the stated maturity of any Note;

     o reduce the principal amount, redemption price, termination of trading purchase price or change in control purchase price with respect to any Note;

     o make any change that adversely affects the right of a holder to require CP Ships to purchase a Note;

     o waive a default in the payment of any amount due with respect to any Note;

     o impair the right to convert, or receive payment with respect to, a Note, or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or

     o change the provisions in the indenture that relate to modifying or amending the indenture.

     Without the consent of any holder of Notes, CP Ships and the trustee may enter into supplemental indentures for any of the following purposes:

     o to evidence a successor to CP Ships and the assumption by that successor of CP Ships' obligations under the indenture and the Notes;

     o to add to CP Ships' covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon CP Ships;

     o    to secure CP Ships' obligations in respect of the Notes;

     o to make any changes or modifications to the indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the indenture under the Trust Indenture Act; or

     o    to cure any ambiguity or inconsistency in the indenture.

     No supplemental indenture entered into pursuant to the second, third, fourth or fifth bullets of the preceding paragraph may be entered into without the consent of the holders of a majority in principal amount of the Notes, however, if such supplemental indenture would materially and adversely affect the interests of the holders of the Notes.

     The holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes:

     o waive compliance by CP Ships with restrictive provisions of the indenture, as detailed in the indenture; and

     o waive any existing or past default under the indenture and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest, if any (including Additional Amounts and additional interest in the event of a "registration default"), redemption price, termination of trading purchase price or change in control purchase price or obligation to deliver common shares upon conversion with respect to any Note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

No Personal Liability of Directors, Officers, Employees, Incorporators and Shareholders

     No director, officer, employee, incorporator or shareholder of CP Ships, as such, shall have any liability for any of CP Ships' obligations under the Notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that a waiver of such liabilities is against public policy in the United States.

Unclaimed Money; Prescription

     If money deposited with the trustee or paying agent for the payment of principal or interest remains unclaimed for two years, the trustee and paying agent shall notify CP Ships and shall pay the money back to CP Ships at CP Ships' written request. Thereafter, holders of Notes entitled to the money must look to CP Ships for payment, subject to applicable law, and all liability of the trustee and the paying agent shall cease. Other than as described in this paragraph, the indenture does not provide for any prescription period for the payment of interest and principal on the Notes.

Reports To Trustee

     CP Ships will regularly furnish to the trustee copies of CP Ships' annual report to shareholders, containing audited financial statements, and any other financial reports which CP Ships furnishes to its shareholders.

Rule 144A Information Requirements

     CP Ships agreed in the indenture to furnish to the holders or beneficial holders of the Notes and prospective purchasers of the Notes designated by the holders of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as CP Ships registers the Notes and the underlying common shares for resale under the Securities Act; provided, however, that CP Ships will not be required to provide such information so long as it furnishes information to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Trustee and Transfer Agent

     The trustee for the Notes is The Bank of New York. The Canadian transfer agent and registrar of CP Ships' common shares is Computershare Trust Company of Canada at its principal office in Toronto, Canada. The United States transfer agent and registrar for CP Ships' common shares is Computershare Trust Company of New York at its principal office in New York, New York.

Listing and Trading

     The Notes are eligible for trading on the PORTAL Market. CP Ships' common shares are listed under the symbol "TEU" on the NYSE and TSX.

Enforceability of Judgments

     Given that most of CP Ships' assets, as well as the assets of most of CP Ships' directors and officers, are outside the United States, any judgment obtained in the United States against CP Ships or certain of CP Ships' directors or officers, including judgments with respect to the payment of principal on any debt securities, may not be collectible within the United States.

     CP Ships has been informed by McCarthy Tetrault LLP, CP Ships' Canadian counsel, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of New Brunswick on any final and conclusive judgment in personam of any federal or state court located in the State of New York (hereinafter referred to as a "New York Court") against CP Ships, which judgment is subsisting and unsatisfied for a sum certain with respect to the enforceability of the indenture and the Notes that is not impeachable as void or voidable under the internal laws of the State of New York if:

     o the New York Court rendering such judgment had jurisdiction over CP Ships, as recognized by the courts of the Province of New Brunswick or the federal courts of Canada (and submission by CP Ships in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to the Notes);

     o such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of New Brunswick, the federal laws of Canada or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

     o the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of New Brunswick or any applicable federal laws in Canada;

     o no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of New Brunswick or a federal court of Canada; and

     o the action to enforce such judgment is commenced within the appropriate limitation period except that any court in the Province of New Brunswick or federal court of Canada may only give judgment in Canadian dollars.

     CP Ships has been advised by such counsel that there is doubt as to the enforceability in Canada in original actions, or in motions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

Form, Denomination and Registration of Notes

     The Notes were issued in registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples thereof, in the form of global securities and may be issued in the form of certificated securities, as further provided below. See "Global Securities" for more information.

     The trustee is not required:

     o to issue, register the transfer of or exchange any note for a period of 15 days before a selection of Notes to be redeemed or purchased by CP Ships; or

     o to register the transfer of or exchange any Note so selected for redemption or repurchase in whole or in part, except, in the case of a partial redemption or repurchase, that portion of any of the Notes not being redeemed or purchased by CP Ships.

     See "Global Securities" and "Certificated Securities" for a description of additional transfer restrictions applicable to the Notes.

     No service charge will be imposed in connection with any transfer or exchange of any Note, but CP Ships may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Securities

     One or more global securities were deposited with a custodian for The Depository Trust Company ("DTC"), and registered in the name of DTC or a nominee for DTC.

     Investors hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

     Except in the limited circumstances described below and in "Certificated Securities", holders of Notes represented by interests in a global security will not be entitled to receive Notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC; or by a nominee of DTC to DTC or another nominee of DTC.

     The global securities have been entered by DTC in its book-entry settlement system. The custodian and DTC have electronically record the principal amount of Notes represented by global securities held within DTC. Beneficial interests in the global securities are shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee are considered to be the sole owner or holder of the Notes represented by such global security for all purposes under the indenture and the Notes. No owner of a beneficial interest in a global security may transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

     Payments of principal and interest under a global security will be made to DTC's nominee as the registered owner of such global security. CP Ships expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. CP Ships also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of CP Ships, the trustee, the conversion agent, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made an account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

     DTC has advised CP Ships that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

Canadian Legends on the Notes and Common Shares

     The certificates evidencing the Notes and the common shares issuable upon conversion of the Notes will bear a legend to the effect that, unless permitted under Canadian securities legislation, the Notes and common shares issuable upon conversion of the Notes may not be resold or otherwise transferred to Canadian Persons or traded in any province or territory of Canada prior to 25th June 2004.

     The term "Canadian Persons" means any person in Canada or resident in Canada, including any natural person resident in Canada, any partnership or corporation organized or incorporated under the federal laws of Canada or the laws of any province or territory of Canada, any estate of which any executor or administrator is a Canadian person, any trust of which the trustee making the investment decision is a Canadian person, any agency or branch of a foreign entity located in Canada and any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in Canada.

     By its purchase of Notes, each purchaser of Notes will be deemed to acknowledge that the Notes and common shares issuable upon exercise of the Notes may not be offered or sold to any Canadian Person by any non-Canadian Person prior to 25th June 2004 and that each Note and each common share issuable upon conversion of a Note, will also contain a legend substantially to the following effect:

     BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY AGREES THAT UNLESS IT IS A CANADIAN PERSON (AS DEFINED IN THE INDENTURE (THE "INDENTURE") OF CP SHIPS LIMITED DATED 24th FEBRUARY 2004) IT WILL NOT TRADE, RESELL OR OTHERWISE TRANSFER THIS SECURITY IN ANY PROVINCE OR TERRITORY OF CANADA OR TO ANY CANADIAN PERSON (AS DEFINED IN THE INDENTURE) BEFORE 25th JUNE 2004.

Certificated Securities

     If DTC notifies CP Ships that it is unwilling or unable to continue as depositary for a global security or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by CP Ships within 90 days of such notice, or an event of default has occurred and the trustee has received a request from a beneficial owner of a Note, the trustee will exchange each beneficial interest in that global security for one or more certificated securities registered in the name of the owner of such beneficial interest. Any such certificated security issued in exchange for a beneficial interest in a global security will bear the restricted legend set forth in the indenture and accordingly will be subject to the restrictions on transfer applicable to certificated securities bearing such restricted legend.

Same-Day Settlement and Payment

     The indenture requires that payments in respect of the Notes represented by the global securities be made by wire transfer of immediately available funds to the accounts specified by holders of the global securities. With respect to Notes in certificated form, CP Ships will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

     The Notes represented by the global securities are eligible to trade in the PORTAL Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. CP Ships expects that secondary trading in any certificated securities will also be settled in immediately available funds.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The information described above concerning DTC and its book-entry system has been obtained from sources that CP Ships believes to be reliable, but CP Ships takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of CP Ships, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights

     CP Ships and the initial purchasers entered into a registration rights agreement on 24th February 2004. Pursuant to the registration rights agreement, CP Ships agreed to file with the SEC within 120 days of 24th February 2004 a shelf registration statement at CP Ships' expense to cover resales of registrable securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. CP Ships agreed to use its reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC within 180 days of 24th February 2004. Notwithstanding the foregoing, CP Ships is permitted to prohibit offers and sales of registrable securities pursuant to the shelf registration statement under certain circumstances and subject to certain conditions (any period during which offers and sales are prohibited being referred to as a "suspension period").

     When CP Ships uses the term "registrable securities" in this section, CP Ships is referring to the Notes and the common shares issuable upon conversion of the notes until the earliest of:

     o the effective registration under the Securities Act and the resale of the registrable securities in accordance with the registration statement; and

     o the expiration of the holding period with respect to the registrable securities under Rule 144(k) under the Securities Act.

     CP Ships agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of a shelf registration statement by release made to Canada NewsWire, Reuters Economic Services and Bloomberg Business News. A holder who sells registrable securities pursuant to the shelf registration statement generally will be required to deliver a prospectus to purchasers and be bound by certain provisions of the registration rights agreement that are applicable to such holder (including certain indemnification provisions). CP Ships will provide to each holder copies of such prospectus, notify each holder when a shelf registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities.

     Holders of the registrable securities will be required to deliver prescribed information to be used in connection with, and to be named as selling security holders in, the shelf registration statement within the periods set forth in the registration rights agreement in order to have their registrable securities included in the shelf registration statement. Upon receipt of such information and any other information CP Ships may reasonably request following the effectiveness of the shelf registration statement, CP Ships will, within ten business days of receipt or, if later, within ten business days of the end of any period during which CP Ships has suspended use of the prospectus, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit holders to deliver a prospectus to purchasers of registrable securities, subject to CP Ships' right to suspend the use of the prospectus; except that CP Ships is not required to file more than one amendment to the shelf registration statement or supplement to the related prospectus in each calendar quarter to name additional holders as selling security holders under the shelf registration statement. CP Ships will pay the predetermined additional interest or liquidated damages, each as described in the following paragraph, to the holder if CP Ships fails to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days of the filing. There can be no assurance that CP Ships will be able to maintain an effective and current registration statement as required. The absence of such a registration statement may limit the holder's ability to sell such registrable securities or adversely affect the price at which such registrable securities can be sold.

     If:

     o the shelf registration statement is not filed with the SEC within 120 days of 24th February 2004,

     o the shelf registration statement has not been declared effective by the SEC within 180 days of 24th February 2004, or

     o the shelf registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) which shall exceed 45 days in the aggregate in any 3-month period or 90 days in the aggregate in any 12-month period,

(each such event referred to in the bullets above being referred to as a "registration default"), CP Ships will pay certain additional interest in the case of the Notes and liquidated damages in the case of common shares to each holder of registrable securities who has timely provided the required selling security holder information to CP Ships. The additional interest or liquidated damages, as the case may be, payable during any period during which a registration default shall have occurred and be continuing is:

     o in the case of Notes, at a rate per year equal to 0.25% for the first 90-day period, and at a rate per year equal to 0.50% thereafter of the aggregate principal amount of such Notes, or

     o in the case of common shares issued upon conversion of the Notes, at a rate per year equal to 0.25% for the first 90-day period, at a rate per year equal to 0.50% thereafter of the then applicable conversion price (as defined below).

     So long as a registration default continues, CP Ships will pay additional interest or liquidated damages, as the case may be, in cash on 30th June and 30th December of each year to the holder of record of the Notes or common shares issued upon conversion of the Notes, as the case may be, on the immediately preceding 15th June or 15th December. Following the cure of all registration defaults, such additional interest and liquidated damages will cease to accrue with respect to such registration default.

     The term "applicable conversion price" means, as of any date of determination, $1,000 divided by the conversion rate then in effect as of the date of determination or, if no Notes are then outstanding, the conversion rate that would be in effect were Notes then outstanding.

     With respect to references in this document to the payment of interest on any Note, such reference shall be deemed to include the payment of additional interest to the extent that, in such context, additional interest is, was or would be payable.

     CP Ships will use its reasonable best efforts to cause the shelf registration statement to be effective until each of the registrable securities covered by the shelf registration statement ceases to be a registrable security.

     The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the registration rights agreement. Copies of the registration rights agreement are available from CP Ships upon request.

Governing Law

     The indenture and the Notes are governed by and construed in accordance with the laws of the State of New York applicable to agreements and instruments entered into and wholly-performed within the State of New York. CP Ships has submitted to the non-exclusive jurisdiction of any federal or state court in the State of New York for purposes of all legal actions and proceedings instituted in connection with the indenture and the Notes. CP Ships will have appointed J.P. LaCasse, CP Ships, 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, as CP Ships' authorized agent upon which process may be served in any such action in any federal or state court in the State of New York.

            ARTICLES OF AMALGAMATION AND DESCRIPTION OF SHARE CAPITAL

     CP Ships has been amalgamated and is subsisting under the laws of the Province of New Brunswick, Canada. The Articles of Amalgamation of CP Ships do not restrict it from carrying on any particular types of business.

     The registered office of CP Ships is located at Brunswick House, 44 Chipman Hill, Saint John, New Brunswick, Canada E2L 4Z6. The head office of CP Ships is located at 62-65 Trafalgar Square, London, WC2N 5DY, United Kingdom and its telephone number is +44-20-7389-1100.

     The following summary describes those provisions of CP Ships' Articles of Amalgamation and By-laws, and of applicable laws, that are material to an understanding of the equity securities of CP Ships. The summary does not purport to be complete and is subject to, and qualified in its entirety by, the complete provisions of the Articles of Amalgamation and By-laws of CP Ships. The authorized share capital of CP Ships consists of an unlimited number of common shares without par value, approximately 89,908,354 of which were issued and outstanding as at 12th March 2004, an unlimited number of first preferred shares without par value and an unlimited number of second preferred shares without par value. No first preferred shares or second preferred shares have been issued.

Common Shares

     The holders of common shares are entitled to receive notice of and to attend all meetings of shareholders and have one vote for each common share held at all such meetings, except for meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. Holders of common shares are entitled to receive, as and when declared by the Board, dividends in such amounts and in such form as the Board may determine from time to time. Subject to the rights of creditors and the rights, privileges, restrictions and conditions attaching to the preferred shares (which rank ahead of the common shares), the common shares entitle the holders thereof to receive the remaining property of CP Ships in the event of the liquidation, dissolution or winding-up of CP Ships on a pro rata basis.

First Preferred Shares

     The Board may issue first preferred shares at any time and from time to time on one or more series. However, the Board may not issue any first preferred shares if by doing so, the aggregate amount payable to holders of such shares as a return of capital in the event of a liquidation, dissolution or wind-up of CP Ships or any other distribution of its assets among its shareholders for the purposes of winding-up its affairs (collectively, a "Wind-up") would exceed Cdn$250 million. Subject to the restrictions described below, the Board may determine the rights, privileges, conditions and restrictions attaching to the first preferred shares.

     Holders of first preferred shares are not entitled to voting rights except as required by applicable law. Holders of first preferred shares enjoy priority over holders of common shares and second preferred shares with respect to the payment of dividends and the return of capital in the event of a Wind-up. Dividends may not be declared or paid on common shares or second preferred shares unless all dividends payable on first preferred shares have been paid, or set aside for payment.

Second Preferred Shares

     The Board may issue second preferred shares at any time and from time to time in one or more series. However, the Board may not issue any second preferred shares if by doing so, the aggregate amount payable to holders of such shares as a return of capital in the event of a Wind-up would exceed Cdn$250 million. Subject to the restrictions described below, the Board may determine the rights, privileges, restrictions and conditions attaching to the second preferred shares. Holders of second preferred shares enjoy priority over holders of common shares with respect to the payment of dividends and the return of capital in the event of a Wind-up. Dividends may not be declared or paid on the common shares unless all dividends payable on second preferred shares have been paid, or set aside for payment.

Meetings of Shareholders


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

     The last general meeting of holders of common shares was held on 23rd April 2003. Future general meetings must be held not later than 15 months after the date of the last general meeting. At each meeting (i) the audited consolidated financial statements must be put before the shareholders, (ii) the auditors must be appointed and (iii) the directors will be elected. Annual or special meetings of shareholders may be held anywhere in the world as determined by the Board. Voting may be effected in person or by written proxy and the quorum for any shareholders meeting shall not be less than two persons present holding or representing not less than 5% of the total number of votes attaching to the issued and outstanding shares enjoying voting rights at such meeting.

Pre-emptive Rights

     Holders of common shares are not entitled to statutory pre-emptive rights in connection with any new issue of common shares authorized by the Board.

Modifications, Subdivisions and Consolidations

     In accordance with the Business Corporations Act (New Brunswick), Canada, the amendment of certain rights of holders of a class of shares, including the common shares, requires the approval of not less than two-thirds of the votes cast by the holders of such shares voting separately as a class at a special meeting of such holders. In circumstances where the rights of a class or series of shares may be amended and the holders of a class or series of shares are entitled to vote separately, such shareholders have the right under the Business Corporations Act (New Brunswick), Canada to dissent from such amendment and require that CP Ships pay them the fair value of their shares.

Limitations on Non-Canadians Shareholders

     There are no limitations on the rights of non-resident or foreign shareholders to own securities of CP Ships or to vote such securities imposed by Canadian law or by the Articles of Amalgamation and By-laws of CP Ships.

Change of Control Provisions

     No provisions of CP Ships' Articles of Amalgamation or By-laws would have the effect of delaying, deterring or preventing a change of control of CP Ships. See "-- Shareholder Rights Plan" and "Description of Indebtedness and Certain Other Obligations".

Common Shares Outstanding and Reserved for Issuance

     As at 31st December 2003, (i) 89,890,519 common shares were issued and outstanding and (ii) approximately 7,449,000 common shares were reserved for issuance to the directors and employees of CP Ships' under its share compensation arrangements.

Shareholder Rights Plan

     On 30th July 2001, CP Ships adopted a Shareholder Rights Plan (the "Rights Plan") as set out in Shareholder Rights Plan Agreement dated 30th July 2001 between CP Ships and Computershare Trust Company of Canada as trustee. The Rights Plan was amended and reconfirmed by CP Ships' shareholders on 17th April 2002. The Rights Plan is intended to provide CP Ships with sufficient time to explore and develop alternatives for maximizing shareholder value in the event of a take-over bid and to provide all shareholders with an equal opportunity to participate in the bid. The Rights Plan must be reconfirmed by a majority of shareholders of CP Ships at the annual meeting of shareholders in 2005. If the Rights Plan is not so confirmed, it will terminate at the end of such annual meeting.

     The following summary of the Rights Plan is qualified in its entirety by reference to the text of the Rights Plan.

     Under the Rights Plan, one right ("Right") is issued and attaches to each outstanding common share. The Rights will separate from the common shares and will be exercisable ten trading days after a person has acquired, or commenced a take-over bid to acquire, beneficial ownership of 20% or more of the common shares (a "Flip-in Event"), subject to the Board postponing such separation. Following a Flip-in Event, each Right (other than Rights held by the person that initiated the Flip-in Event) will permit the holders of Rights to purchase common shares at a 50% discount to their market price. The Rights are not exercisable if the take-over bid is made pursuant to an offer which (a) has been made by way of a take-over bid circular, (b) has been made to all shareholders of CP Ships, (c) is outstanding for a minimum of sixty days, and (d) provides that, if more than 50% of the common shares held by Independent Shareholders (as defined in the Rights Plan) are tendered to the bid and not withdrawn within the sixty (60) day period, the bidder must make a public announcement to that effect and allow for the tendering of additional common shares for an additional ten (10) day period.

     The Board may waive the application of the Rights Plan if the take-over bid is made by way of a circular to all holders of common shares. Certain exemptions are also provided for investment advisors, trust companies and certain other investment and pension fund managers who acquire 20% or more of the common shares provided that they are not making a take-over bid. The Rights Plan does not detract from or lessen the duty of the Board to act honestly and in good faith in the best interests of CP Ships.

                        CERTAIN INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain material Canadian and U.S. federal income tax consequences of the acquisition, ownership and disposition of Notes and common shares issued upon their conversion. This discussion is not intended to be, nor should it be construed to be, legal or tax advice to any particular prospective purchaser.

Canadian Federal Income Tax Considerations

     The following is a summary of the principal Canadian federal income tax considerations generally applicable to a holder of Notes who acquires Notes pursuant to this prospectus and who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"), holds the Notes and common shares acquired under the terms of the Notes as capital property, is not affiliated with CP Ships and deals with CP Ships at arm's length (a "Holder"). Generally, Notes and common shares will be considered to be capital property to a Holder provided that the Holder does not hold the Notes or common shares in the course of carrying on a business of trading or dealing in securities and has not acquired them as an adventure in the nature of trade. This summary is not applicable to any Holder that is a "financial institution" (as defined in the Canadian Tax Act) for the purposes of the mark-to-market rules or any Holder an interest in which would be a "tax shelter investment" (as defined in the Canadian Tax Act). This summary also assumes that CP Ships is resident in Canada for the purposes of the Canadian Tax Act. See "Risk Factors -- Risks Relating to CP Ships -- Any increase in tax rates or change in tax residency could adversely affect CP Ships".

     This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder, all specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments"), and counsel's understanding of the administrative practices and policies published in writing by the Canada Revenue Agency (the "CRA"). This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not anticipate any changes in law whether by legislative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. No assurance can be given that the Proposed Amendments will be enacted in the form proposed or at all.

     This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representation with respect to the income tax consequences to any particular Holder is made. Consequently, prospective investors of Notes should consult their own tax advisors for advice with respect to the tax consequences to them of holding and disposing of Notes and Common shares acquired under the terms of the Notes, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Residents of Canada

     This section of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act is or is deemed to be a resident of Canada (a "Canadian Holder"). Certain Canadian Holders whose Notes or common shares acquired under the terms of the Notes might not otherwise qualify as capital property may make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have the Notes and common shares and every "Canadian security" (as defined in the Canadian Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent years deemed to be capital property.

Taxation of Interest on Notes

     A Canadian Holder that is a corporation, partnership, unit trust or trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest on a Note that accrues to the Canadian Holder to the end of that taxation year or became receivable or is received by it before the end of that taxation year, except to the extent that such amount was included in the Canadian Holder's income for a preceding taxation year.

     Any other Canadian Holder, including an individual, will be required to include in computing for a taxation year any interest on a Note received or receivable by such Canadian Holder in that taxation year (depending upon the method regularly followed by the Canadian Holder in computing income) except to the extent that such amount was included in the Canadian Holder's income for a preceding taxation year. In addition, although the Note is not an "investment contract" (as defined in the Canadian Tax Act), if at any time a Note should become an "investment contract" in relation to a Canadian Holder, such Canadian Holder will be required to include in computing income for a taxation year any interest that accrues to the Canadian Holder on the Note to the end of any "anniversary day" (as defined in the Canadian Tax Act) in that year to the extent such interest was not otherwise included in the Canadian Holder's income for that year or a preceding taxation year.

     A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) is liable for a refundable tax of 6 2/3% on certain investment income, including interest.

     Any amount paid by CP Ships as a penalty or bonus because of early repayment of all or part of the principal amount of a Note will be deemed to be interest received at that time by the Canadian Holder to the extent that such amount can reasonably be considered to relate to, and does not exceed the value at the time of the payment of, the interest that would have been paid or payable by CP Ships on the Note for a period ending after the payment of such amount.

     On a disposition or a deemed disposition of Notes, a Canadian Holder will generally be required to include in income the amount of interest accrued or deemed to accrue to the date of disposition, to the extent that such amounts have not otherwise been included in the Canadian Holder's income for the year or a preceding taxation year.

Exercise of Conversion Right

     A Canadian Holder that converts a Note into common shares only pursuant to the Canadian Holder's right of conversion will not be considered to realize a capital gain or capital loss on such conversion. The cost to such Canadian Holder of the common shares acquired on the conversion generally will be equal to the Canadian Holder's adjusted cost base of the Note immediately before the conversion. The adjusted cost base to a Canadian Holder of the common shares acquired on the conversion will be averaged with the adjusted cost base of all other common shares held by the Canadian Holder as capital property. Under the current administrative practice of the CRA, a Canadian Holder who, on conversion of a Note, receives an amount not in excess of $200 in lieu of a fraction of a common share may either treat this amount as proceeds of disposition of a portion of a Note, thereby realizing a capital gain or capital loss, or alternatively may reduce the adjusted cost base of the common shares that the Canadian Holder receives on the conversion by the amount of cash received.

Disposition of Notes

     A disposition or deemed disposition of a Note, including a redemption, purchase for cancellation, payment on maturity or the exercise by a Canadian Holder of its conversion right where CP Ships elects to deliver cash in lieu of some or all of the common shares to be delivered on conversion (but not including a conversion of a Note into common shares pursuant only to a Canadian Holder's right of conversion as described above under the heading "Residents of Canada -- Exercise of

Conversion Right") will give rise to a capital gain (or capital loss) to the extent that the Canadian Holder's proceeds of disposition, net of any accrued interest or other amount included in computing the Canadian Holder's income as interest and any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Note to the Canadian Holder immediately before the disposition.

     One-half of the amount of any capital gain (a "taxable capital gain") realized by a Canadian Holder in a taxation year generally must be included in computing the Canadian Holder's income in that year, and one-half of the amount of any capital loss (an "allowable capital loss") realized by a Canadian Holder in a taxation year generally may be deducted from taxable capital gains realized by the Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years to the extent and under the circumstances described in the Canadian Tax Act. A capital gain realized by an individual may give rise to a liability for alternative minimum tax.

     A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) is liable for a refundable tax of 6 2/3% on certain investment income, including taxable capital gains.

Common Shares

     Dividends declared and paid on a Canadian Holder's common shares will be included in the Canadian Holder's income as taxable dividends received from a taxable Canadian corporation. The normal gross-up and dividend tax credit rules will apply to dividends received by a Canadian Holder who is an individual and dividends received by a Canadian Holder which is a corporation will normally be deductible in computing its taxable income. Certain corporations may be liable to pay a refundable tax under Part IV of the Canadian Tax Act on such dividends.

     A disposition or deemed disposition of a common share will generally result in the Canadian Holder realizing a capital gain (or capital loss) to the extent that the proceeds of disposition of the common share exceed (or are less than) the aggregate of the Canadian Holder's adjusted cost base of the common share and any reasonable costs related to the disposition. The general tax treatment of capital gains and capital losses is discussed above under the heading "Residents of Canada -- Disposition of Notes".

     In the case of a Canadian Holder that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition or deemed disposition of a common share may be reduced by the amount of dividends previously received or deemed to have been received thereon in accordance with detailed rules contained in the Canadian Tax Act. Similar rules apply where a corporation is a member of a partnership or a beneficiary of a trust that owns common shares or where a partnership or trust, of which a corporation is a member or beneficiary, itself is a member of a partnership or a beneficiary of a trust that owns common shares. Canadian Holders to whom these rules may be relevant should consult their own tax advisors.

Non-Residents of Canada

     This section of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act, is not, has not been and will not be or be deemed to be, resident in Canada at any time while he or she holds or held Notes or common shares (or other property for which common shares were substituted in a tax deferred transaction), does not use or hold and will not be deemed to use or hold the Notes or common shares in connection with carrying on a business in Canada, and in respect of whom the Notes or common shares are not "designated insurance property" (a "Non-Resident Holder").

Taxation of Interest on Notes

     A Non-Resident Holder will not be subject to Canadian withholding tax in respect of amounts paid or credited by CP Ships as, on account or in lieu of payment of, or in satisfaction of, the principal of the Notes or interest or premium thereon.

Exercise of Conversion Right

     A Non-Resident Holder that converts a Note into common shares only pursuant to the Non-Resident Holder's right of conversion will not be considered to realize a capital gain or capital loss on such conversion.

Disposition of Notes and Common Shares

     A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Note, including on the exercise by a Non-Resident Holder of its conversion right where CP Ships elects to deliver cash in lieu of some or all of the common shares to be delivered on conversion (but not including a conversion of a Note into common shares only pursuant to a Non-Resident Holder's right of conversion as described above under the heading "Non-Residents of Canada -- Exercise of Conversion Right") or a common share acquired under the terms of the Notes, as the case may be, unless the Note or common share constitutes "taxable Canadian property" (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition and the Holder is not entitled to relief under an applicable income tax treaty or convention. As long as the common shares are then listed on a prescribed stock exchange (which currently includes the TSX and the NYSE), the Notes and the common shares generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition, the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of CP Ships.

Taxation of Dividends on Common Shares

     Under the Canadian Tax Act, dividends on common shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Canada-United States Income Tax Convention, a Non-Resident Holder resident in the United States and entitled to the benefits of that convention will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends.

United States Federal Income Tax Considerations

     The following is a summary of the principal U.S. federal income tax considerations generally applicable to a U.S. Holder who acquires Notes or common shares in a secondary market transaction. As used in this summary of U.S. federal income tax considerations, the term "U.S. Holder" means a beneficial holder of a Note or common share that for U.S. federal income tax purposes is
(i) a citizen or resident of the United States, (ii) a corporation or an entity treated as a corporation, formed under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source and
(iv) in general, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" have the authority to control all substantial decisions of the trust. As used in this summary of U.S. federal income tax considerations, the term "Non-U.S. Holder" means any beneficial owner of a Note that is not a U.S. Holder.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly, with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and CP Ships has not obtained, nor does CP Ships intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring or holding the Notes or common shares. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code or a holder whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of U.S. Holders, some of which (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, insurance companies, tax-exempt organizations, persons that own, or are deemed to own, 10% of more of the voting shares of CP Ships and persons holding

Notes or common shares as part of a hedging or conversion transaction or straddle or persons deemed to sell Notes or common shares under the constructive sale provisions of the Code) may be subject to special rules. This summary also does not discuss any aspect of state, local or foreign law or U.S. federal estate and gift tax law as applicable to U.S. Holders of the Notes and common shares. In addition, this discussion is limited to purchasers of Notes or common shares who will hold the Notes and common shares as "capital assets" within the meaning of Section 1221 of the Code (generally, for investment).

     All prospective investors in the Notes and common shares are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Notes and the common shares, including the possible application of any income tax treaty.

     This summary does not consider the U.S. federal income tax consequences of the holding or the disposition of the Notes or common shares by a partnership. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Notes or common shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of the Notes or common shares that is a partnership, and partners in such partnership, should consult their individual tax advisors about the U.S. federal income tax consequences of holding and disposing of the Notes and common shares.

Filing of the Shelf Registration Statement

     The filing of the shelf registration statement will not be a taxable event for United States federal income tax purposes. A holder of Notes or common shares will not recognize any taxable gain or loss as a result of the filing of the shelf registration statement, and the holder's tax basis and holding period in its Notes or common shares will remain the same.

United States Holders

Interest on Notes

     A U.S. Holder will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with the U.S. Holder's regular method of U.S. federal income tax accounting. Such interest will be treated as income from outside the United States but generally will be "passive income" or, in the case of certain types of U.S. Holders, "financial services income" for U.S. foreign tax credit purposes. See "Credit for Foreign Taxes Withheld", below.

Market Discount

     If a U.S. Holder acquires a Note for an amount that is less than, in general, the Note's principal amount, the amount of such difference is treated as "market discount." Market discount is disregarded under a de minimis rule if such difference is less than 1/4 of one percent of the principal amount of the Note multiplied by the number of complete years to maturity after the U.S. Holder acquires the Note. A U.S. Holder is required to treat any principal payment on, or any gain on the sale, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis unless the U.S. Holder elects to determine the amount of accrued market discount on a constant interest rate basis. A U.S. Holder may elect to include market discount in income currently as it accrues. Such election will apply to all debt instruments acquired by the U.S. Holder on or after the first taxable year to which such election applies and is irrevocable without the consent of the IRS.

Amortizable Bond Premium

     "Amortizable bond premium" may arise from the purchase of a Note in a secondary market transaction. Such premium is equal to the excess of the purchase price of the Note, reduced by any amount attributable to the conversion right, over, in general, the Note's principal amount. The amount attributable to the conversion right may be determined under any reasonable method, including by reference to the trading prices of comparable, but nonconvertible, notes issued by CP Ships or other issuers. Generally, a U.S. Holder may elect to amortize bond premium as an offset to interest income, using a constant yield method. The premium amortization is calculated assuming that CP Ships will exercise redemption rights in a manner that maximizes the U.S. Holder's yield. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium used to offset interest income. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made and may be revoked only with the consent of the IRS.

Additional Payments

     In certain circumstances, CP Ships may be obligated to pay holders of the Notes amounts in excess of stated interest or principal. For example, as more fully described under "Description of Notes -- Registration Rights", in the event of a "registration default" CP Ships will be required to pay additional interest to holders of the Notes. Additionally, CP Ships will be required to pay Additional Amounts if certain withholding taxes are imposed on payments on the Notes, as more fully described in "Description of Notes -- Additional Amounts". Although the matter is not free from doubt, CP Ships intends to take the position that the contingency that CP Ships will make such additional payments is "remote" within the meaning of the applicable Treasury regulations and does not intend to treat the possibility of such payments as causing the Notes to be considered issued with "original issue discount" or as requiring the Notes to be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. On that basis, CP Ships believes that such additional payments, if any, will be taxable to a U.S. Holder as ordinary income at the time such payments accrue or are received in accordance with the holder's method of U.S. federal income tax accounting.

Conversion of Notes into Common Shares

     A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a Note into common shares except (i) with respect to cash received in lieu of a fractional common share and (ii) to the extent that any common shares are considered attributable to accrued but unpaid interest not previously included in gross income. Cash received in lieu of a fractional common share should generally be treated as a payment in exchange for the fractional common share rather than as a dividend. Gain or loss recognized on the receipt of cash paid in lieu of a fractional common share generally will equal the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share, and will be long-term capital gain or loss if the U.S. Holder will have held the Note for more than one year at the time of conversion. See "Sale, Exchange, Redemption or Other Disposition of Notes or Common Shares", below, for a discussion of the consequences of capital-gain treatment. The fair market value of common shares that are attributable to accrued but unpaid interest generally will be taxable to the U.S. Holder as ordinary interest income to the extent not previously included in gross income. See "-- Interest on Notes" above.

     The initial tax basis of common shares received on conversion (other than common shares attributable to accrued but unpaid interest not previously included in gross income) will equal the adjusted tax basis of the Note converted, reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash. The initial tax basis of common shares attributable to such accrued but unpaid interest will be the fair market value of such common shares. The holding period for the common shares received on conversion will generally include the period during which the converted Note was held prior to conversion. The holding period for common shares attributable to accrued but unpaid interest will, however, commence on the day following the date of delivery of the common shares.

Conversion of Notes into Cash or Common Shares and Cash

     As discussed above under "Description of Notes -- Conversion Rights -- Conversion Procedures", CP Ships will have the option to deliver cash in lieu of some or all of the common shares to be delivered upon conversion of the Notes. If a U.S. Holder converts a Note and CP Ships delivers solely cash, the transaction will be treated for U.S. federal income tax purposes as a redemption of the Note, having the consequences for the holder described below under "Sale, Exchange, Redemption or Other Disposition of Notes or Common Shares".

     If a U.S. Holder converts a Note and CP Ships delivers a combination of common shares and cash, and such cash is not merely received in lieu of a fractional common share, the U.S. federal income tax treatment to the holder is uncertain. For U.S. federal income tax purposes, the transaction will be treated as an exchange of the Note for a combination of cash and common shares. Assuming the Note is a "security" for U.S. federal income tax purposes, which is likely, a U.S. Holder will be required to recognize the gain (but not loss) realized on this exchange in an amount equal to the lesser of (i) the gain realized (being the excess, if any, of the fair market value of the common shares received plus the cash received over the adjusted tax basis in the Note exchanged therefor) and (ii) the cash received. Such gain generally will be long-term capital gain if the U.S. Holder will have held the Note for more than one year at the time of the exchange. See "Sale, Exchange, Redemption or Other Disposition of Notes or Common Shares", below, for a discussion of the consequences of capital-gain treatment. The U.S. Holder's adjusted tax basis in the common shares received generally will equal the adjusted tax basis in the Note exchanged (exclusive of any basis allocable to a fractional share), decreased (but not below zero) by the cash received (other than cash in lieu of a fractional share) and increased by the amount of gain recognized (other than gain with respect to a fractional share). The U.S. Holder's holding period for the common shares received upon exchange of the Note will include the holding period for the Note so exchanged.

     Alternatively, the cash payment might be treated as the proceeds from the redemption of a portion of the Note and taxed in the manner described under "Sale, Exchange, Redemption or Other Disposition of Notes or Common Shares", below. In such case, the U.S. Holder's adjusted tax basis in the Note (exclusive of any basis allocable to a fractional share) would be allocated pro rata between the common shares received and the portion of the Note that is treated as redeemed for cash. The holding period for the common shares received in the conversion would include the holding period for the Note.

     In either case, a U.S. Holder should be entitled to treat any cash received in the exchange as applied first to the satisfaction of any accrued but unpaid interest on the Note. U.S. Holders should consult their tax advisors regarding the proper treatment to them of the receipt of a combination of cash and common shares upon a conversion.

Adjustment of Conversion Rate

     The conversion rate of the Notes is subject to adjustment under certain circumstances, see "Description of Notes -- Conversion Rights -- Conversion Rate Adjustments". Certain adjustments (or failures to make adjustments) to the conversion rate of the Notes may result in a taxable constructive dividend distribution to a U.S. Holder of a Note. This will occur if and to the extent that certain adjustments in the conversion rate, which may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of common shares of CP Ships), increase the proportionate interest of a U.S. Holder of a Note in the fully diluted common shares. The amount of any constructive dividend distribution will be limited to the amount of CP Ships' current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Because a constructive dividend distribution may occur whether or not a U.S. Holder ever exercises the conversion privilege, such holder may recognize income even though such holder does not receive any cash or property as a result of the adjustment (or failure to adjust). Adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution in the interest of the holders of the Notes, however, will generally not be considered to result in a constructive dividend distribution.

Sale, Exchange, Redemption or Other Disposition of Notes or Common Shares

     Subject to the passive foreign investment company ("PFIC") rules discussed below, gain or loss, if any, realized by a U.S. Holder on the sale, exchange (other than a conversion), redemption or other disposition of a Note or common share will generally be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. Holder's adjusted tax basis in the Note or common share and the amount realized on the disposition (other than, in the case of a Note, any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income). Any amount attributable to accrued market discount that has not previously been included in income will be taxed in the manner described above, see "--Market Discount". A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder increased by the amount of market discount previously included in the U.S. Holder's income with respect to the Note and reduced by any principal payments received by such holder and any bond premium used to offset interest income, see "--Amortizable Bond Premium" above. A U.S. Holder's adjusted tax basis in a common share purchased in a secondary market transaction generally will equal the cost of such common share. A U.S. Holder's adjusted tax basis in a common share acquired through conversion of a Note is discussed above.

     Gain or loss realized on the sale, exchange, redemption or other disposition of a Note or common share generally will be capital gain or loss (subject to the market discount rules described above), and will be long-term capital gain or loss if at the time of the disposition the Note or common share has been held for more than one year. For non-corporate taxpayers, including individuals, the excess of net long-term capital gains over net short-term capital losses generally is taxed at a lower rate than ordinary income (generally 15% for most gains recognized in taxable years beginning on or before 31st December 2008). The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any gain or loss realized by a U.S. Holder on the sale of a Note or a common share will generally constitute U.S. source gain or loss for foreign tax credit purposes.

Distributions on Common Shares

     Subject to the PFIC rules discussed below, the gross amount of any distribution by CP Ships (including any Canadian taxes withheld therefrom) with respect to common shares generally will be included in the gross income of a U.S. Holder as dividend income to the extent paid out of CP Ships' current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends-received deduction generally allowed to corporations under the Code. However, provided that CP Ships is not a PFIC, such dividends should be "qualified dividend income", which, if received by a U.S. Holder that is a non-corporate taxpayer, including an individual, in taxable years beginning on or before 31st December 2008, is subject to tax at the rates applicable to adjusted capital gain, discussed above. Qualified dividend income does not include dividends received on common shares with respect to which the U.S. Holder has not met a minimum holding-period requirement or to the extent the U.S. Holder is obligated to make related payments with respect to substantially similar or related property (e.g., in a short sale of such shares). See "Credit for Foreign Taxes Withheld", below, for a discussion of the source of dividends on common shares for U.S. foreign tax credit purposes.

     To the extent that the amount of any distribution exceeds CP Ships' current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the common shares and, to the extent that such distribution exceeds the U.S. Holder's adjusted tax basis in the common shares, will be taxed as a capital gain from the sale or exchange of the common shares.

     If a U.S. Holder receives a dividend in other than U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (including any amount withheld and calculated by reference to the exchange rate in effect on the day the U.S. Holder receives the dividend), whether or not the payment is converted into U.S. dollars at that time. In such case, the U.S. Holder may recognize U.S.-source ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Credit for Foreign Taxes Withheld

     Subject to the limitations set forth in Sections 901 and 904 of the Code (including certain holding-period requirements), the foreign tax withheld or paid, if any, with respect to interest on the Notes or dividends on the common shares generally will be eligible for credit against a U.S. Holder's U.S. federal income tax liability. Alternatively, a U.S. Holder may claim a deduction for such amount of withheld foreign taxes, but only for a year for which the U.S. Holder elects to do so with respect to all foreign income taxes.

     The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. If CP Ships is not a "United States-owned foreign corporation", interest on Notes and dividends on the common shares will generally be treated for U.S. foreign tax credit purposes as foreign source "passive income" or, in the case of certain types of U.S. Holders, "financial services income". If, and for so long as, CP Ships is a United States-owned foreign corporation, and dividends CP Ships pays on the common shares may, subject to certain exceptions, instead be treated for U.S. foreign tax credit purposes as either foreign-source "passive income" (or "financial services income") or as U.S.-source income, in proportion to CP Ships' earnings and profits in the year of such distribution allocable to foreign and U.S. sources, respectively. CP Ships will be treated as a United States-owned foreign corporation so long as stock representing 50% or more of the voting power or value of its stock is held, directly or indirectly, by U.S. Holders. No assurance can be given as to whether CP Ships will be treated as a United States-owned foreign corporation.

     U.S. Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction for foreign taxes withheld.

Liquidated Damages

     In the event of a "registration default", as described in "Description of Notes -- Registration Rights", CP Ships will be required to pay liquidated damages to holders of common shares issued upon conversion of Notes. These amounts will be taxable to a U.S. Holder as ordinary income at the time such payments accrue or are received in accordance with the holder's method of U.S. federal income tax accounting.

Passive Foreign Investment Company

     If CP Ships were to be treated as a PFIC, U.S. Holders of the Notes or common shares could be subject to a variety of adverse tax consequences, including higher U.S. federal income taxes on certain distributions, and on any gain recognized on the disposition of the Notes (other than by conversion) or the common shares, than otherwise would apply. In addition, the lower rates of taxation recently announced for "qualified dividend income" are not available to dividends paid by PFICs. A non-U.S. corporation is classified as a PFIC if 75% or more of its gross income for the taxable year is passive income or if the value of the assets it holds during the taxable year that produce passive income (or are held for the production of passive income) is at least 50% of the total value of its assets, taking into account a proportionate share of the income and assets of corporations at least 25% owned by such corporation. Based on the nature of CP Ships' income, assets and activities and the manner in which CP Ships plans to operate its business in future years, CP Ships does not expect to be classified as a PFIC for any taxable year. However, because the PFIC determination will be made annually on the basis of CP Ships' income and assets, and because the principles and methodology for applying the PFIC tests are not entirely clear, there can be no assurance that CP Ships will not be a PFIC in the current or subsequent taxable years. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences to them if CP Ships were to be treated as a PFIC.

Information Reporting and Backup Withholding

     The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax at the rate of 28% from payments subject to information reporting if the recipient fails to provide his or her taxpayer identification number to the payor, furnishes an incorrect identification number or repeatedly fails to report interest or dividends on his or her U.S. federal income tax returns. The information reporting and backup withholding rules do not apply to payments to corporations, tax-exempt organizations and other exempt recipients.

     Payments of interest or dividends to a U.S. Holder that is not an exempt recipient will be subject to information reporting and backup withholding unless the holder provides CP Ships or CP Ships' paying agent with a correct taxpayer identification number and complies with certain certification procedures.

     Payments made to U.S. Holders by a broker upon a sale of Notes or common shares will generally be subject to information reporting and backup withholding. If, however, the sale is made through a foreign office of a U.S. broker, the sale will generally be subject to information reporting but not backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by United States persons or is engaged in a U.S. trade or business.

     Any amounts withheld from a payment to a U.S. Holder of Notes or common shares under the backup withholding rules can be credited against any U.S. federal income tax liability of the U.S. Holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

     A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on (i) interest paid or accrued on the Notes, (ii) payments of Additional Amounts on the Notes, (iii) receipt of common shares upon conversion of the Notes, or (iv) gain realized upon the disposition of the Notes, whether by redemption or sale. Similarly, distributions by CP Ships with respect to common shares, and gain realized upon the disposition of common shares will generally not be subject to U.S. federal income or withholding tax. However, gain realized on the disposition of Notes or common shares by an individual Non-U.S. Holder who is present in the United States for 183 days or more of the taxable year of the sale and meets certain other conditions will be subject to U.S. federal income tax at a 30% rate. In addition, if a Non-U.S. Holder recognizes income or gain on the Notes or common shares and such income or gain is effectively connected with the conduct of such Non-U.S. Holder's trade or business within the United States, the income and gain that is effectively connected with the conduct of such trade or business or, if certain treaty provisions apply, is attributable to a permanent establishment in the United States will generally be subject to U.S. federal income tax in the same manner as income or gain realized by a U.S. Holder. In addition, for a corporate Non-U.S. Holder, the earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

     A Non-U.S. Holder will not be subject to information reporting or backup withholding (at a current rate of 28%) with respect to interest payments on the Notes or payments of dividends on common shares if such interest or dividends are paid by a non-U.S. payor or non-U.S. middleman to a Non-U.S. Holder through an account maintained outside the United States. However, unless a Non-U.S. Holder establishes an exemption (as described below), information reporting and backup withholding will generally apply to all interest paid on the Notes and dividends paid with respect to common shares if such amounts (i) are paid by a U.S. payor or U.S. middleman or (ii) are paid in the United States. For this purpose, a payment will be considered to be made in the United States if it is paid to an account maintained by the payee in the United States or is mailed to a U.S. address. Further, if interest payments on the Notes or dividend payments on common shares are paid to a Non-U.S. Holder through a foreign office of a broker that is (i) a U.S. person as defined under the Code, (ii) a foreign person that derived 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation within the meaning of the Code, or a (iv) foreign partnership with certain connections to the United States, such interest and dividends will be subject to information reporting (but not backup withholding) unless a Non-U.S. Holder establishes an exemption from such reporting (as described below).

     Generally, information reporting and backup withholding will not apply to a payment by or through a foreign office of a foreign broker of the gross proceeds of a sale of the Notes or the common shares effected outside the United States. However, unless a Non-U.S. Holder establishes an exemption (as described below), the gross proceeds of any sale of the Notes or common shares made through a U.S. office of any broker, foreign or domestic, will be subject to information reporting and backup withholding.

     To establish an exemption from information reporting and backup withholding, a Non-U.S. Holder must timely provide an IRS Form W-8BEN (or other applicable form) certifying under penalties of perjury that such holder is a non-United States person as defined under the Code. Notwithstanding any IRS Form W-8BEN or other documentary evidence, a broker or other payor who has actual knowledge or reason to know that a holder is a U.S. person will be required to backup withhold and file information returns with the IRS if such broker or payor is a U.S. person or has certain connections to the United States.


                              PLAN OF DISTRIBUTION

     The Notes were issued on 24th February 2004 and offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in certain Canadian provinces pursuant to exemptions from the requirement to file a prospectus in the province in which such sales were made.

     Holders are entitled to the benefits of a registration rights agreement described under "Description of Notes -- Registration Rights", pursuant to which CP Ships has filed this prospectus as a base shelf prospectus with the Alberta Securities Commission under the Canadian Securities Administrators National Instrument NI 44-102 and a registration statement including this prospectus with the SEC under the Securities Act.

     All information omitted from this prospectus will be contained in a prospectus supplement that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution to which the prospectus supplement pertains. The only information that will be contained in any prospectus supplement to this prospectus is the information required by applicable securities legislation and a current list of the holders who have delivered a completed selling security holder's questionnaire to us (each, an "Electing Holder"); the aggregate principal amount of the Notes held by each such Electing Holder and the number of Common Shares into which the Notes are convertible. An initial list of Electing Holders is set forth in Schedule A hereto, which is incorporated and forms a part of this prospectus and which may be updated by way of a prospectus supplement as described above.

     An Electing Holder may sell at any time, or from time to time, pursuant to this prospectus, the aggregate principal amount of the Notes held by such Electing Holder as set forth in Schedule A to this prospectus and in a prospectus supplement, as the case may be, or the number of Common Shares into which such Electing Holder has converted its Notes, and the aggregate principal amount payable of the Notes, or the number of Common Shares, as the case may be, held by such Electing Holders shall thereafter be reduced to the extent of such sales. The Notes held by the Electing Holders were either acquired by them upon the issuance of the Notes on 24th February 2004 at a price of $1,000 per Note, or in subsequent transactions thereafter at varying prices.

     CP Ships is registering the Securities covered by this prospectus under the Securities Act to permit any Electing Holders to conduct public secondary trading of these Securities from time to time after the date of this prospectus in accordance with the federal securities laws of the United States. CP Ships has agreed, among other things, to bear all fees and expenses, other than any underwriting compensation, in connection with the registration and sale of the Securities covered by this prospectus. Additionally, CP Ships has agreed to indemnify the holders against certain liabilities, including liabilities under the Securities Act, and each Electing Holder has agreed to indemnify CP Ships and any persons who control CP Ships, as defined in the federal securities laws of the United States, against any liability with respect to any information furnished by such holder in writing to CP Ships expressly for use in the shelf registration statement.

     CP Ships will not receive any of the proceeds from the sale of the Securities by Electing Holders. Electing Holders may sell all or any portion of the Securities beneficially owned by them and offered hereby from time to time:

     o    directly; or

     o through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from Electing Holders or from the purchasers of the Securities for whom they may act as agent.

The Securities may be sold from time to time in one or more transactions at:

     o    fixed prices, which may be changed;

     o    varying prices determined at the time of sale; or

     o    negotiated prices.

     The prices will be determined by Electing Holders or by agreement between Electing Holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to Electing Holders from the sale of the Securities offered by them will be the purchase price of the Securities less discounts and commissions, if any.

     The sales described in the preceding paragraph may be effected in transactions:

     o on any U.S. or Canadian national securities exchange or quotation service on which the Securities may be listed or quoted at the time of the sale, including the NYSE and the TSX in the case of the underlying common shares;

     o    in the over-the-counter market;

     o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

     o    through the writing of options.

     These transactions may include block transactions or "crosses". Crosses are transactions in which the same broker acts as agent on both sides of the trade.

     Once any security is sold by an Electing Holder pursuant to this prospectus and a related prospectus supplement, such security is not thereafter covered by this prospectus even if subsequently reacquired by an Electing Holder.

     CP Ships' outstanding common shares are listed on the NYSE and the TSX, each of which has approved the listing of the underlying common shares. CP Ships does not intend to list the Notes for trading on any securities exchange in the United States or Canada. Accordingly, no assurance an be given as to the development of an active trading market for the Notes. See "Risk Factors -- Absence of a public market for the Notes could cause investors in the Notes to be unable to resell them for an extended period of time."

     In order to comply with the securities laws of certain U.S. states and Canadian jurisdictions, if applicable, the Notes and underlying common may be sold in such jurisdictions only through registered or licensed brokers or dealers.

     The holders and any underwriters, dealers or agents that participate in the distribution of the Securities offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by them might be deemed to be underwriting compensation under the Securities Act.

     There is no assurance that any selling holder will sell any or all of the Notes or underlying common shares described in this prospectus, and any selling holder may transfer, devise or gift such Securities by other means not described in this prospectus.

     In connection with any offering of Securities, the underwriters, if any, may offer, allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.


                                  LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon by Sidley Austin Brown & Wood LLP, Chicago, Illinois, United States counsel to CP Ships, and McCarthy Tetrault, Canadian counsel to CP Ships.


                                    AUDITORS

     The consolidated financial statements as of 31st December 2003 and 2002 and for each of the three years in the period ended 31st December 2003 incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          INDEPENDENT AUDITORS' CONSENT

     We have read the short form base shelf prospectus of CP Ships Limited (the "Company") dated 21st April 2004 relating to the registration of 4% convertible senior subordinated notes due 2024 sold by the Company on 24th February 2004 and the common shares into which such notes are convertible. We have complied with Canadian generally accepted standards for auditors' involvement with offering documents.

     We consent to the incorporation by reference in the above-mentioned prospectus of our report to the shareholders and notice to U.S. readers of the Company on the consolidated balance sheets of the company as at 31st December 2003 and 2002 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three year period ended 31st December 2003. Our report and notice to U.S. readers is dated 12th March 2004.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada
21st April 2004

                       WHERE YOU CAN FIND MORE INFORMATION

     CP Ships filed with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form F-10 under the Securities Act relating to the Securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement. Some information is omitted and prospective investors should refer to the registration statement and its exhibits.

     CP Ships is subject to certain of the information requirements of the Exchange Act, and in accordance therewith CP Ships files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, CP Ships may prepare these reports and other information in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Investors may read and copy any document CP Ships files with the SEC at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. Investors may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website (www.sec.gov) that makes available reports and other information regarding issuers that file electronically with it.

     The information in this prospectus may not contain all of the information that may be important to investors. Investors should read the entire prospectus and registration statement, as well as the documents incorporated by reference in the prospectus and registration statement, before making an investment decision.

          LIST OF DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

     The following documents have been filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under the heading "Documents Incorporated by Reference"; consent of McCarthy Tetrault, Canadian counsel to CP Ships; consent of Sidley Austin Brown & Wood LLP, U.S. counsel to CP Ships; consent of PricewaterhouseCoopers LLP; powers of attorney; Statement of Eligibility of Trustee on Form T-1; and the Indenture and form of note included therein.

                                   SCHEDULE A

     The table below sets forth the name each Electing Holder, the principal amount of Notes beneficially owned by each Electing Holder and the number of Common Shares into which the Notes are initially convertible that may be offered under this prospectus. CP Ships has prepared the table below based on the information given to the Company by the Electing Holders named in the table on or prior to 7th April 2004.

     Unless otherwise disclosed, no Electing Holder has indicated that it has held any position or office or had any other material relationship with the Company or its affiliates during the past three years. The Electing Holders listed in the table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their Notes or Common Shares since the date as of which the information is presented in the table. Because the Electing Holders may offer all or some of their Notes or Common Shares from time to time, CP Ships cannot estimate the amount of the Notes or Common Shares that will be held by the Electing Holders upon the termination of any particular offering.

     Only Electing Holders identified below who beneficially own the Notes or Common Shares set forth opposite each such holder's name in the table on the effective date of the registration statement, of which this prospectus forms a part, may sell such Securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of the Notes or Common Shares by any holder not identified below, the registration statement of which this prospectus forms a part will be amended by a post-effective amendment to set forth the name and aggregate amount of Notes or Common Shares beneficially owned by the Electing Holder intending to sell such Notes or Common Shares and the aggregate amount of Notes or Common Shares to be offered. The prospectus, which will be a part of such a post-effective amendment, will also disclose whether any Electing Holder selling in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with, CP Ships during the three years prior to the date of the prospectus if such information has not been disclosed herein.


                             Electing Holder              Principal amount of       Number of
                                                               Notes held         Common Shares
         CNH LA Master Account, L.P.                              $500,000             -

         Credit Suisse First Boston Europe Limited              $2,250,000             -

         DKR Soundshore Opportunity Holding Fund Ltd.           $1,000,000             -

         DKR Soundshore Strategic Holding Fund Ltd.               $750,000             -

         Goldman, Sachs & Co.                                  $23,000,000             -

         Grace Convertible Arbitrage Fund, Ltd.                 $5,500,000             -

         LDG Limited                                               $64,000             -

         Lighthouse Multi-Strategy Master Fund LP                  $25,000             -

         Lyxor/Quest Fund Ltd                                     $125,000             -

         Man Convertible Bond Master Fund, Ltd.                 $4,591,000             -

         Morgan Stanley Convertible Securities Trust              $800,000             -

         Polygon Global Opportunities Master Fund               $3,500,000             -

         Quest Global Convertible Fund Ltd.                       $350,000             -

         RBC Alternative Assets, L.P.                             $100,000             -

                             Electing Holder              Principal amount of       Number of
                                                               Notes held         Common Shares
         S.A.C. Capital Associates, LLC                         $2,000,000             -

         Sphinx Fund                                               $42,000             -

         St. Thomas Trading, Ltd.                               $5,909,000             -

         TQA Master Fund, Ltd.                                    $618,000             -

         TQA Master Plus Fund Ltd.                                $967,000             -

         Univest Multi Strategy FD                                $100,000             -

         Wachovia Securities International Ltd.                 $9,000,000             -

         WPG Convertible Arbitrage Overseas Master FD             $360,000             -

         WPG MSA Convertible Arbitrage FD                          $40,000             -

         Xavex - Convertible Arbitrage 7 Fund                     $178,000             -

         Zurich Institutional Benchmarks Master Fund Ltd.         $131,000             -

                                FORM F-10 PART II

                   INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

Indemnification

Section 81 of the New Brunswick Business Corporation Act ("NBBCA"), which governs the Registrant, provides that, except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant may with the approval of the Court of Queen's Bench of New Brunswick indemnify a person referred to above in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Registrant or such body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, a person referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant or body corporate if he was substantially successful on the merits in his defense of the action or proceeding and he fulfills the conditions set out in (a) and (b) above. The Registrant or a person referred to above may apply to a court for an order approving an indemnity provided under
Section 81 of the NBBCA and the court may so order and make any further order it thinks fit. On such an application, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. A By-law of the Registrant provides that the Registrant shall indemnify such persons to the extent permitted by the NBBCA or otherwise by law. The directors and officers of the Registrant also have the benefit collectively of a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                               FORM F-10 PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC Staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any changes to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, as of the 23rd day of April 2004.

                                                CP SHIPS LIMITED

                                                By: /s/  Raymond R. Miles
                                                    ----------------------------
                                                    Raymond R. Miles
                                                    Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 23rd day of April 2004 by the following persons in the capacities indicated:

Signatures                                Capacity

/s/ RAYMOND R. MILES                     Chief Executive Officer and Director
------------------------------------     (Principal Executive Officer)
Raymond R. Miles

/s/ IAN J. WEBBER                        Chief Financial Officer and Director
------------------------------------     (Principal Financial and Accounting
Ian J. Webber                            Officer)

/s/ JOHN P. BOWMER*                      Director
------------------------------------
John P. Bowmer

/s/ ROBERT J. CLANIN*                    Director
------------------------------------
Robert J. Clanin

/s/ PETER J. DEY*                        Director
------------------------------------
Peter J. Dey

/s/ FRANK J. HALLIWELL*                  Chief Operating Officer and Director
------------------------------------
Frank J. Halliwell

/s/ JOHN D. MCNEIL*                      Director
------------------------------------
John D. McNeil

/s/ NIGEL M.S. RICH*                     Director
------------------------------------
Nigel M.S. Rich

/s/ VISCOUNT WEIR*                       Director
------------------------------------
Viscount Weir

*By:  /s/ Iain Torrens
      ------------------------------
      Iain Torrens
      Attorney-in-fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative in the United States of CP Ships Limited, in the City of Tampa, Florida, as of the 23rd day of April 2004.

                                        /s/  J.P. LaCasse
                                        ------------------------------
                                        J.P. LaCasse

                                                          FORM F-10 EXHIBITS

Exhibit Number           Description

4.1 (2) The Annual Information Form of the Company dated 31st March 2004 for the fiscal year ended 31st December, 2003.

4.2 (3) The Company's Management Proxy Circular dated 12th March 2004 in connection with the 2004 Annual and Special Meeting of CP Ships' shareholders to be held on 4th May 2004, other than the sections entitled "Report on Executive Compensation" and "Statement of Corporate Governance Practices", and the graph on page 14 of such circular showing cumulative shareholder return.

4.3 (3) Audited consolidated financial statements of CP Ships Limited as at 31st December 2003 and 2002 and for each of the years in the three-year period ended 31st December 2003 as well as the auditors' reports thereon and Notice to U.S. Readers contained therein dated 12th March 2004.

4.4 (3) The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended 31st December 2003.

5.1 (1) Consent of PricewaterhouseCoopers LLP with regard to incorporation by reference of its reports included in
                    Exhibit 4.3.

5.2 (1) Consent of Sidley Austin Brown & Wood with regard to references to its opinion in the Prospectus.

5.3 (1) Consent of McCarthy Tetrault with regard to the references to its opinion in the Prospectus.

6.1 (1)             Powers of Attorney.

7.1 (1) Indenture, dated 24th February 2004, between CP Ships Limited and The Bank of New York, as Trustee.

7.2 (1) Form of $200,000,000 4% Senior Subordinated Convertible Notes due 2024 (included in Exhibit 7.1).

7.3 (1) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of a Corporation designated to act as Trustee.

_____________

(1)  Filed herewith.

(2) Incorporated by reference to the exhibits to Registrant's Form 40-F filed on 15th April 2004.

(3) Incorporated by reference to the exhibits to Registrant's Form 6-K filed on 7th April 2004.

                                    FORM F-10

                               Exhibit Number 5.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated 12th March 2004, relating to the audited consolidated financial statements, which are incorporated by reference in CP Ships Limited Annual Report on Form 40-F, as at 31st December 2003 and 2002 and for each of the years in the three year period ended 31st December 2003.

PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada

23rd April 2004

                                    FORM F-10

                               Exhibit Number 5.2

CONSENT OF SIDLEY AUSTIN BROWN & WOOD LLP

As United States counsel to CP Ships Limited in connection with the filing of this registration statement, we hereby consent to the reference to us under the caption "Legal Matters" in the prospectus that forms a part of this registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ SIDLEY AUSTIN BROWN & WOOD LLP
----------------------------------

Sidley Austin Brown & Wood LLP

April 23, 2004

                                    FORM F-10

                               Exhibit Number 5.3

Barristers & Solicitors                              MCCARTHY TETRAULT LLP
Patent & Trade-mark Agents                           Box 48, Suite 4700
                                                     Toronto Dominion Bank Tower
                                                     Toronto ON   M5K 1E6
                                                     Canada
                                                     Telephone:  416 362-1812
                                                     Facsimile:  416 868-0673
                                                     www.mccarthy.ca

April 23, 2004



To whom it may concern,

                      RE: CONSENT OF MCCARTHY TETRAULT LLP

We refer to the Registration Statement on Form F-10 of CP Ships Limited.

We hereby consent to the reference to this firm's name under the captions "Description of Notes - Enforceability of Judgments" and "Legal Matters" in the Prospectus forming part of the Registration Statement.

In giving such consent, we do not admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours very truly,

/s/ McCarthy Tetrault LLP





McCarthy Tetrault LLP TDO-CORP

Vancouver, Calgary, London, Toronto, Ottawa, Montreal, Quebec, New York and London, England

                                    FORM F-10

                               Exhibit Number 6.1

                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.



                                                     /s/Frank J. Halliwell
                                                     --------------------------
                                                     Name:  Frank J. Halliwell

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.



                                                     /s/Ian J. Webber
                                                     ---------------------------
                                                     Name:  Ian J. Webber

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.





                                                     /s/Raymond R. Miles
                                                     ---------------------------
                                                     Name: Raymond R. Miles

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.




                                                     /s/ J.P. LaCasse
                                                     ---------------------------
                                                     Name: J.P. LaCasse

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.




                                                     /s/ Viscount Weir
                                                     ---------------------------
                                                     Name: Viscount Weir

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.





                                                     /s/ Nigel M.S. Rich
                                                     ---------------------------
                                                     Name: Nigel M.S. Rich

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.





                                                     /s/John D. McNeil
                                                     ---------------------------
                                                     Name:    John D. McNeil

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.



                                                     /s/Peter J. Dey
                                                     ---------------------------
                                                     Name: Peter J. Dey

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.




                                                     /s/Robert J. Clanin
                                                     ---------------------------
                                                     Name:    Robert J. Clanin

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Raymond R. Miles, Ian J. Webber, Iain Torrens and John Irving and each of them severally, of CP Ships Limited, a company incorporated under the laws of Canada and continued under the Business Corporations Act (New Brunswick), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 as well as any and all amendments (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of CP Ships Limited's 4% convertible senior subordinated notes due 2024 and common shares into which such notes may be converted, pursuant to the Registration Rights Agreement dated February 24, 2004 between CP Ships Limited and the Initial Purchasers named therein, and to file such registration statement with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Power of Attorney this 2nd day of April 2004.





                                                     /s/ John Philip Bowmer
                                                     ---------------------------
                                                     Name: John Philip Bowmer

                                                               FORM F-10

                                                          Exhibit Number 7.1

                                                                   Exhibit 7.1


                                                                EXECUTION COPY








                               CP SHIPS LIMITED

                                      and

                             THE BANK OF NEW YORK

                                  as Trustee

                              ------------------

                                   INDENTURE

                         Dated as of February 24, 2004

                              ------------------

                         $200,000,000 Principal Amount

           (Includes Exercise of Initial Purchasers' Option In Full)

               4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024



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


                            CROSS-REFERENCE TABLE*

TIA                                                                  Indenture
Section                                                                Section
-------                                                                -------
  310(a)(1)............................................................    810
     (a)(2)............................................................    810
     (a)(3)............................................................   N.A.
     (a)(4)............................................................   N.A.
     (b)......................................................  808; 810; 1202
     (c)...............................................................   N.A.
  311(a)...............................................................    811
     (b)...............................................................    811
     (c)...............................................................   N.A.
  312(a)...............................................................    305
     (b)...............................................................   1203
     (c)...............................................................   1203
  313(a)...............................................................    806
     (b)(1)............................................................   N.A.
     (b)(2)............................................................    806
     (c)...........................................................  806; 1202
     (d)...............................................................    806
  314(a)...............................................................    503
     (b)...............................................................   N.A.
     (c)(1)............................................................   1204
     (c)(2)............................................................   1204
     (c)(3)............................................................   N.A.
     (d)...............................................................   N.A.
     (e)...............................................................   1205
     (f)...............................................................   N.A.
  315(a)............................................................... 801(b)
     (b)...........................................................  805; 1202
     (c)............................................................... 801(a)
     (d)............................................................... 801(c)
     (e)...............................................................    711
  316(a)(last sentence)................................................    209
     (a)(1)(A).........................................................    705
     (a)(1)(B).........................................................    704
     (a)(2)............................................................   N.A.
     (b)...............................................................    707
  317(a)(1)............................................................    708
     (a)(2)............................................................    709
     (b)...............................................................    204
  318(a)...............................................................   1201


* N.A means Not Applicable.

Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.


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


                                          TABLE OF CONTENTS
                                                                                                Page
                                             ARTICLE ONE
                             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 101.    Definitions.......................................................................1
SECTION 102.    Other Definitions.................................................................8
SECTION 103.    Incorporated by Reference from Trust Indenture Act................................9
SECTION 104.    Rules of Construction.............................................................9

                                             ARTICLE TWO
                                           THE SECURITIES

SECTION 201.    Form and Dating..................................................................10
SECTION 202.    Execution and Authentication.....................................................11
SECTION 203.    Registrar, Paying Agent and Conversion Agent.....................................11
SECTION 204.    Paying Agent to Hold Money in Trust..............................................12
SECTION 205.    Security Holder Lists............................................................12
SECTION 206.    Transfer and Exchange............................................................12
SECTION 207.    Replacement Securities...........................................................13
SECTION 208.    Outstanding Securities...........................................................13
SECTION 209.    Securities held by the Company or an Affiliate...................................14
SECTION 210.    Temporary Securities.............................................................14
SECTION 211.    Cancellation.....................................................................14
SECTION 212.    Defaulted Interest...............................................................15
SECTION 213.    CUSIP Numbers....................................................................15
SECTION 214.    Deposit of Moneys................................................................15
SECTION 215.    Book-Entry Provisions for Global Securities......................................15
SECTION 216.    Special Transfer Provisions......................................................16
SECTION 217.    Restrictive Legends..............................................................18
SECTION 218.    Computation of Interest..........................................................18
SECTION 219.    Additional Interest Amount.......................................................18

                                            ARTICLE THREE
                                            SUBORDINATION

SECTION 301.    Agreement to Subordinate.........................................................19
SECTION 302.    Liquidation, Dissolution, Bankruptcy.............................................19
SECTION 303.    Default on Designated Senior Indebtedness........................................20
SECTION 304.    Trustee Entitled to Rely.........................................................21
SECTION 305.    Trustee to Effectuate Subordination..............................................21
SECTION 306.    Trustee Not Fiduciary for Holders of Senior Indebtedness.........................21
SECTION 307.    Reliance by Holders of Senior Indebtedness on Subordination Provisions...........22
SECTION 308.    Trustee's Compensation Not Prejudiced............................................22
SECTION 309.    Subrogation to Rights of Holders of Senior Indebtedness..........................22
SECTION 310.    Provisions Solely to Define Relative Rights......................................22
SECTION 311.    Notice to Trustee................................................................22
SECTION 312.    No Suspension of Remedies........................................................23


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


                                            ARTICLE FOUR
                                REDEMPTION AND PURCHASE OF SECURITIES

SECTION 401.    Right of Redemption; No Sinking Fund.............................................23
SECTION 402.    Notices to Trustee...............................................................24
SECTION 403.    Selection of Securities to be Redeemed...........................................24
SECTION 404.    Notice of Redemption.............................................................24
SECTION 405.    Effect of Notice of Redemption...................................................26
SECTION 406.    Deposit of Redemption Price......................................................26
SECTION 407.    Securities Redeemed in Part......................................................26
SECTION 408.    Redemption For Tax Reasons.......................................................27
SECTION 409.    Purchase at the Option of Holders upon a Designated Event........................28
SECTION 410.    Purchase of Securities by the Company at the Option of Holder....................32
SECTION 411.    Conversion Arrangement on Call For Redemption....................................35

                                            ARTICLE FIVE
                                              COVENANTS

SECTION 501.    Payment of Securities............................................................36
SECTION 502.    Maintenance of Office or Agency..................................................36
SECTION 503.    Limitation on Layering...........................................................37
SECTION 504.    Reports..........................................................................37
SECTION 505.    Compliance Certificate...........................................................37
SECTION 506.    Stay, Extension and Usury Laws...................................................37
SECTION 507.    Corporate Existence..............................................................38
SECTION 508.    Payment of Additional Amounts....................................................38
SECTION 509.    Notice of Default................................................................40
SECTION 510.    Use of Proceeds; Repayment.......................................................40
SECTION 511.    Further Instruments and Acts.....................................................40

                                             ARTICLE SIX
                                             SUCCESSORS

SECTION 601.    When Company May Merge, Etc......................................................41
SECTION 602.    Successor Substituted............................................................41

                                            ARTICLE SEVEN
                                        DEFAULTS AND REMEDIES

SECTION 701.    Events of Default................................................................42
SECTION 702.    Acceleration.....................................................................43
SECTION 703.    Other Remedies...................................................................44
SECTION 704.    Waiver of Past Defaults..........................................................44
SECTION 705.    Control by Majority..............................................................44
SECTION 706.    Limitation on Suits..............................................................44
SECTION 707.    Rights of Holders to Receive Payment.............................................45
SECTION 708.    Collection Suit by Trustee.......................................................45
SECTION 709.    Trustee May File Proofs of Claim.................................................45
SECTION 710.    Priorities.......................................................................46
SECTION 711.    Undertaking for Costs............................................................46



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

                                            ARTICLE EIGHT
                                               TRUSTEE

SECTION 801.    Duties of Trustee................................................................46
SECTION 802.    Rights of Trustee................................................................47
SECTION 803.    Individual Rights of Trustee.....................................................49
SECTION 804.    Trustee's Disclaimer.............................................................49
SECTION 805.    Notice of Defaults...............................................................49
SECTION 806.    Reports by Trustee to Holders....................................................49
SECTION 807.    Compensation and Indemnity.......................................................50
SECTION 808.    Replacement of Trustee...........................................................50
SECTION 809.    Successor Trustee by Merger, etc.................................................51
SECTION 810.    Eligibility, Disqualification....................................................51
SECTION 811.    Preferential Collection of Claims Against Company................................51
SECTION 812.    Appointment of Co-Trustee........................................................52

                                            ARTICLE NINE
                                       DISCHARGE OF INDENTURE

SECTION 901.    Termination of the Obligations of the Company....................................53
SECTION 902.    Application of Trust Money.......................................................54
SECTION 903.    Repayment to Company.............................................................54
SECTION 904.    Reinstatement....................................................................54

                                             ARTICLE TEN
                                             AMENDMENTS

SECTION 1001.   Without Consent of Holders.......................................................55
SECTION 1002.   With Consent of Holders..........................................................55
SECTION 1003.   Compliance with Trust Indenture Act..............................................56
SECTION 1004.   Revocation and Effect of Consents................................................57
SECTION 1005.   Notation on or Exchange of Securities............................................57
SECTION 1006.   Trustee Protected................................................................57

                                           ARTICLE ELEVEN
                                             CONVERSION

SECTION 1101.   Right To Convert.................................................................57
SECTION 1102.   Exercise of Conversion Privilege; Issuance of Common Shares on Conversion;
                No Adjustment For Interest or Dividends..........................................60
SECTION 1103.   Cash Payments in Lieu of Fractional Shares.......................................63
SECTION 1104.   Conversion Rate..................................................................63
SECTION 1105.   Adjustment of Conversion Rate....................................................63
SECTION 1106.   Effect of Reclassification, Reorganization or Sale and Further Adjustment
                to the Conversion Rate...........................................................72
SECTION 1107.   Taxes On Shares Issued...........................................................74
SECTION 1108.   Reservation of Shares, Shares to Be Fully Paid; Compliance With
                Governmental Requirements; Listing of Common Shares..............................74
SECTION 1109.   Responsibility Of Trustee........................................................75
SECTION 1110.   Notice To Holders Prior To Certain Actions.......................................75



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

SECTION 1111.   Shareholder Rights Plans.........................................................76
SECTION 1112.   Transfer Restrictions............................................................76

                                           ARTICLE TWELVE
                                            MISCELLANEOUS

SECTION 1201.   Trust Indenture Act Controls.....................................................77
SECTION 1202.   Notices..........................................................................77
SECTION 1203.   Communication by Holders with Other Holders......................................78
SECTION 1204.   Certificate and Opinion as to Conditions Precedent...............................78
SECTION 1205.   Statements Required in Certificate or Opinion....................................79
SECTION 1206.   Rules by Trustee and Agents......................................................79
SECTION 1207.   Legal Holidays...................................................................79
SECTION 1208.   No Recourse Against Others.......................................................79
SECTION 1209.   Duplicate Originals..............................................................80
SECTION 1210.   Governing Law....................................................................80
SECTION 1211.   No Adverse Interpretation of Other Agreements....................................80
SECTION 1212.   Successors.......................................................................80
SECTION 1213.   Consent to Jurisdiction and Service of Process...................................80
SECTION 1214.   Waiver of Jury Trial.............................................................81
SECTION 1215.   Force Majeure....................................................................81
SECTION 1216.   Conversion of Currency...........................................................82
SECTION 1217.   Separability.....................................................................83
SECTION 1218.   Table of Contents, Headings, etc.................................................83


EXHIBIT A   Face of Security....................................................................A-1
            Trustee's Certificate of Authentication.............................................A-2
            Reverse of Security.................................................................A-3
            Form of Assignment.................................................................A-11
            Conversion Notice..................................................................A-14
            Designated Purchase Offer Purchase Acceptance Notice...............................A-15
            Notice of Election Upon Tax Redemption.............................................A-16
Schedule A  ...........................................................................Schedule A-1
EXHIBIT B-1 Form of Private Placement Legend..................................................B-1-1
EXHIBIT B-2 Form of Legend for Global Security................................................B-2-1
EXHIBIT B-3 Form of Canadian Legend...........................................................B-3-1
EXHIBIT C   Form of Notice of Transfer Pursuant to Registration Statement.......................C-1
EXHIBIT D   Form of Opinion of Counsel in Connection with Registration Statement................D-1

          INDENTURE, dated as of February 24, 2004 between CP SHIPS LIMITED, a company incorporated under the laws of the province of New Brunswick, Canada (the "Company"), and THE BANK OF NEW YORK, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 4% Convertible Senior Subordinated Notes due 2024 (the "Securities").

                                 ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 101. Definitions.

     "175 Million Facility" means the $175,000,000 secured revolving credit facility dated August 2, 2001, as amended, between CP Ships and certain of its subsidiaries and a syndicate of financial institutions represented by Citibank International plc, as agent.

     "350 Million Facility" means the $350,000,000 secured revolving credit facility dated December 20, 2001, as amended, between CP Ships and certain of its subsidiaries and a syndicate of financial institutions represented by Citibank International plc, as agent.

     Additional Interest Amount" has the meaning provided in the Registration Rights Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, through the ownership of securities, by contract or otherwise.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "Authorized Newspaper" means a newspaper printed in the English language and customarily published at least once a day on each Business Day in each calendar week and of general circulation in the Borough of Manhattan, the City and State of New York whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

     "Board Resolution" means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Calculation Agent" means Morgan Stanley & Co. Incorporated or RBC Capital Markets or any other securities dealer selected by the Company.

     "Canadian GAAP" means generally accepted accounting principles in Canada.

     "Canadian Legend" means a legend labeled as such set forth in Exhibit B-3 hereto.

     "Canadian Person" means any person in Canada or resident in Canada, including any natural person resident in Canada, any partnership or corporation organized or incorporated under the federal laws of Canada or the laws of any province or territory of Canada, any estate of which any executor or administrator is a Canadian person, any trust of which the trustee making the investment decision is a Canadian person, any agency or branch of a foreign entity located in Canada and any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in Canada.

     "Canadian Securities Laws" means the securities laws, rules, regulations and written policy statements of any province or territory of Canada, as the same may be amended from time to time.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of share capital or capital stock, as the case may be, of the Person and all warrants or options to acquire such share capital or capital stock, as the case may be.

     "Close of Business" means, as of any determination date, 5:00 p.m., New York City time, on such determination date.

     "Closing Sale Price" of the Common Shares on any date means the closing sale price per Common Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Shares are traded (currently being the New York Stock Exchange) or, if the Common Shares are not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or, if no such price is reported, as reported by the principal non-United States market on which the Common Shares are traded (currently being the Toronto Stock Exchange), such price to be converted into U.S. dollars based on the Bank of Canada noon exchange rate as reported for conversion into U.S. dollars on such date. In the absence of such quotation, the Company's Board of Directors will determine in good faith the Closing Sale Price.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common Shares" means the common shares of the Company, or such other capital stock into which the Company's common shares are reclassified or changed.

     "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

     "Company Request" or "Company Order" means a written request or order signed on behalf of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Senior Vice President, any Vice President or Treasurer, and delivered to the Trustee.

     "Consolidated Net Tangible Assets" means the total amount of the Company's assets (including investments in Joint Ventures and assets of Subsidiaries (less, in each case, applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all of the Company's and its Subsidiaries' current liabilities (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and other like intangibles, all as set forth on the Company's most recent consolidated balance sheet and computed in accordance with Canadian GAAP (or U.S. GAAP if adopted by the Company for use in the preparation of its audited financial statements).

     "Container Sale and Leaseback" means the agreement dated November 7, 2000 between a subsidiary of the Company and a leasing counterparty to sell containers with a total capacity of approximately 44,350 teu for $63,900,000, and the agreement of such subsidiary to lease such containers from the leasing counterparty for a minimum of five years. The obligations of such subsidiary are fully guaranteed by the Company.

     "Conversion Agent" means any Person designated by the Company to act in connection with the conversion of Securities in accordance with Article Eleven. The Company has initially appointed the Trustee as its Conversion Agent, which shall maintain an office or agency in the Borough of Manhattan, The City of New York, New York.

     "Conversion Price" as of any day will equal $1,000 divided by the Conversion Rate on such day, rounded to the nearest cent.

     "Conversion Value" is equal to the product of the Closing Sale Price for Common Shares on a given day multiplied by the then-current Conversion Rate.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 1202 or such other address as the Trustee may give notice of to the Holders and the Company.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and successors.

     "Designated Senior Indebtedness" means the $175 Million Facility, the $350 Million Facility, the Container Sale and Leaseback and the Venture and Spirit Leases; and any other senior indebtedness that expressly provides that it is "designated senior indebtedness."

     "DTC" means the Depositary Trust Company.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Holder" or "Security Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness"

          means, with respect to any person:

          (a) all obligations of such person (i) for borrowed money, (ii) evidenced by a note, debenture, bond or similar written instrument, (iii) in respect of leases required, in conformity with Canadian generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet, or (iv) in respect to letters of credit, guarantees or bankers' acceptances;

          (b) all obligations secured by a mortgage, pledge or similar arrangement encumbering property or assets as reflected as debt on the balance sheet of such person;

          (c) all obligations of such person under interest rate, fuel and currency swap arrangements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; or

          (d) all obligations of others (i) of the type described in clause
(a), (b) or (c) above or (ii) under any operating lease, in each case assumed by or in effect guaranteed by such person.

     "Indenture" means this Indenture as amended or supplemented from time to time, including the provisions of the TIA that are deemed to be a part hereof.

     "Initial Purchasers" means Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Citigroup Global Markets Inc., DnB Nor Markets, Inc. and Scotia Capital (USA) Inc.

     "Initial Purchasers' Option" means the option granted to the Initial Purchasers to purchase up to an additional $25,000,000 aggregate principal amount of Securities pursuant to the Purchase Agreement.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Joint Venture" means any partnership, corporation or other entity, in which the Company and/or one or more of its Subsidiaries own, directly or indirectly, up to and including 50% of the partnership interests, outstanding voting stock or other equity interest.

     "Maturity Date" means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, Designated Event Notice, or Purchase Notice or otherwise.

     "Non-Recourse Indebtedness" means indebtedness the terms of which provide that the lender's claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness.

     "Offering Memorandum" means the Offering Memorandum of the Company dated February 19, 2004 relating to the Securities.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer, the Corporate Secretary or the General Counsel of the Company.

     "Officer's Certificate" means a certificate signed by any Officer, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Prescribed Security" means a security prescribed for purposes of clause 212(1)(b)(vii)(E) of the Tax Act.

     "Purchase Agreement" means the Purchase Agreement dated as of February 19, 2004 between the Company and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     "Reclassification" means any reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination).

     "Redemption Date" means the date specified for redemption of any Security in accordance with the terms of such Security and this Indenture.

     "Redemption Price" means, with respect to a Security to be redeemed by the Company in accordance with Article Four, the percentage of the outstanding principal amount of such Security payable by the Company upon such redemption.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 24, 2004 between the Company and the Initial Purchasers.

     "Reorganization" means a consolidation, merger, amalgamation, binding share exchange, statutory arrangement (involving a business combination) or similar transaction involving the Company.

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) promulgated under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Security" means a permanent Global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

     "Sale" means any sale, lease or conveyance of the property and assets of the Company as an entirety or substantially as an entirety.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the 4% Convertible Senior Subordinated Notes due 2024 issued by the Company pursuant to this Indenture, including pursuant to the exercise of the Initial Purchasers' Option.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means the principal of, and premium, if any, and interest (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable senior indebtedness, whether or not a claim for such interest would be allowed), on all of the Company's indebtedness, whether outstanding on the issuance date or thereafter incurred; provided, however, that senior indebtedness will not include:

     (1)  indebtedness evidenced by the Securities;
     (2) indebtedness to any of the Company's Subsidiaries, except (a) indebtedness existing at the date of the Indenture, (b) additional indebtedness in an aggregate amount not to exceed $50 million, (c) indebtedness incurred for the purpose of cash management of the Company in the ordinary course of business, and (d) indebtedness pledged as security for any senior indebtedness of the Company's Subsidiaries;
     (3) any liability for federal, state, foreign, local or other taxes owed or owing by the Company;
     (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business; and
     (5) any indebtedness that expressly provides that it is ranked in right of payment equally with or subordinated to the Securities.

     "Senior Subordinated Indebtedness" means the Securities, subordinated inter-company loans outstanding at the date of the Indenture and any other indebtedness of the Company that specifically provides that such indebtedness is to rank equally with the Securities in right of payment and is not subordinated by its terms in right of payment to any indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Shareholder Rights Plan" means the Shareholder Rights Plan Agreement, dated as of July 30, 2001, and amended and restated as of April 17, 2002, between CP Ships Limited and Computer Trust Company of Canada, and any amendment, replacement or extension thereof.

     "Significant Subsidiary" with respect to any Person means any subsidiary of such Person that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act.

     "Stated Maturity" means March 1, 2024.

     "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is, at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries or by the Company and one or more of its Subsidiaries.

     "Tax Act" means the Income Tax Act (Canada) and any reference thereto includes a reference to an equivalent provision of a Canadian, provincial or territorial income tax statute.

     "TIA" means the U.S. Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 1003.

     "Trading Day", with respect to the Common Shares or any other security, shall mean (x) a day on which the exchange or market, on which a determination as to the price of such Common Shares or other security is based, is open for business, or (y) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Trading Price" of the Securities means, on any determination date, the average of the secondary market bid quotations per Security obtained by the Company or a Calculation Agent for $1,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Company or the Calculation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the Calculation Agent, this one bid shall be used; provided further that if the Company or a Calculation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Securities from a nationally recognized securities dealer, then the Trading Price of the Securities shall be deemed to be less than 98% of the average Conversion Value of the Securities.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

     "U.S. GAAP" means generally accepted accounting principles in the United States.



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

     "Venture and Spirit Leases" means the agreements dated May 29, 2003 and July 23, 2003 between a subsidiary of the Company and Seaspirit Leasing Limited to lease the the Canmar Venture and Canmar Spirit container vessels, respectively, guaranteed by the Company and certain of its other subsidiaries.

SECTION 102. Other Definitions.

                 Term Defined                                      in Section

                 "ACCEPTED PURCHASED SHARES"                             1105
                 "ADDITIONAL AMOUNTS"                                     508
                 "ADJUSTMENT EVENT"                                      1105
                 "APPLICABLE STOCK PRICE"                                1101
                 "ASSOCIATE"                                              409
                 "BANKRUPTCY LAW"                                         701
                 "BUSINESS DAY"                                          1207
                 "CHANGE IN CONTROL"                                      409
                 "COMPANY CASH CONVERSION OPTION"                        1102
                 "COMPANY PURCHASE NOTICE"                                410
                 "CONVERSION AGENT"                                       203
                 "CONVERSION DATE"                                       1102
                 "CONVERSION NOTICE"                                     1102
                 "CONVERSION RATE"                                       1104
                 "CURRENT MARKET PRICE"                                  1105
                 "CUSTODIAN"                                              701
                 "DEEMED INTEREST PERIOD"                                 218
                 "DESIGNATED EVENT"                                       409
                 "DESIGNATED EVENT NOTICE"                                409
                 "DESIGNATED EVENT PURCHASE DATE"                         409
                 "DESIGNATED EVENT PURCHASE OFFER"                        409
                 "DESIGNATED EVENT PURCHASE PRICE"                        409
                 "DESIGNATED EVENT PURCHASE NOTICE"                       409
                 "DETERMINED DATE"                                       1105
                 "DISTRIBUTED SECURITIES"                                1105
                 "DISTRIBUTED SECURITIES CLOSING SALE PRICE"             1105
                 "DIVIDEND THRESHOLD AMOUNT"                             1105
                 "EVENT OF DEFAULT"                                       701
                 "EXCLUDED HOLDER"                                        508
                 "EXCLUDED TAXES"                                         508
                 "EX-DIVIDEND DATE"                                      1105
                 "EX-DIVIDEND TIME"                                      1101
                 "EXPIRATION TIME"                                       1105
                 "FAIR MARKET VALUE"                                     1105
                 "FUNDAMENTAL CHANGE"                                     409
                 "GLOBAL SECURITY"                                        201
                 "INELIGIBLE CONSIDERATION"                              1106
                 "JUDGMENT CURRENCY"                                     1216



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

                 "LEGAL HOLIDAY"                                         1207
                 "MEASUREMENT PERIOD"                                    1101
                 "NON-ELECTING SHARE"                                    1106
                 "NOTICE OF DEFAULT"                                      701
                 "NOTICE OF ELECTION"                                     408
                 "OFFER EXPIRATION TIME"                                 1105
                 "PARTICIPANTS"                                           215
                 "PAYING AGENT"                                           203
                 "PHYSICAL SECURITIES"                                    201
                 "PRINCIPAL VALUE CONVERSION"                            1101
                 "PRIVATE PLACEMENT LEGEND"                               217
                 "PURCHASE DATE"                                          410
                 "PURCHASE NOTICE"                                        410
                 "PURCHASE PRICE"                                         410
                 "PURCHASED SHARES"                                      1105
                 "RATE(S) OF EXCHANGE"                                   1216
                 "RECORD DATE"                                           1105
                 "REGISTRAR"                                              203
                 "RELEVANT PAYMENT DATE"                                  508
                 "RELEVANT TAXING JURISDICTION"                           408
                 "REQUIRED CURRENCY"                                     1216
                 "RESTRICTED PERIOD"                                      215
                 "TAXES"                                                  508
                 "TERMINATION OF TRADING"                                 409
                 "TRIGGER EVENT"                                         1105
                 "U.S. GOVERNMENT OBLIGATIONS"                            901
                 "VOTING SECURITIES"                                      409

SECTION 103. Incorporated by Reference from Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;
          "Indenture Securities" means the Securities;
          "Indenture Security Holder" means a Security Holder or a Holder; "Indenture To Be Qualified" means this Indenture;
          "Indenture Trustee" or "Institutional Trustee" means the Trustee; and "Obligor" on the indenture securities means the Company or any successor.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 104. Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian GAAP in effect on the date hereof;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural and in the plural include the singular;

          (e) all references to "dollars" and "$" shall mean U.S. dollars;

          (f) provisions apply to successive events and transactions;

          (g) "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (h) "unsecured debt" shall not be deemed to be subordinate in right of payment to secured debt merely by virtue of its nature as unsecured debt.

                                  ARTICLE TWO
                                THE SECURITIES

SECTION 201. Form and Dating.

          The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or customary usage. Each Security shall be dated the date of its authentication.

          The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the "Global Security"), deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS B-1, B-2 and, to the extent applicable, B-3. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $175,000,000, or $200,000,000 if the Initial Purchasers' Option is exercised in full.

          Securities issued in exchange for interests in a Global Security pursuant to Section 215 may be issued in the form of permanent certificated Securities in registered form in



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

substantially the form set forth in EXHIBIT A (the "Physical Securities") and, if applicable, bearing any legends required by Section 217.

SECTION 202. Execution and Authentication.

          The Securities shall be executed on behalf of the Company by one Officer by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been duly authenticated and delivered under this Indenture.

          Upon receipt of a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $175,000,000, or $200,000,000 if the Initial Purchasers' Option is exercised in full. The aggregate principal amount of Securities outstanding at any time may not exceed $175,000,000, or $200,000,000 if the Initial Purchasers' Option is exercised in full, except as provided in Section 207.

          Upon receipt of a Company Order, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 216(d).

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

          The Securities shall be issuable only in registered book-entry form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

SECTION 203. Registrar, Paying Agent and Conversion Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf, provided, however, that the Company shall not keep a paying agent outside of the United States or Canada. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.



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

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

SECTION 204. Paying Agent to Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Security Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 205. Security Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Security Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Security Holders.

SECTION 206. Transfer and Exchange.

          Subject to Sections 215 and 216 hereof, when Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 404 and ending at the Close of Business on the day of such mailing, (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part, or (c) to register the transfer or exchange of any Security in respect of which a Designated Event Purchase Notice or Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of any Security to be purchased in part, the portion thereof not to be purchased).

          No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other



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

governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 210, 401, 407, 408, 409, 410, 1005 or 1102 not involving any transfer.

          Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security shall be made only in accordance with this Article Two. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

          Any Registrar appointed pursuant to Section 203 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

SECTION 207. Replacement Securities.

          If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or stolen Securities, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its reasonable expenses in replacing a Security.

          In case any such mutilated, lost, destroyed or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article Four hereof, the Company in its discretion may, instead of issuing a new Security, pay such Security when due or redeem or purchase, such Security, as applicable.

          Every replacement Security is an additional obligation of the Company only as provided in Section 208 and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

SECTION 208. Outstanding Securities.

          Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 208 as not outstanding. Except to the extent provided in

Section 209, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

          If a Security is replaced pursuant to Section 207, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

          If the Paying Agent (other than the Company) holds on a Redemption Date, Purchase Date, Designated Event Purchase Date or Maturity Date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Security shall be deemed paid whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price, Purchase Price, Designated Event Purchase Price or principal amount, as applicable.

          If a Security is converted in accordance with Article Eleven, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

SECTION 209. Securities held by the Company or an Affiliate.

          In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 210. Temporary Securities.

          Until Physical Securities are ready for delivery, the Company may prepare and execute and, upon a receipt of a Company Order, the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of Physical Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute and the Trustee shall authenticate and deliver Physical Securities in exchange for temporary Securities.

          After the preparation of Physical Securities, the temporary Securities shall be exchangeable for Physical Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 203, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall prepare and execute and, upon a receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefore a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

SECTION 211. Cancellation.



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

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Security Holder has converted pursuant to Article Eleven.

SECTION 212. Defaulted Interest.

          If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate borne by the Securities. The Company may pay the defaulted interest to the persons who are Security Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least 15 days before such special record date, the Company shall mail to Security Holders a notice that states the special record date, payment date and amount of interest to be paid.

SECTION 213. CUSIP Numbers.

          The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 214. Deposit of Moneys.

          Prior to 11:00 A.M., New York City time, on each interest payment date, the Maturity Date, Redemption Date, Designated Event Purchase Date and Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 204) an amount of money in immediately available funds, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Designated Event Purchase Date and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Designated Event Purchase Date and Purchase Date, as the case may be.

SECTION 215. Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 217.

          Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for any Global Security or if the Depository ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from a beneficial owner to issue Physical Securities.

          (c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 215(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 215(b) shall, except as otherwise provided by Section 216, bear the Private Placement Legend.

          (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 216. Special Transfer Provisions.

          (a) Transfers to QIBS. The Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date and such request is approved by the Company; provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date for the Securities or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (b) Transfers to Canadian Persons. Except in respect of any transfer of Securities to the Company, the Securities shall be subject to the restrictions on transfer set forth in the Canadian Legend. Any Securities which bear the Canadian Legend may at any time on or after June 25, 2004, on surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 216, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Canadian Legend. If the Security surrendered for exchange is represented by a Global Security bearing the Canadian Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of the Global Security without the Canadian Legend shall be increased by an equal principal amount. If the Global Security without the Canadian Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Canadian Legend to the Depositary.

          (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date and such request is approved by the Company for the Securities (provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), (ii) there is delivered to the Trustee and to the Company an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
(iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities, an authentication order in accordance with Section 202 and an Opinion of Counsel in a form substantially similar to EXHIBIT D hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend or the Canadian Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and the Canadian Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 215 or this Section 216. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (f) Transfers of Securities held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the Issue Date for the Securities, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

SECTION 217. Restrictive Legends.

          Each Global Security, and each Physical Security that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (i) the later of the Issue Date or the last date on which Securities were issued pursuant to the Initial Purchasers' Option, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company delivered to the Trustee, unless otherwise agreed between the Company and the Holder thereof). Any certificate evidencing a Security (and all Securities issued in exchange therefor or in substitution thereof) issued before June 25, 2004 shall bear the Canadian Legend.

          Each Global Security shall also bear the legend as set forth in EXHIBIT B-2.

SECTION 218. Computation of Interest.

          Interest on the Securities shall be computed by the Company on the basis of a 360-day year composed of twelve 30-day months. Each rate of interest which is calculated with reference to a period (the "Deemed Interest Period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to an annual rate based on a calendar year calculated by multiplying such rate by the actual number of days in the calendar year in which the Deemed Interest Period ends and dividing by 360. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in the period.



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

SECTION 219. Additional Interest Amount.

          With respect to references in this Indenture to the payment of interest on any Security, such reference shall be deemed to include the payment of Additional Interest Amount to the extent that, in such context, Additional Interest Amount is, was or would be payable.


                                 ARTICLE THREE
                                 SUBORDINATION

SECTION 301. Agreement to Subordinate.

          The Issuer agrees, and each Holder by accepting any of the Securities agrees, that the indebtedness evidenced by any of the Securities will be subordinated in right of payment to the extent and in the manner provided in this Article Three to the prior payment in full (when due) of the existing and future Senior Indebtedness of the Company, and that the subordination is for the benefit of and enforceable by the holders of the Senior Indebtedness of the Company. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, senior in right of payment to any future Indebtedness that expressly provides that it is subordinated in right of payment to the Securities, and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.

SECTION 302. Liquidation, Dissolution, Bankruptcy.

          (a) The holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Indebtedness due in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding in respect thereof at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Holders will be entitled to receive any payment from the Company (including as a result of redemption, purchase or other acquisition) with respect to the Securities, in the event of any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character to creditors of the Company in any:

          (1) liquidation or dissolution of the Company;

          (2) bankruptcy, liquidation, insolvency, receivership or similar proceeding relating to the Company;

          (3) assignment for the benefit of creditors; or

          (4) marshalling of the Company's assets and liabilities.



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

          (b) In the event that, notwithstanding the foregoing, the Trustee, the Payment Agent or the Holders shall have received payment or distribution of assets of the Company of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Securities owed by the Company or any part thereof ("rights") before all Senior Indebtedness is paid in full, then such payment or distribution shall be held in trust for the holders of Senior Indebtedness to the extent necessary to make payment in full in cash of all unpaid Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee shall deliver the amounts in trust to the holders of Senior Indebtedness.

          (c) If the trust referred to in paragraph (b) above fails or cannot be given effect to, any Holder or the Trustee (so as also to bind any agent or trustee on their behalf) that receives and retains any such payment or distribution will pay over such payment or distribution in the form received to the Receiver to be applied against the Senior Indebtedness (after taking into account any concurrent payment or distribution being made to the holders of the Senior Indebtedness).

SECTION 303. Default on Senior Indebtedness

          The Company shall also not make any payment (including as a result of redemption, purchase or other acquisition) in respect of the Securities if:

          (1) a default in the payment of Senior Indebtedness occurs and continues beyond any grace period;

          (2) any other default occurs and continues with respect to Senior Indebtedness that permits holders of Designated Senior Indebtedness or their representatives to accelerate its maturity, and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the holders of Designated Senior Indebtedness or their representative; or

          (3) any judicial proceeding shall be pending with respect to any default of Senior Indebtedness.

          The Company may and shall resume payments with respect to the Securities on:

          (a) in the case of a payment default, upon the date on which such default is cured or waived; and

          (b) in case of a non-payment default, upon the earlier of the date on which such non-payment default is cured or waived or 179 calendar days after the receipt of the Payment Blockage Notice.

          No new period of payment blockage pursuant to a Payment Blockage Notice may start unless 360 calendar days have elapsed since the effectiveness of the prior Payment Blockage Notice.



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

          No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          If the Company fails to make any payment on the Securities when due or within any applicable grace period, whether or not on account of the Payment Blockage Periods referred to above, such failure will constitute an Event of Default under this Indenture and will enable the Holders of the Securities to accelerate the maturity thereof.

SECTION 304. Trustee Entitled to Rely.

          Upon any payment or distribution pursuant to this Article Three, the Trustee and the Holders shall be entitled to rely conclusively (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 302 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders, or for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Three. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Three the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Three, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 801, 802 and 803 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Three.

SECTION 305. Trustee to Effectuate Subordination.

          Each Holder by accepting the Securities authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article Three and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 306. Trustee Not Fiduciary for Holders of Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Three or otherwise. With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are



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

specifically set forth in this Article Three and no implied covenants or obligations with respect to holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee.

SECTION 307. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

          Each Holder by accepting the Securities acknowledges and agrees that the foregoing subordination provisions are, intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

SECTION 308. Trustee's Compensation Not Prejudiced.

          Nothing in this Article Three shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.

SECTION 309. Subrogation to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Senior Subordinated Indebtedness of the Company which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 310. Provisions Solely to Define Relative Rights.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of any Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.



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

SECTION 311. Notice to Trustee.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, the representative of the lenders of Senior Indebtedness or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 312. No Suspension of Remedies.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law.

                                 ARTICLE FOUR

                     REDEMPTION AND PURCHASE OF SECURITIES

SECTION 401. Right of Redemption; No Sinking Fund.



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

          Redemption of the Securities, as permitted by any provision of this Indenture, shall be made in accordance with this Article Four.

          Except as provided in Section 408 hereof, the Company will not have the right to redeem any Securities prior to July 3, 2009. On or after July 3, 2009, the Company may, at its option, redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date.

          No sinking fund is provided for the Securities.

SECTION 402. Notices to Trustee.

          If the Company elects to redeem Securities pursuant to Section 401 or Section 408 of this Indenture, it shall notify the Trustee at least 15 days prior to the mailing of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date, the aggregate principal amount of Securities to be redeemed and the Redemption Price.

SECTION 403. Selection of Securities to be Redeemed.

          If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis and in accordance with DTC procedures, if applicable. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in amounts of $1,000 principal amount or positive integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed, solely for the purposes of determining the aggregate principal amount of the Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of the Securities redeemed in part. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.

SECTION 404. Notice of Redemption.

          Subject to Section 408 of this Indenture, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.



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

          The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;

               (iii) the then current Conversion Rate and Conversion Price;

               (iv) the name and address of the Paying Agent and Conversion
          Agent;

               (v) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;

               (vi) that Holders who want to convert Securities must satisfy the requirements in Article Eleven;

               (vii) whether pursuant to a Company Cash Conversion Option the Company will deliver cash in lieu of some or all of the Common Shares issuable upon the conversion of any Securities called for redemption, or if a combination of cash and Common Shares, the number of Common Shares per $1,000 principal amount of Securities for which cash will be delivered in lieu of such Common Shares to be delivered, and the method for calculating the amount of cash to be delivered per Common Share;

               (viii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

               (ix) if such Securities are being redeemed pursuant to Section 408 of this Indenture, a description of the procedures which a Holder must follow if it chooses to exercise its right to not have its Securities redeemed;

               (x) if such Securities are being redeemed pursuant to Section 408 of this Indenture, that Holders will be entitled to withdraw their election to not have Securities redeemed if the Company (if acting as its own Paying Agent), or the Paying Agent, receives, not later than the Close of Business on the Business Day immediately preceding the Redemption Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, and a statement that such Holder is withdrawing its election to not have a specified principal amount of Securities redeemed, the certificate numbers of such Securities being withdrawn, if applicable, and the principal amount, if any, of the Securities that remain subject to the Notice of Election;

               (xi) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;



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

               (xii) if (A) the Securities are to be redeemed pursuant to
          Section 401 hereof and (B) fewer than all the Securities then outstanding are to be redeemed, the identification and aggregate principal amount of the particular Securities to be redeemed;

               (xiii) that, unless the Company shall default in the payment of the Redemption Price, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and that the Securities will cease to be convertible after the Close of Business on the Business Day immediately preceding the Redemption Date; and

               (xiv) the CUSIP number or numbers, as the case may be, of the Securities.

          The date on which the right to convert the principal of the Securities called for redemption will terminate shall be at the Close of Business on the Business Day immediately preceding the Redemption Date.

          At the Company's request, upon reasonable prior notice, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the form and content of such notice shall be prepared by the Company.

SECTION 405. Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, except for Securities which are converted in accordance with the terms of this Indenture or, if such Securities are being redeemed pursuant to Section 408 hereof, Securities for which a Holder has elected not to have its Securities redeemed pursuant to Section 408 hereof, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to, but excluding, the Redemption Date, unless the Redemption Date is an interest payment date, in which case the accrued interest will be paid in the ordinary course.

SECTION 406. Deposit of Redemption Price.

          Prior to 11:00 A.M. on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 204) an amount of money in immediately available funds on the Redemption Date sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

SECTION 407. Securities Redeemed in Part.



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

          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.

          If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed to be the portion selected for redemption.

SECTION 408. Redemption For Tax Reasons.

          The Company may, at its option, redeem the Securities, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Company has become or would become obligated to pay to the Holders Additional Amounts as a result of any amendment or change occurring after February 19, 2004 in the laws or any regulations of a Relevant Taxing Jurisdiction, or any change occurring after February 19, 2004 in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an opinion of legal counsel specializing in taxation and an Officer's Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Taxes other than Excluded Taxes (except in respect of certain Excluded Holders). In such event, the Company will give the Trustee and the Holders of the Securities not less than 30 days' nor more than 60 days' notice of this redemption pursuant to
Section 404, except that (i) the Company will not give notice of redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect.

          Upon receiving such notice of redemption, each Holder who does not wish to have the Company redeem its Securities pursuant to this Section 408 can elect to (i) convert its Securities pursuant to Article Eleven or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable by the Company on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Taxes required to be deducted or withheld.

          Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article Eleven but wishes to elect to not have its Securities redeemed pursuant to clause (ii) of the preceding paragraph, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written Notice of Election upon Tax Redemption (the "Notice of Election") on the back of the Securities, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on a Business Day at least five Business Days prior to the Redemption Date.



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

          A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the Close of Business on the Business Day prior to the Redemption Date.

          "Relevant Taxing Jurisdiction" means the federal government of Canada or any province or political subdivision thereof or any other jurisdiction in which the Company or any successor entity is organized, incorporated or otherwise resident for tax purposes or from or through which payment is made or by or any political subdivision thereof.

SECTION 409. Purchase at the Option of Holders upon a Designated Event.

          In the event of a Designated Event with respect to the Company, the Company will be required to make an offer to purchase for cash ("Designated Event Purchase Offer") all outstanding Securities in positive integral multiples of $1,000 principal amount at a price equal to 100% of the principal amount of such Securities ("Designated Event Purchase Price") plus any accrued and unpaid interest to, but excluding, the Designated Event Purchase Date. The Company shall be required to purchase Securities in respect of which such offer is accepted by a Holder no later than 30 Business Days after a Designated Event Notice has been mailed ("Designated Event Purchase Date").

          Within 30 Business Days after the occurrence of a Designated Event with respect to the Company, the Company shall mail to the Trustee and all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners of the Securities as may be required by applicable law, a notice (the "Designated Event Notice") of the occurrence of such Designated Event and the Designated Event Purchase Offer arising as a result thereof. The Company shall cause a copy of the Designated Event Notice to be published at the expense of the Company in an Authorized Newspaper.

          Each Designated Event Notice shall state:

               (i) that a Designated Event has occurred and a Designated Event Purchase Offer is being made pursuant to Section 409 of this Indenture and that all Securities validly tendered and not withdrawn will be purchased pursuant to the terms of such Section 409;

               (ii) the events causing the Designated Event;

               (iii) the date of such Designated Event;

               (iv) the last date by which the Holder must accept the Designated Event Purchase Offer and by which the Securities to be purchased by the Company thereunder must be tendered;

               (v) the Designated Event Purchase Price, plus the amount of accrued interest to be paid on the Securities to be purchased;

               (vi) the Designated Event Purchase Date;



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

               (vii) the name and address of the Paying Agent and the Conversion Agent;

               (viii) the then existing Conversion Rate and any adjustments to the Conversion Rate as a result of the Designated Event;

               (ix) that Securities with respect to which a Designated Event Purchase Offer has been accepted by the Holder may be converted, if otherwise convertible, only if such acceptance has been withdrawn in accordance with the terms of this Indenture;

               (x) a description of the procedures that Holders must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment;

               (xi) the place or places where such Securities may be surrendered for conversion; and

               (xii) the CUSIP number or numbers, as the case may be, of the Securities.

          To accept the Designated Event Purchase Offer, a Holder of Securities must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Designated Event Notice and the Trustee, on or before the Close of Business on the third Business Day immediately preceding the Designated Event Purchase Date, (i) written notice of acceptance of the Designated Event Purchase Offer in the form set forth in the Designated Event Purchase Offer Acceptance Notice on the back of the Securities ("Designated Event Purchase Notice"), or any other form of written notice substantially similar to the Designated Event Purchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities that the Holder wishes to tender for purchase by the Company pursuant to the Designated Event Offer, duly endorsed for transfer to the Company. Such Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

          A Holder may withdraw any acceptance of the Designated Event Purchase Offer by delivering a written notice of withdrawal delivered to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company, at any time prior to the Close of Business on the Business Day prior to the Designated Event Purchase Date, specifying the certificate number of the Security in respect of which such notice of withdrawal is being submitted (or, if a Holder's notes are not certificated, its withdrawal notice must comply with appropriate DTC procedures), the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and the principal amount, if any, of such Security which remains subject to the original Designated Event Purchase Notice and which has been or will be delivered for purchase by the Company. The Paying Agent shall promptly notify the Company



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

of the receipt by it of any Designated Event Purchase Notice or written notice of withdrawal thereof.

          Prior to 11:00 A.M. New York City time on the Designated Event Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 204) an amount of money in immediately available funds (to be available on the Designated Event Purchase
Date) sufficient to pay the Designated Event Purchase Price plus accrued and unpaid interest of all of the Securities which are to be purchased on that date.

          Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Designated Event Purchase Notice, the Holder of the Securities in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is validly withdrawn) thereafter be entitled to receive solely the Designated Event Purchase Price, plus accrued and unpaid interest with respect to such Security. Such Designated Event Purchase Price plus accrued and unpaid interest shall be paid to such Holder, subject to receipt of Securities by the Trustee (or other Paying Agent appointed by the Company) on the later of (x) the Designated Event Purchase Date (provided the Holder has satisfied the conditions in this Section 409) and (y) the time of delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 409. Securities in respect of which a Designated Event Purchase Notice has been given by the Holder thereof, may not be converted pursuant to Article Eleven hereof on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn.

          If the Company (if it is acting as its own Paying Agent), or a Paying Agent holds money sufficient to pay the Designated Event Purchase Price for all the Securities or portions thereof that are to be purchased as of the Designated Event Purchase Date, then on and after the Business Day following such Designated Event Purchase Date: (i) such Securities will cease to be outstanding, and (ii) all rights of the Holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Purchase Price upon delivery of the Securities.

          If any Security shall not be paid upon surrender thereof for purchase, the principal shall, until paid, bear interest from the Designated Event Purchase Date at the rate borne by such Security on the principal amount of such Security and shall continue to be convertible.

          Any Security which is to be submitted for purchase only in part shall be delivered pursuant to this Section 409 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), and the Company shall prepare and execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for purchase.




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

          Notwithstanding anything herein to the contrary, (i) if a Designated Event Purchase Offer is determined to constitute a "tender offer" under the Exchange Act or an "issuer bid" under applicable Canadian Securities Laws (which terms, as used herein, include any successor provision thereto); the Company, to the extent applicable, will comply with all applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, any Canadian Securities Laws and file a Schedule TO or any other schedules required under the Exchange Act rules or Canadian Securities Laws which may then be applicable; and (ii) the Company may not purchase Securities pursuant to a Designated Event Purchase Offer if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in making a Designated Event Purchase Offer or in the payment of the Designated Event Purchase Price with respect to the Securities.

          As used in this Section 409 of the Indenture and in the Securities:

          A "Designated Event" will be deemed to have occurred upon a Fundamental Change or Termination of Trading; provided, that any such Fundamental Change or Termination of Trading occurring on or prior to the date which is five years plus one day after the later of the Issue Date and the last date on which Securities were issued pursuant to the Initial Purchasers' Option shall not be deemed a Designated Event unless such Fundamental Change or Termination of Trading also constitutes a Change in Control.

          A "Change in Control" of the Company shall be deemed to have occurred at such time as:

               (i) any Person, including its Affiliates and Associates, becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act or any successor rule or regulation promulgated under the Exchange Act), of more than 50% of the total number of votes attached to its share capital entitled to general voting rights (collectively, the "Voting Securities") or other securities into which the Voting Securities are reclassified or changed; provided, however, that a person shall not be deemed a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act or similar Canadian Securities Laws; or

               (ii) there shall be consummated any Reorganization in which the Company is not the continuing or surviving corporation or pursuant to which the Common Shares would be converted into cash, securities or other property, in each case, other than a Reorganization in which the holders of the Voting Securities immediately prior to such transaction have, directly or indirectly, at least a majority of the voting shares of the continuing or surviving corporation immediately after such transaction.



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

          Notwithstanding the foregoing provisions of this Section 409, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Shares for or pursuant to the terms of any such employee benefit plan, becoming the beneficial owner of Voting Securities, whether in excess of 50% or otherwise.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          A "Fundamental Change" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, Reorganization or otherwise) in connection with which all or substantially all of the Common Shares shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not all or substantially all common shares that (i) are listed on, or immediately after the transaction or event will be listed on, the Toronto Stock Exchange or a United States national securities exchange, or (ii) are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

          A "Termination of Trading" shall be deemed to have occurred if the Common Shares (or other securities or property into which the Securities are then convertible, including, without limitation, Prescribed Securities) are neither listed for trading on the Toronto Stock Exchange or a United States national securities exchange nor approved for trading on the Nasdaq National Market.

SECTION 410. Purchase of Securities by the Company at the Option of Holder

          Securities shall be purchased by the Company at the option of the Holder on June 30, 2009, June 30, 2014, and June 30, 2019 (each, a "Purchase Date"), at a purchase price equal to 100% of the principal amount of those Securities (the "Purchase Price") plus accrued and unpaid interest to, but excluding, the Purchase Date. Payment of the Purchase Price shall be made on the applicable Purchase Date to Holders of record on the Close of Business on the day immediately preceding the Purchase Date.

          Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon delivery (i) to the Company (if it is acting as its own Paying Agent), or to a Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time during the period beginning on the opening of business on the date that is 25 Business Days prior to the relevant Purchase Date and ending at the Close of Business on the close of business of the fifth Business Day immediately preceding to such Purchase Date and (ii) of such Security to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 410 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.



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

          The Purchase Notice shall state (i) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Physical Securities have not been issued, (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or a positive integral multiple of $1,000, and (iii) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 410, a portion of a Security, if the principal amount of such portion is $1,000 or a positive integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 410 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of book-entry transfer or delivery of the Security.

          A Holder may withdraw any Purchase Notice by delivering a written notice of withdrawal delivered to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company, at any time prior to the Close of Business on the Business Day immediately preceding the Purchase Date, specifying the certificate number of the Security in respect of which such notice of withdrawal is being submitted (or, if a Holder's Securities are not certificated, its Purchase Notice must comply with appropriate DTC procedures), the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and the principal amount of such Security, if any, which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          The Company shall, no less than 25 Business Days prior to the Purchase Date, give notice to Holders at their addresses shown in the register of the Registrar and to beneficial owners as required by law (the "Company Purchase Notice"). The Company will also give notice to beneficial owners as required by applicable law.

          The Company Purchase Notice shall:

               (i) state the Purchase Price and the Purchase Date to which the Company Purchase Notice relates;

               (ii) include a form of Purchase Notice;

               (iii) state the name and address of the Trustee (or other Paying Agent or Conversion Agent appointed by the Company);

               (iv) state that Securities must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the Purchase Price;



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

               (v) if the Securities are then convertible, state that Securities as to which a Purchase Notice has been given may be converted only if the Purchase Notice is withdrawn in accordance with the terms of this Indenture; and

               (vi) state the CUSIP number of the Securities.

          The Company Purchase Notice may be given by the Company or, at the Company's request, upon reasonable prior notice, the Trustee shall give such Company Purchase Notice in the Company's name and at the Company's expense.

          Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Purchase Notice, the Holder of the Securities in respect of which such Purchase Notice was given shall (unless such Purchase Notice is validly withdrawn) thereafter be entitled to receive solely the Purchase Price, plus accrued and unpaid interest with respect to such Security. Such Purchase Price plus accrued and unpaid interest shall be paid to such Holder, subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company) on the later of (x) the Purchase Date (provided the Holder has satisfied the conditions in this Section 410) and (y) the time of delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this
Section 410. Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Eleven hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn.

          Prior to 11:00 A.M., New York City time, on the Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 204) an amount of money in immediately available funds (to be available on the Purchase Date) sufficient to pay the Purchase Price plus accrued and unpaid interest of all of the Securities which are to be purchased on that date.

          If the Trustee or other Paying Agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate Purchase Price, including accrued and unpaid interest of all the Securities, or portions thereof that are to be repurchased as of the Purchase Date, on or after the Purchase Date: (i) such Securities will cease to be outstanding, and
(ii) all other rights of the Holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Purchase Price and, with respect to the June 30, 2009 Purchase Date, accrued and unpaid interest upon delivery of the Securities.

          If any Security shall not be paid upon surrender thereof for purchase, the principal shall, until paid, bear interest from the Purchase Date at the rate borne by such Security on the principal amount of such Security and shall continue to be convertible.

          Any Security which is to be submitted for purchase only in part shall be delivered pursuant to this Section 410 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly



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

executed by the Holder thereof or its attorney duly authorized in writing), and the Company shall prepare and execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for purchase.

          Notwithstanding anything herein to the contrary, (i) if the purchase of Securities at the option of Holders is determined to constitute a "tender offer" under the Exchange Act or an "issuer bid" under applicable Canadian Securities Laws (which terms, as used herein, include any successor provision thereto); the Company, to the extent applicable, will comply with all applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, any Canadian Securities Laws and file a Schedule TO or any other schedules required under the Exchange Act rules or Canadian Securities Laws which may then be applicable; and (ii) the Company may not purchase Securities at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Purchase Price with respect to the Securities.

          Provided that the Securities are otherwise convertible pursuant to Article Eleven, any Securities required to be purchased under this Section 410, unless surrendered for conversion before the Close of Business on the Purchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Purchase Price, by one or more purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Shares of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

SECTION 411. Conversion Arrangement on Call For Redemption.

          In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders whose Securities are to be so purchased, on or before the Close of Business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to, but excluding the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article Four, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such accrued interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Eleven) surrendered by such purchasers for conversion, all as of immediately prior to the Close of Business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written



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consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses (including counsel fees and expenses) incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture except to the extent arising from its bad faith, willful misconduct or negligence.

                                 ARTICLE FIVE
                                   COVENANTS

SECTION 501. Payment of Securities.

          The Company shall promptly pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with
Section 204) on that date money sufficient to pay the amount then due with respect to the Securities.

          The Company shall promptly pay defaulted interest (including, to the extent permitted by applicable law, interest payable on the defaulted interest) at the rate borne by the Securities.

SECTION 502. Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company



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will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 203.

SECTION 503. Limitation on Layering.

          The Company shall not incur any indebtedness that is contractually subordinate in right of payment to any Senior Indebtedness unless such indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness.

SECTION 504. Reports.

          (a) The Company will promptly provide to the Trustee and shall, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Securities that so requests, the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Securities and the underlying Common Shares have been registered by the Company for resale under the Securities Act pursuant to the Registration Rights Agreement. In addition, the Company will furnish such Rule 144A(d)(4) information if, at any time while the Securities or the Common Shares are issuable upon conversion of the Securities are restricted securities within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act.

          (b) The Company will comply with the provisions of TIA Section
314(a).

          (c) The Company will promptly provide to the Trustee copies of its annual report to shareholders, containing audited financial statements, and any other financial reports which the Company furnishes to its shareholders.

          (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer's Certificate).

SECTION 505. Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2004) of the Company and otherwise upon the demand of the Trustee an Officer's Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

SECTION 506. Stay, Extension and Usury Laws.



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


          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 507. Corporate Existence.

          Subject to Article Six, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

SECTION 508. Payment of Additional Amounts.

          All payments made by or on behalf of the Company under or with respect to the Securities (including, without limitation, any Additional Interest Amount) will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision or by or within any other jurisdiction in which the Company or any successor entity is organized, incorporated or otherwise resident for tax purposes or from or through which payment is made or by or within any political subdivision thereof (each, a "Relevant Taxing Jurisdiction"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company will pay additional amounts ("Additional Amounts"), to the extent that it may lawfully do so, so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted. The Company shall make a similar payment to Holders (other than Excluded Holders) of Securities that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding. No Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of Securities (described in (a), (b), or (c), and any combination of (a), (b), or (c) each an "Excluded Holder") to the extent that the Taxes are imposed or levied:



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

          (a) due to the fact that the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) with such Holder or beneficial owner at the time of making such payment;

          (b) by a Relevant Taxing Jurisdiction by reason of the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Securities or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Securities or the Indenture); or

          (c) by reason of the failure of the Holder or beneficial owner of Securities, prior to the relevant date on which a payment under and with respect to the Securities is due and payable (the "Relevant Payment Date") to comply with the Company's written request addressed to the Holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

          In addition, the Company's obligation to pay Additional Amounts or to reimburse a Holder for Taxes paid by such holder in respect of Taxes will not apply with respect to:

          (d) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

          (e) any Tax which is payable otherwise than by deduction or withholding payments made under or with respect to the Securities (except as otherwise provided in Section 508);

          (f) Taxes imposed on or with respect to any payment by the Company to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of such Securities; or

          (g) any combination of (d), (e), and (f) (each and any combination of the foregoing an "Excluded Tax").

          The Company will (1) make such withholding or deduction as is required by applicable law and (2) remit the full amount deducted or withheld to the relevant taxing authority. Additional Amounts shall be paid in cash semi-annually, at maturity, on any Redemption Date, on a Conversion Date or on any Purchase Date.

          At least 30 calendar days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Securities is



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

due and payable, in which case it will be promptly thereafter), the Company shall deliver to the Trustee an Officer's Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

          Upon request, the Company shall furnish to a Holder copies of tax receipts evidencing the payment of any Taxes by the Company in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company. If notwithstanding the efforts of the Company to obtain such receipts, the same are not obtainable, the Company shall provide such Holder with other evidence reasonably satisfactory to the Holder of such payments by the Company.

          Whenever in this Indenture there is mentioned, in any context, the payment of principal and interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

          Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 508 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Securities, and shall remain in full force and effect.

SECTION 509. Notice of Default.

          In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

SECTION 510. Use of Proceeds; Repayment.

          The Company will not, and will cause each of its Subsidiaries not to, designate or direct the use of the proceeds of the sale and issuance of the Securities specifically to fund any activities or business with any entity or individual with respect to which U.S. persons are prohibited from doing business under the Sanctions Regulations.

          The Company will not, directly or indirectly, repay the Securities or any portion thereof from any proceeds and funds sourced from activities, operations or sales with entities or individuals with respect to which U.S. persons are prohibited from doing business under the Sanctions Regulations.

          "Sanctions Regulations" mean the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any enabling legislation or executive order relating thereto.

SECTION 511. Further Instruments and Acts.

          The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purposes of this Indenture.



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                                  ARTICLE SIX

                                  SUCCESSORS

SECTION 601. When Company May Merge, Etc.

          The Company shall not consolidate, amalgamate or merge with or into any other Person, enter into a binding share exchange or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person (including in any such case under a statutory arrangement) unless (a) the Company shall be the continuing corporation or (b) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of Australia, the United States, any State thereof, the District of Columbia, the laws of Canada or any province or territory thereof, the United Kingdom, any member state of the European Union as of the date of the Indenture, Switzerland or, in the event that the Common Shares of such entity are and remain readily tradable on an established securities market in the United States (within the meaning of Section 1(h)(11)(C)(ii) of the Internal Revenue Code of 1986, as amended) and such listing is required in order to secure a beneficial U.S. Federal Income tax rate on dividends paid by the Company on the common shares, Bermuda or Hong Kong; such Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist; provided, however, for purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of transactions) of the properties or assets of one or more Subsidiaries (other than to the Company or another wholly-owned Subsidiary) which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of its properties and assets on a consolidated basis, shall be deemed to be a sale, conveyance, transfer or lease of all or substantially all of the Company's properties and assets.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction governed by the first paragraph of this Section 601 an Officer's Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officer's Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

SECTION 602. Successor Substituted.

          Upon any consolidation, amalgamation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with
Section 601, the successor person formed by such consolidation or amalgamation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.




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                                 ARTICLE SEVEN

                             DEFAULTS AND REMEDIES

SECTION 701. Events of Default.

          An "Event of Default" occurs if:

          (a) the Company defaults in the payment of the principal amount, Redemption Price, Purchase Price, or Designated Event Purchase Price with respect to any Security when the same becomes due and payable, or the Company fails to make a Designated Event Purchase Offer required pursuant to Section 409 hereof;

          (b) the Company defaults in the payment of accrued and unpaid interest, if any (including Additional Amounts and Additional Interest Amounts) on the Securities when the same becomes due and payable and such default continues for a period of 30 days;

          (c) the Company fails to comply with any of its other covenants in the Securities or this Indenture (other than those referred to in clauses (i) and (ii) above) and such failure (or failure to obtain a waiver thereof) continues for 60 days after receipt of the notice specified below;

          (d) if the maturity of any of the Company's indebtedness for money borrowed (other than Non-Recourse Indebtedness) is accelerated because of any default with respect to such indebtedness, at any one time, in an amount in excess of the greater of (i) $25.0 million and (ii) 5% of Consolidated Net Tangible Assets, unless such acceleration is rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

          (e) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or proceeding to be adjudicated a bankrupt or insolvent,

               (ii) consents to the entry of an order for relief or the granting of a receiving order against it in an involuntary case or proceeding or the commencement of any case or filing of a petition for a receiving order against it,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of compromise or arrangement involving the rescheduling or composition of its indebtedness,



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               (v) files a petition or answer or consent seeking
          reorganization or relief, or

               (vi) consents to the filing of such petition or the appointment of or taking possession by a custodian;

          (f) a court of competent jurisdiction enters an order or decree or issues a receiving order under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt, or approves as properly filed a petition seeking reorganization, arrangement or adjustment of or in respect of the Company or any of its Significant Subsidiaries,

               (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or

               (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

          and the order or decree remains unstayed and in effect for 90 consecutive days.

          The term "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any similar U.S. or Canadian federal, state, provincial or foreign law for the relief of debtors. The term "Custodian" means any receiver (interim or otherwise), trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (iii) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the default is not cured or waived within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% in aggregate principal amount of the Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.

SECTION 702. Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 701(e) or (f) with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal amount of the Securities plus accrued and unpaid interest, if any, on the Securities accrued through the date of such declaration, to be immediately due and payable. If an Event of Default specified in Section 701(e) or (f) with respect to the Company or any Significant Subsidiary occurs, the principal amount of the Securities plus accrued and unpaid interest, if any,



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accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Security Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under Section 807 have been paid.

SECTION 703. Other Remedies.

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Security Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

SECTION 704. Waiver of Past Defaults.

          Subject to Sections 707 and 1002, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences. When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.

SECTION 705. Control by Majority.

          The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Security Holders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 706. Limitation on Suits.

          Except as provided in Section 707, a Security Holder may pursue a remedy with respect to this Indenture or the Securities only if:

               (i) the Holder gives to the Trustee written notice of a continuing Event of Default;



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               (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Security Holder may not use this Indenture to prejudice the rights of another Security Holder or to obtain a preference or priority over another Security Holder.

SECTION 707. Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 708. Collection Suit by Trustee.

          If an Event of Default specified in Section 701(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

SECTION 709. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Security Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

          The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount



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due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 807.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 710. Priorities.

          If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 807;

          Second: to Security Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

          Third: the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Security Holders pursuant to this Section 710. At least 15 days before such record date, the Trustee shall mail to each Security Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 711. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 711 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 707 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                 ARTICLE EIGHT

                                    TRUSTEE

SECTION 801. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of



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care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 705.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 801.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 802. Rights of Trustee.

          (a) Subject to Section 801, the Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or



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matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

          (d) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

          (g) Except with respect to Section 701, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Five. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 701(a) and 701(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification (which notification references the Securities and this Indenture) or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article Five (other than Sections 504 and 507) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be



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enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (j) Subject to Section 801, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (k) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 803. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 810 and 811.

SECTION 804. Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 805. Notice of Defaults.

          If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Security Holder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Security Holders.

SECTION 806. Reports by Trustee to Holders.

          Within 60 days after each June 15 beginning with June 15, 2004, the Trustee shall mail to each Security Holder if required by TIA Section 313(a) a brief report dated as of such June 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Security Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any,



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on which the Securities are listed. The Company shall promptly notify the
Trustee when the Securities are listed on any stock exchange (or delisted therefrom).

SECTION 807. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its directors, employees, officers and agents against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 807, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

          The indemnity obligations of the Company with respect to the Trustee provided for in this Section 807 shall survive any resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 701(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 808. Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 808.

          The Trustee may resign by so notifying the Company in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

               (i) the Trustee fails to comply with Section 810;


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               (ii) the Trustee is adjudged a bankrupt or an insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property; or

               (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 810, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Security Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 807.

SECTION 809. Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 810. Eligibility, Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 811. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


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SECTION 812. Appointment of Co-Trustee.

          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each



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of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

          Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                 ARTICLE NINE

                            DISCHARGE OF INDENTURE

SECTION 901. Termination of the Obligations of the Company.

          The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 207) have been delivered to the Trustee for cancellation or if:

               (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

               (ii) the Company irrevocably deposits, or arranges for the irrevocable deposit pursuant to Section 411 of this Indenture, in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities to maturity or redemption, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Security Holders;

               (iii) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

               (iv) the Company has delivered to the Trustee an Opinion of Counsel and an Officer's Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period and only if Article Twelve permits it.

          However, the Company's obligations in Sections 202, 203, 204, 205, 206, 207, 208, 215, 216, 217, 501, 502, 508, 510, 807 and 808, Article Nine
and Article Eleven shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company in Sections 807 and 903 shall survive.



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          After a deposit pursuant to this Section 901, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Company under the Securities and this Indenture, except for those surviving obligations specified above.

          In order to have money available on a payment date to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities, the U.S. Government Obligations shall be payable as to principal and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 902. Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 901. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal or Redemption Price of and any unpaid and accrued interest on the Securities.

SECTION 903. Repayment to Company.

          The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal or Redemption Price of and any unpaid and accrued interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in an Authorized Newspaper or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Security Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.

SECTION 904. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 901 and 902 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 901 and 902 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 901 and 902; provided, however, that if the Company has made any payment of amounts due with respect to



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any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE TEN

                                  AMENDMENTS

SECTION 1001. Without Consent of Holders.

          The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Security Holder:

               (i) to evidence a successor to the Company and the assumption by that successor of the obligations under the Securities and the Indenture in accordance with Section 601;

               (ii) to add to the covenants of the Company described in this Indenture for the benefit of Security Holders or to surrender any right or power conferred upon the Company;

               (iii) to secure the obligations of the Company in respect of the Securities;

               (iv) to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA; or

               (v) to cure any ambiguity or inconsistency in this Indenture.

          Notwithstanding the foregoing, no supplemental indenture pursuant to clause (ii), (iii), (iv) or (v) of this Section 1001 may be entered into without the consent of the Holders of a majority in principal amount of the Securities then outstanding if such supplemental indenture would materially and adversely affect the interests of the Holders of the Securities. In addition, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without the consent of any Security Holder, where, as evidenced in a Board Resolution, such amendment or supplement (i) is necessary to conform the Indenture and the Securities to the descriptions thereof contained in the Offering Memorandum (ii) is not materially adverse to the Security Holders, and (iii) does not result in any withholding taxes becoming payable in respect of payments on the Securities.

SECTION 1002. With Consent of Holders.

          The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 707, the Holders of a majority in aggregate principal amount of the Securities then outstanding may (a)


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waive compliance by the Company with any restrictive provision of this
Indenture or the Securities, (b) waive any existing or past Default under this Indenture and its consequences, except a Default in the payment of the principal amount, accrued and unpaid interest, if any, (including Additional Amounts and Additional Interest Amount), Redemption Price, Purchase Price or Designated Event Purchase Price or obligation to deliver Common Shares upon conversion with respect to any Security or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Security affected then outstanding. However, without the consent of each Security Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 704, may not:

               (i) reduce the rate or change the time of payment of interest (including Additional Amounts and Additional Interest Amount) on any Security;

               (ii) make any Security payable in money or securities other than as stated in such Security;

               (iii) change the Stated Maturity of any Security;

               (iv) reduce the principal amount, Redemption Price, Designated Event Purchase Price, or Purchase Price of any Security;

               (v) make any change that adversely affects the right to require the Company to purchase the Securities (including pursuant to a Designated Event Purchase Offer);

               (vi) waive a default in the payment of any amount due with respect to any Security;

               (vii) impair the right to convert, or receive payment with respect to, a Security, or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities; or

               (viii) change the provisions of this Indenture that relate to modifying or amending the Indenture.

          Promptly after an amendment under Section 1001 or this Section 1002 becomes effective, the Company shall mail to Security Holders a notice briefly describing the amendment. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

          It shall not be necessary for the consent of the Holders under this
Section 1002 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 1003. Compliance with Trust Indenture Act.

          Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.


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


SECTION 1004. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Security Holder.

          After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Security Holder unless it makes a change described in Section 1002. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 1005. Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 1006. Trustee Protected.

          The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article Ten that adversely affects the Trustee's rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officer's Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.

                                ARTICLE ELEVEN

                                  CONVERSION

SECTION 1101. Right To Convert.

          (a) Subject to and upon compliance with the provisions of this Indenture, prior to the Close of Business on the Maturity Date, the Holder of any Security shall have the right, at such Holder's option, to convert the principal amount of the Security, or any portion of such principal amount that is a positive integral multiple of $1,000, into and in consideration solely of (subject to the Company Cash Conversion Option pursuant to Section 1102) fully paid



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

and non-assessable Common Shares (as such shares shall then be constituted) at the Conversion Rate in effect at such time, solely upon the occurrence of one or more events described in Sections 1101(b), 1101(c), 1101(d), 1101(e) or 1101(f) below, by surrender of the Security to be so converted in whole or in part, together with any required funds, in the manner provided in Section 1102. A Holder exercising its right to convert a Security will have no right hereunder to receive rights under the Shareholder Rights Plan as consideration for the Security and any such right a Holder might receive shall be only such rights as a Common Shareholder would otherwise have pursuant to the Shareholder Rights Plan; subject to law and regulation applicable to the Company, the Company may amend, extend, replace or terminate the Shareholder Rights Plan.

          Whenever the Securities shall become convertible pursuant to this
Section 1101, the Company or, at the Company's request upon reasonable prior notice, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility and the Company shall also publicly announce such information.

          A Security in respect of which a Holder is electing to accept the offer of the Company to repurchase such Holder's Securities upon a Designated Event pursuant to Section 409, or requiring the Company to purchase such Holder's Securities at the option of the Holder on the Purchase Date pursuant to Section 410, may be converted into Common Shares only if such Holder withdraws its election in accordance with Section 409 or Section 410, respectively. A Holder is not entitled to any rights of a holder of Common Shares until such Holder has converted its Securities into Common Shares, and only to the extent such Securities are deemed to have been converted into Common Shares under this Article Eleven.

          (b) The Securities may be surrendered for conversion into Common Shares prior to the Close of Business on the Maturity Date, during any fiscal quarter commencing after June 30, 2004 and only during such fiscal quarter, if the Closing Sale Price of one of the Common Shares exceeds 120% of the Conversion Price for at least 20 Trading Days in the 30 Trading Day period ending on the last Trading Day of the preceding fiscal quarter.

          The Company shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 1101(b) whether the Closing Sale Price exceeds 120% of such Conversion Price and whether the Securities shall be convertible as a result of the occurrence of the event specified in this Section 1101(b) and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee (or the Conversion Agent if the Trustee is not the Conversion Agent) written notice thereof.

          (c) The Securities may be surrendered for conversion into Common Shares prior to the Close of Business on the maturity date during the five Business Day period after any five consecutive Trading Day period (a "Measurement Period"), in which the Trading Price for the Securities for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price of one of the Common Shares and the Conversion Rate for such date; provided, however, that after June 30, 2019, if on the date of any Conversion pursuant to this Section 1101(c), the Closing Sale Price of the Common Shares is between the Conversion Price and 120% of the Conversion Price per share, then Holders shall receive, in lieu of Common Shares, based on the Conversion Rate, Common Shares, or at the Company's election, cash or a



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

combination of Common Shares and cash, having a value equal to the principal amount of such Securities, plus accrued and unpaid interest if any (herein called the "Principal Value Conversion").

          If a Holder surrenders Securities for Conversion and it is a Principal Value Conversion, the Company shall notify the Holder by the second Trading Day following the date of such surrender whether the Company will pay the Holder all or a portion of the principal amount plus accrued and unpaid interest, including Additional Interest pursuant to the Registration Rights Agreement, if any, in cash, Common Shares or a combination of cash and Common Shares, and in what percentage. Any Common Shares delivered upon a Principal Value Conversion shall be valued at the greater of the Conversion Price on the Conversion Date and the Applicable Stock Price as of the Conversion Date. The Company shall pay the Holder any portion of the principal amount plus accrued and unpaid interest, including additional interest, if any, to be paid in cash and deliver Common Shares with respect to any portion of the principal amount plus accrued and unpaid interest, including Additional Interest pursuant to the Registration Rights Agreement, if any, to be paid in Common Shares, no later than the third Business Day following the determination of the Applicable Stock Price.

          "Applicable Stock Price" means the average of the Closing Sale Prices of one Common Share over the five Trading Day period starting the third Trading Day following the applicable date such Securities are surrendered for Conversion.

          In connection with any conversion pursuant to paragraph (c), the Calculation Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless it is provided with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 98% of the Conversion Value. At such time, the Company shall instruct the Calculation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than or equal to 98% of the Conversion Value.

          (d) If any Securities have been called for redemption pursuant to
Section 401 or Section 408, such Securities (and only such Securities) may be surrendered for conversion, at any time prior to the Close of Business on the day that is one Business Day prior to the Redemption Date, after which time the right to convert in reliance on this Section 1101(d) shall expire unless the Company defaults in the payment of the Redemption Price. If a Holder already has delivered an acceptance notice with respect to the Company's offer to purchase a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the notice in accordance with
Section 408.

          (e) If (1) the Company distributes, to all holders of Common Shares, certain rights entitling them to purchase Common Shares, for a period expiring within forty-five (45) days of the record date for such issuance, at a price per share that is less than the average of the last Closing Sale Prices of Common Shares for the ten (10) consecutive Trading Days immediately preceding, but not including, the record date for such distribution, or (2) the Company elects to distribute, to all holders of Common Shares, cash or other assets, debt



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

securities or rights to purchase its securities, which distribution has a per share value exceeding 5% of the Closing Sale Price of the Common Shares on the Trading Day preceding the declaration date for the distribution, then, in either case, the Company shall give notice to the Holders of such distribution not less than twenty (20) days prior to the Ex-Dividend Time for such distribution. On and after the date that the Company gives such notice, until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place, the Securities may be converted. Notwithstanding the provisions of this Section 1101(e), Securities may not be converted pursuant to this Section 1101(e) nor will any adjustment to the Conversion Rate be made pursuant to the transactions described in this Section 1101(e) if the Holder, without conversion of the Security, would participate, on the same basis as a holder of Common Shares, in the distribution as if such Holder had converted its Securities into Common Shares prior to the record date for such distribution.

          "Ex-Dividend Time" means, with respect to any distribution on Common Shares, the first date on which the Common Shares trade regular way on the principal securities market on which the Common Shares are then traded without the right to receive such distribution.

          (f) If the Company is a party to a Reorganization or Sale, in each case pursuant to which the Common Shares are converted into or become the right to receive cash, securities or other property, then the Securities may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction until and including the date that is fifteen (15) days after the actual effective date of such transaction (or, if such Reorganization or Sale also constitutes a Designated Event, until the corresponding Designated Event Purchase Date). The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company not later than two (2) Business Days prior to such 15th day.

SECTION 1102. Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment For Interest or Dividends.

          In order to exercise any conversion privilege with respect to any Security in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of a holder of such Security, the Corporate Trust Office of the Trustee, such Security with the original or facsimile of the form entitled "Conversion Notice" on the reverse thereof, duly completed and manually signed, together with such Securities duly endorsed for transfer, accompanied by the funds, if any, required by this Section 1102 (the date on which the Company receives the foregoing is referred to as the "Conversion Date"). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued. Transfer or similar taxes, if required pursuant to Section 1107, shall be paid directly to the Company.

          In order to exercise the conversion privilege with respect to any interest in a Global Security, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program,



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

deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 1102. Transfer or similar taxes if required pursuant to Section 1107, shall be paid directly to the Company.

          Subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall, subject to the Company Cash Conversion Option, issue and shall deliver to such Holder, at the office of either Computershare Trust Company of Canada at its principal office in Toronto, Canada or Computershare Trust Company of New York at its principal office in New York, New York, as applicable (the "Transfer Agent"), a certificate or certificates for the number of Common Shares issuable upon the conversion of such Security or portion thereof as determined by the Company in accordance with the provisions of this Article Eleven and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 1103. The Company may appoint or change one or more co-transfer agents without notice and may act in any such capacity on its own behalf. In case any Security of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Sections 215 and 216 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

          Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date on which the requirements set forth in this Section 1102 have been satisfied as to such Security (or portion thereof), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Security shall be surrendered.

          If any Security (or portion thereof) is converted into Common Shares during the period after the Close of Business on a regular record date for the payment of interest to, but excluding, the Close of Business on the next succeeding interest payment date, the Company shall pay interest on such interest payment date in respect of any such Security (or portion thereof) to the Holder of such Securities registered as such on such regular record date. Any Security or portion thereof surrendered for conversion during such period shall be accompanied by payment by the Holder to the Company, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made
(1) if the Company has specified a Redemption Date that is after a regular record date and on or prior to the next interest payment date, (2) if the Company has specified a Designated Event Purchase Date following a Designated Event that is after a regular record date and on or prior to the next interest payment date or (3) to the extent of any overdue interest, if any overdue



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interest exists at the time of conversion with respect to such Security.
Except as provided above in this Section 1102, no payment or other adjustment shall be made for interest accrued and unpaid on any Security converted or for dividends on any Common Shares issued upon the conversion of such Security as provided in this Article Eleven.

          Upon the conversion of an interest in a Global Security, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

          Upon the conversion of a Security, that portion of the accrued but unpaid interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the Fair Market Value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Security, the accrued but unpaid interest, and second the balance, if any, of such Fair Market Value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Security being converted pursuant to the provisions hereof.

          The Company has the option (the "Company Cash Conversion Option") to deliver cash in lieu of some or all of the Common Shares issuable upon conversion of the Securities. The Company will give notice of its election of the Company Cash Conversion Option within two Business Days of its receipt of the Holder's Conversion Notice, unless the Company has already informed Holders of its election in connection with a Redemption Notice. Such notice shall state (1) the Company's intention to deliver cash in lieu of some or all other Common Shares otherwise deliverable, (2) if a combination thereof, the number of Common Shares per $1,000 principal amount of Security for which cash will be delivered in lieu of delivery of such Common Shares and (3) the method for calculating the amount of cash to be delivered per Common Share.

          If the Company elects the Company Cash Conversion Option, the amount of cash to be delivered on conversion by a Holder in lieu of each such Common Share will be equal to the average of the Closing Sale Prices for the ten consecutive Trading Days commencing one Trading Day following (i) the date of the Company's notice of election of the Company Cash Conversion Option if the Company has not given a Redemption Notice, or (ii) the Conversion Date, in the case of a conversion following the giving by the Company of a Redemption Notice specifying its intention to deliver cash upon conversion. If the Company elects the Company Cash Conversion Option, the Company shall make the payment, including the delivery of any Common Shares issuable upon such conversion, to Holders surrendering Securities no later than the fifteenth Business Day following the Conversion Date. If the Company does not elect the Company Cash Conversion Option, the Common Shares issuable upon such conversion, together with any cash payment for fractional shares, will be delivered through the Transfer Agent no later than the fifth Business Day following the Conversion Date and will be deemed to satisfy the



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Company's obligation to pay (a) the principal amount of the Securities and (b)
accrued but unpaid interest, if any, attributable to the period from the most recent interest payment date to the Conversion Date. If an Event of Default (other than a default in payment upon conversion of the Securities), has occurred and is continuing, the Company may not deliver cash upon conversion of any Securities (other than cash in lieu of fractional shares).

SECTION 1103. Cash Payments in Lieu of Fractional Shares.

          No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional Common Shares would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash based on the Closing Sale Price of the Common Shares on the Trading Day immediately prior to the Conversion Date.

SECTION 1104. Conversion Rate.

          Each $1,000 principal amount of the Securities shall be convertible into the number of Common Shares specified in the form of Security attached as Exhibit A hereto, subject to adjustment as provided in this Article Eleven (herein called the "Conversion Rate").

SECTION 1105. Adjustment of Conversion Rate.

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of outstanding Common Shares in Common Shares, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the Record Date by a fraction:

               (i) the numerator of which shall be the sum of the number of Common Shares outstanding at the Close of Business on the Record Date plus the total number of Common Shares constituting such dividend or other distribution; and

               (ii) the denominator of which shall be the number of Common Shares outstanding at the Close of Business on the Record Date, such increase to become effective immediately after the opening of business on the day following the Record Date. For the purpose of this paragraph (a), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company. If any dividend or distribution of the type described in this Section 1105(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.



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

                  (b) In case the Company issues to all holders of Common Shares rights or warrants entitling them to purchase Common Shares, for a period expiring within forty-five (45) days of the record date for such issuance, at a price per share that is less than the average of the Closing Sale Prices for the ten (10) consecutive Trading Days immediately preceding, but not including, the date such issuance is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction:

               (i) the numerator of which shall be the number of Common Shares outstanding at the Close of Business on the Record Date plus the total number of additional Common Shares offered for subscription or purchase, and

               (ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the Close of Business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days immediately preceding the date such distribution is first publicly announced by the Company.

          Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase Common Shares at a price less than the average of the Closing Sale Prices of the Common Share for the ten (10) Trading Days immediately preceding the date such distribution is first publicly announced by the Company, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.



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

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Shares, shares of any class of capital stock of the Company (other than Common Shares) or evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 1105(b), and excluding any dividend or distribution (x) paid in cash or (y) referred to in Section 1106 (any of the foregoing hereinafter in this Section 1105(d) called the "Distributed Securities")), then, in each such case the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (i) the numerator of which shall be the Current Market Price on such Record Date; and

               (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, that if the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall be entitled to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security on the Record Date; provided, further, that if such Distributed Securities are so distributed, prior to the date that is five years plus one day after the later of the Issue Date and the last date on which Securities were issued pursuant to the Initial Purchasers' Option, such Holder shall only be entitled to receive, in addition to Common Shares to which such Holder is entitled to receive upon conversion, Prescribed Securities of a type specified by the Board of Directors and the Conversion Rate shall, if necessary, be adjusted so that the value of such Prescribed Securities is equivalent in value as of the date of such distribution (based on the average of the closing sale prices for such Prescribed Securities, if available) for the ten (10) Trading Day period beginning on the fifth Trading Day after such distribution, and if such closing sale prices are not available, as determined by the Board of Directors, to the consideration received by holders of Common shares pursuant to such distribution of Distributed Securities, provided that the Company may elect at the Company's sole option, to deliver such Distributed Securities instead of such Prescribed Securities. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this
Section 1105(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

          Notwithstanding the foregoing, if the Distributed Securities distributed by the Company to all holders of Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, then the Conversion Rate shall be



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

adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" of the Common Shares commences with respect to such Distributed Securities (the "Ex-Dividend Date") plus (B) the Fair Market Value of the Distributed Securities distributed in respect of each Common Share for which this Section 1105(d) applies which shall equal the number of Distributed Securities distributed in respect of each Common Share multiplied by the average of the Distributed Securities Closing Sale Price for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

               (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date.

          "Distributed Securities Closing Sale Price" on any date shall mean the closing sale price per Distributed Security (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Distributed Securities are traded or, if the Distributed Securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or, if no such price is reported, as reported by the principal non-United States market on which the Distributed Securities are traded, such price to be converted into U.S. dollars based on the Federal Reserve Bank of New York noon buying rate as reported for conversion into U.S. dollars on such date. In the absence of such quotation, the Board of Directors will determine in good faith the Distributed Securities Closing Sale Price.

          Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 1105 (and no adjustment to the Conversion Rate under this Section 1105 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 1105(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and



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

each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 1105 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

          No adjustment of the Conversion Rate shall be made pursuant to this
Section 1105(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed to the Holders of Securities.

          For purposes of this Section 1105(d) and Section 1105(a) and (b), any dividend or distribution to which this Section 1105(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights or warrants (and any Conversion Rate adjustment required by this Section 1105(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate adjustment required by Sections 1105(a) and 1105(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 1105(a) and 1105(b) and (B) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the Close of Business on the date fixed for such determination" within the meaning of Section 1105(a). If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 1105(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

          (e) If the Company distributes cash payable to all holders of Common Shares and such cash distribution, together with any other cash distributions paid during the preceding twelve months, exceeds $0.16 per Common Share (the "Dividend Threshold Amount") (the Dividend Threshold Amount is subject to adjustment whenever an adjustment is made to the Conversion Rate pursuant to clause (a) or (c) above, which adjustment shall be the inverse of the adjustment made to the Conversion Rate pursuant to such clause), the Conversion Rate shall be



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

increased so that it equals the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to the cash distribution by a fraction,

               (i) the numerator of which shall be the Current Market Price on such Record Date; and

               (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed in excess of the Dividend Threshold Amount applicable to one Common Share, such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided, that if the portion of the cash so distributed in excess of the Dividend Threshold Amount applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, a Holder shall be entitled to receive on conversion the cash that the Holder would have received if the Holder had converted its Securities immediately prior to the Record Date; provided however, that if such distribution occurs on or prior to the date that is five years plus one day after the later of the Issue Date and the last date on which Securities were issued pursuant to the Initial Purchasers' Option, a Holder shall only be entitled to receive, in addition to Common Shares to which such holder is entitled to receive upon conversion, Prescribed Securities of a type specified by the Board of Directors and the Conversion Rate shall, if necessary, be adjusted so that the value of such Prescribed Securities is equivalent in value as of the date of such distribution (based on the average of the closing sale prices for such Prescribed Securities, if available) for the ten (10) Trading Day period beginning on the fifth Trading Day after such distribution, and if such Closing Sale Prices are not available, as determined by the Board of Directors, to the cash so distributed, provided that the Company may elect, at the Company's sole option, to deliver such cash instead of such Prescribed Securities. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any Prescribed Securities for purposes of this Section 1105(e) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

          (f) In case an issuer bid, tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Shares shall expire and such issuer bid, tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such issuer bid, tender, or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to



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

          shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid, tender or exchange offer) of all Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

               (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such issuer bid, tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, or if the purchase or exchange of Purchased Shares is otherwise not consummated, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such issuer bid, tender or exchange offer had not been made.

          (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Shares to more than twenty-five percent (25%) of the Common Shares outstanding and shall involve the payment by such Person of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction,

               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and

               (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Offer Expiration

          Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time,

          such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, or if the purchase or exchange of Accepted Purchased Shares is otherwise not consummated, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 1105(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any consolidation or merger with or into any other Person or Persons, or Sale to any other Person or Persons.

          (h) For purposes of this Section 1105 and Section 1102, the following terms shall have the meaning indicated:

               (i) "Current Market Price" shall mean the average of the daily Closing Sale Prices for the ten (10) consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

          If another issuance, distribution, subdivision or combination to which Section 1105 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

               (ii) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

               (iii) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for



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

          determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (i) The Company may, subject to applicable regulatory approval, make such increases in the Conversion Rate, in addition to those required by
Section 1105(a), (b), (c), (d), (e), (f) or (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, and, subject to applicable regulatory approval, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (j) All calculations under this Article Eleven shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Shares or convertible or exchangeable securities or rights to purchase Common Shares or convertible or exchangeable securities. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible.

          (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer's Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer's Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the register of the Registrar, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (l) In any case in which this Section 1105 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section



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

1105(a), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 1105(b), (4) the Expiration Time for any issuer bid, tender or exchange offer pursuant to Section 1105(f) or (5) the Offer Expiration Time for any tender or exchange offer pursuant to
Section 1105(g), (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 1103. For purposes of this Section 1105(1), the term "Adjustment Event" shall mean:

               (i) in any case referred to in clause (1) hereof, the occurrence of such event; provided, that in the case of an adjustment made with respect to a distribution of capital stock of, or similar equity interest in, a Subsidiary or other business unit of the Company, the Adjustment Event shall be deemed to have occurred on the Business Day next following the ten (10) Trading Day period referred to in the second paragraph of Section 1105(d),

               (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

               (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants,

               (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such issuer bid, tender or exchange offer is consummated and becomes irrevocable, and

               (v) in the case referred to in clause (5) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

          (m) For purposes of this Section 1105, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

          (n) No adjustment need be made for a transaction referred to in this Article Eleven if Security Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis on which holders of Common Shares participate in the transaction and notice such holders of Common Shares receive.

          (o) No adjustment in the Conversion Rate shall be required until cumulative adjustments amount to 1% or more of the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this
Section 1105(o) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

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SECTION 1106. Effect of Reclassification, Reorganization or Sale and Further
Adjustment to the Conversion Rate.

          (a) If any of the following events occur, namely (i) any Reclassification (other than a subdivision or combination to which Section 1105(c) applies), (ii) any Reorganization, or (iii) any Sale, as a result of which holders of Common Shares shall be entitled to receive stock, other securities, other property, assets or cash for their Common Shares, then, subject to Section 1106(b), the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale by a holder of a number of Common Shares issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Securities) immediately prior to such Reclassification, Reorganization or Sale assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale (provided that, if the kind or amount of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale is not the same for each Common Share in respect of which such rights of election shall not have been exercised (a "Non-Electing Share"), then for the purposes of this Section 1106 the kind and amount of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Eleven.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the register of the Registrar, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive Reclassifications, Reorganizations or Sales.

          If this Section 1106 applies to any event or occurrence, Section 1105 shall not apply.

          (b) If, however, prior to the date that is five years plus one day after the later of the Issue Date and the last date on which Securities were issued pursuant to the Initial Purchasers' Option, Holders of Securities would otherwise be entitled to receive, upon conversion of the Securities, any property (including cash) or securities of a company that would not constitute Prescribed Securities (which is referred to herein as "Ineligible Consideration"), such holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or Prescribed Securities with a market value equal to the market value of such

Ineligible Consideration (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution).

          The Company will give notice to Holders of the Securities at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Securities will be convertible after the effective date of such transaction. After such notice, the Company or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Securities except in accordance with any other provision of this Indenture.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 1106, the Company shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such Reclassification, Reorganization or Sale and any adjustment to be made with respect thereto.

SECTION 1107. Taxes On Shares Issued.

          The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 1108. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Shares.

          Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such Common Shares at such adjusted Conversion Rate.

          The Company covenants that all Common Shares which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all encumbrances with respect to the issue thereof.

          The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal, provincial or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto) and under any applicable Canadian Securities Laws, endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that, if at any time the Common Shares shall be listed on the New York Stock Exchange or the Toronto Stock Exchange (or if the Common Shares are no longer listed on either of such exchanges, any other national securities exchange or automated quotation system), the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Security; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Securities into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 1109. Responsibility Of Trustee.

          The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Eleven. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 1106 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 1106 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Eight of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, any Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 1110. Notice To Holders Prior To Certain Actions.

          In case:

          (a) the Company shall declare a dividend (or any other distribution) on Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 1105; or

          (b) the Company shall authorize the granting to the holders of all or substantially all of Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any Reclassification of the Common Shares, or of any Reorganization for which approval of any shareholders of the Company is required, or any Sale; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the register of the Registrar provided for in the Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such Reclassification, Reorganization, Sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Reclassification, Reorganization, Sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, Reclassification, Reorganization, Sale, transfer, dissolution, liquidation or winding up.

SECTION 1111. Shareholder Rights Plan.

          If the Shareholder Rights Plan is in existence at the time of the exercise by a Holder of the Security to convert, then, pursuant to the Shareholder Rights Plan only, and not as consideration for the Securities, each Common Share issued upon conversion of Securities pursuant to this Article Eleven shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of the Shareholder Rights Plan. Provided that the Shareholder Rights Plan requires that each Common Share issued upon conversion of Securities at any time prior to the distribution of separate certificates representing such rights be entitled to receive such rights, then, notwithstanding anything else to the contrary in this Article Eleven, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of rights to purchase Common Shares pursuant to the Shareholder Rights Plan or any successor agreement, the distribution of any entitlement to receive the share purchase rights, the exercise or redemption of such rights in accordance with the Shareholder Rights Plan, or the termination or invalidation of such rights.

SECTION 1112. Transfer Restrictions.

          (a) Common Shares issued upon conversion of Restricted Securities shall be represented by certificates bearing the Private Placement Legend and shall be subject to the restrictions or transfer set forth in the Private Placement Legend.

          (b) Any Common Shares as to which such restrictions on transfer have lapsed and as to which the conditions for removal of the Private Placement Legend have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the Transfer Agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Private Placement Legend.

          (c) Common Shares issued on conversion of Securities before June 25, 2004 (and all securities issued in exchange therefor or substitution thereof) shall be represented by certificates bearing the Canadian Legend and shall be subject to the restrictions on transfer set forth in the Canadian Legend. Any Common Shares which bear the Canadian Legend may at any time on or after June 25, 2004, on surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the Transfer Agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Canadian Legend.


                                ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 1201. Trust Indenture Act Controls.

          The Trustee and the Company agree to comply with all provisions of the TIA applicable to or binding upon it in connection with this Indenture and any action to be taken hereunder. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

SECTION 1202. Notices.

          Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other parties' addresses stated in this Section 1202. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Security Holder is duly given (unless otherwise expressly provided herein) if in writing and mailed by first class mail to each Security Holder affected by the event at the address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Security Holder or any defect in it shall not affect its sufficiency with respect to other Security Holders.

          If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.




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

          If the Company mails a notice or communication to Security Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

          The Company's address is:

                       CP Ships Limited
                       62-65 Trafalgar Square
                       London WC2N 5DY
                       United Kingdom
                       Facsimile:  +44(0)20 7389 6841
                       Attention:  General Counsel


          The Trustee's address is:

                       The Bank of New York
                       101 Barclay Street, Floor 21W
                       New York, NY  10286
                       Facsimile:  (212) 815-5915
                       Attention:  Corporate Trust Administration
                                   - Global Finance Unit


Notices shall be sent to the foregoing address with a copy to:

                       The Bank of New York
                       One Canada Square
                       London E14 5AL
                       Facsimile: 44 20 7964 6402

SECTION 1203. Communication by Holders with Other Holders.

          Security Holders may communicate pursuant to TIA Section 312(b) with other Security Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 1204. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

               (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each signer of an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 1205. Statements Required in Certificate or Opinion.

          Each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 1206. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Security Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 1207. Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York, in the City of Toronto, Canada, the City of London, England or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

          A "Business Day" is a day other than a Legal Holiday.

SECTION 1208. No Recourse Against Others.




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


          No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 1209. Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

SECTION 1210. Governing Law.

          This Indenture and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Indenture, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements and instruments entered into and wholly-performed within the State of New York.

SECTION 1211. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 1212. Successors.

          All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 1213. Consent to Jurisdiction and Service of Process.

          The Company irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Company is subject) by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Company does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

          As long as any of the Securities remain outstanding, the Company will at all times have an authorized agent upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture or any Security. Service of process by certified mail return receipt requested upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints J.P. LaCasse as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it by certified mail return receipt requested at the office of such agent at CP Ships, 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 (or at such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to the Trustee).

          The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent by certified mail return receipt requested together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company set forth in the first paragraph of this instrument or to any other address of which the Company shall have given written notice to the Trustee. The Company irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

          Nothing in this Section shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

SECTION 1214. Waiver of Jury Trial

          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING THE AGREEMENT BETWEEN THE COMPANY AND THE TRUSTEE IN THE PRECEDING SENTENCE, NOTHING HEREIN SHALL BE CONSTRUED TO AFFECT THE RIGHT OF HOLDERS TO ASSERT A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1215. Force Majeure.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or



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

indirectly, forces beyond its reasonable control, including without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god.

SECTION 1216. Conversion of Currency.

          (a) The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this
Indenture:

               (i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "Judgment Currency") an amount due or contingently due under the Securities and this Indenture (the "Required Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

               (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

          (b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders of Securities and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under this Section 1216(b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Section 1216(b) the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

          (c) The obligations contained in Sections 1216(a)(ii) and (b) of this Section shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Section 1216(b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to



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

constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the applicable liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

          (d) The term "Rate(s) of Exchange" shall mean the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) and includes any premiums and costs of exchange payable.

SECTION 1217. Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 1218. Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                     CP SHIPS LIMITED



                                     By: /s/ Ray Miles
                                         -------------------------------------
                                         Name:  Ray Miles
                                         Title: Chief Executive Officer



                                     By: /s/ Ian Webber
                                         -------------------------------------
                                         Name:  Ian Webber
                                         Title: Chief Financial Officer





                                     THE BANK OF NEW YORK, as Trustee



                                     By: /s/ Daniel Wynne
                                         -------------------------------------
                                         Name:   Daniel Wynne
                                         Title:  AVP

                                   EXHIBIT A

                              [Face of Security]

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]


                               CP SHIPS LIMITED

               4% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

[Certificate No. _______]                                CUSIP NO. ____________

                                                          ISIN NO. ____________

CP SHIPS LIMITED, a corporation incorporated under the laws of the province of New Brunswick, Canada (herein called the "COMPANY"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED MILLION UNITED STATES DOLLARS ($200,000,000) on June 30, 2024, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

Interest Payment Dates: 30 June and 30 December, with the first payment to be made on June 30, 2004.

Record Dates: 15 June and 15 December.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

          IN WITNESS WHEREOF, CP SHIPS LIMITED has caused this instrument to be duly signed.

                                     CP SHIPS LIMITED



                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:




Dated: ______________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, AS TRUSTEE





By:
   ---------------------
     Authorized Signatory


Dated: ____________

                             [REVERSE OF SECURITY]

                               CP SHIPS LIMITED

               4% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

     (1) Interest. CP Ships Limited, a corporation incorporated under the laws of the province of New Brunswick (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Unless earlier converted, redeemed or purchased by the Company, the Company will pay interest semi-annually on March 1 and September 1 of each year, with the first payment to be made on March 1, 2004. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from February 24, 2004. Subject to Section 218 of the Indenture, interest will be computed on the basis of a 360-day year of twelve 30-day months.

     (2) Maturity. The Securities will mature on June 30, 2024.

     (3) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the Close of Business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price, Designated Event Purchase Price or Purchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Security is in global form, the Company will pay interest on the Securities by wire transfer of immediately available funds to the account specified by the Holder. With respect to Securities held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

     (4) Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders. The Company may act in any such capacity.

     (5) Indenture. The Securities are issued under an Indenture dated as of February 24, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Security Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

     (6) Additional Amounts. The Company will pay to the Holders such Additional Amounts as may become payable under Section 508 of the Indenture.

     (7) Optional Redemption. Except as provided in Section 408 of the Indenture, the Company will not have the right to redeem any Securities prior to July 3, 2009. On or after July 3, 2009, the Company may, at its option, redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date. No sinking fund is provided for the Securities.

     (8) Notice of Redemption. Subject to Section 408 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption.

     (9) Redemption for Tax Reasons. The Company may, at its option, redeem the Securities, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Company has become or would become obligated to pay to the Holders Additional Amounts as a result of any amendment or change occurring after February 19, 2004 in the laws or any regulations of the federal government of Canada or any province or political subdivision thereof or any other jurisdiction in which the Company or any successor entity is organized, incorporated or otherwise resident for tax purposes or from or through which payment is made or by or within any political subdivision thereof, or any change occurring after February 19, 2004 in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an opinion of legal counsel specializing in taxation and an Officer's Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Taxes other than Excluded Taxes (except in respect of certain Excluded Holders). In such event, the Company will give the Trustee and the Holders of the Securities not less than 30 days' nor more than 60 days' notice of this redemption, except that
(i) the Company will not give notice of redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect.

     Upon receiving such notice of redemption, each Holder who does not wish to have the Company redeem its Securities pursuant to Section 408 of the Indenture can elect to (i) convert its Securities pursuant to Article Eleven of the Indenture or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Taxes required to be deducted or withheld.

          Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article Eleven of the Indenture but wishes to elect to not have its Securities redeemed, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written Notice of Election (the "Notice of Election") on the back of this Security, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on a Business Day at least five Business Days prior to the Redemption Date.

          A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the Close of Business on the Business Day prior to the Redemption Date.

          (10) Purchase at the Option of Holders. Securities shall be purchased by the Company at the option of the Holder on June 30, 2009, June 30, 2014, and June 30, 2019 (each, a "Purchase Date"), at a purchase price equal to 100% of the principal amount of those Securities (the "Purchase Price") plus accrued and unpaid interest to, but excluding, the Purchase Date. Payment of the Purchase Price shall be made on the applicable Purchase Date to Holders of record on the Close of Business on the date immediately preceding the Purchase Date.

          The Company shall, no less than twenty-five Business Days prior to the Purchase Date, give notice to Holders at their addresses shown in the register of the Registrar and to beneficial owners as required by law (the "Company Purchase Notice").

          Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon delivery (i) to the Company (if it is acting as its own Paying Agent), or to a Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time during the period beginning on the opening of business on the date that is 25 Business Days prior to the relevant Purchase Date and ending at the Close of Business on the fifth Business Day prior to such Purchase Date and (ii) of such Security to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to Section 410 of the Indenture only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          The Purchase Notice shall state (i) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Physical Securities have not been issued, (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or a positive integral multiple of $1,000, and (iii) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.

          Any purchase by the Company contemplated pursuant to the provisions of Section 410 of the Indenture shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of book-entry transfer or delivery of the Security.

          A Holder may withdraw any Purchase Notice by delivering a written notice of withdrawal delivered to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company, at any time prior to the Close of Business on the Business Day immediately preceding the Purchase Date, specifying the certificate number of the Security in respect of which such notice of withdrawal is being submitted (if applicable), the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and the principal amount of such Security, if any, which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

     (11) Designated Event Purchase Offer. In the event of a Designated Event with respect to the Company, the Company will be required to make an offer to purchase for cash ("Designated Event Purchase Offer") all outstanding Securities in positive integral multiples of $1,000 principal amount at a price equal to 100% of the principal amount of such Securities ("Designated Event Purchase Price") plus any accrued and unpaid interest to, but excluding, the Designated Event Purchase Date. The Company shall be required to purchase Securities in respect of which such offer is accepted by a Holder no later than 30 Business Days after a Designated Event Notice has been mailed ("Designated Event Purchase Date").

          Within 30 Business Days after the occurrence of a Designated Event with respect to the Company, the Company shall mail to the Trustee and all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners of the Securities as may be required by applicable law, a notice (the "Designated Event Notice") of the occurrence of such Designated Event and the Designated Event Purchase Offer arising as a result thereof.

          To accept the Designated Event Purchase Offer, a Holder of Securities must deliver to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Designated Event Notice and the Trustee, on or before the Close of Business on the fifth Business Day immediately preceding the Designated Event Purchase Date, (i) written notice of acceptance of the Designated Event Purchase Offer in the form set forth in the Designated Event Purchase Offer Acceptance Notice on the back of this Security ("Designated Event Purchase Notice"), or any other form of written notice substantially similar to the Designated Event Purchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities that the Holder wishes to tender for purchase by the Company pursuant to the Designated Event Offer, duly endorsed for transfer to the Company.

          Such Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

          A Holder may withdraw any acceptance of the Designated Event Purchase Offer by delivering a written notice of withdrawal delivered to the Company (if it is acting as its own

Paying Agent), or to a Paying Agent designated by the Company, at any time prior to the Close of Business on the Business Day prior to the Designated Event Purchase Date, specifying the certificate number of the Security in respect of which such notice of withdrawal is being submitted (if applicable), the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and the principal amount, if any, of such Security which remains subject to the original Designated Event Purchase Notice and which has been or will be delivered for purchase by the Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written notice of withdrawal thereof.

     (12) Conversion. Subject to and upon compliance with the provisions of the Indenture, prior to the Close of Business on June 30, 2004, the Holder of any Security shall have the right, at such Holder's option, to convert the principal amount of the Security, or any portion of such principal amount that is a positive integral multiple of $1,000, into (subject to the Company Cash Conversion Option pursuant to Section 1102 of the Indenture) fully paid and non-assessable Common Shares (as such shares shall then be constituted) at the Conversion Rate in effect at such time, solely upon the occurrence of one or more of the following events:

          (a) commencing after June 30, 2004, Securities may be surrendered for conversion during any fiscal quarter of the Company (and only during such fiscal quarter), if, as of the last Trading Day of the immediately preceding fiscal quarter, the Closing Sale Price for at least twenty (20) Trading Days in the thirty
               (30) consecutive Trading Day period ending on the last Trading Day of such immediately preceding fiscal quarter exceeds 120% of the Conversion Price in effect on such 30th Trading Day;

          (b) the Securities may be surrendered for conversion into Common Shares during the five Business Day period (and only during any such period) following any five consecutive Trading Day period in which the daily average of the Trading Prices for the Securities for such five (5) Trading Day Period was less than 98% of the average Conversion Value for the Securities during such period; provided however, that after June 30, 2004, if on the date of any Conversion pursuant to this condition, the Closing Sale Price of the Common Shares is greater than the Conversion Price per share but less than 120% of the Conversion Price per share, then Holders shall receive, in lieu of Common Shares based on the Conversion Rate, Common Shares , subject to the Company's Cash Conversion Option pursuant to Section 1102 of the Indenture, having a value (determined as provided in the Indenture) equal to the principal amount of such Securities, plus accrued and unpaid interest, if any;

          (c) if any Securities have been called for redemption, such Securities (and only such Securities) may be surrendered for conversion, at any time on or after the date the Redemption Notice has been given until the Close of Business on the Business Day immediately preceding the Redemption Date, after which time the right to convert shall expire unless the Company defaults in the payment of the Redemption Price; and

                  (d) upon the occurrence of certain corporate events specified in Section 1101 of the Indenture.

          Subject to and upon compliance with the provisions of the Indenture, each Security will initially be convertible into fully paid and non-assessable Common Shares, as said shares shall be constituted at the date of conversion, per $1,000 principal amount of Securities or portion thereof to be converted or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Conversion Notice as provided in the Indenture, to the Conversion Agent and, unless the Common Shares issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Conversion Agent duly executed by the Holder or by its duly authorized attorney.

          On or after June 30, 2004, the Company has the option (the "Company Cash Conversion Option") to deliver cash in lieu of some or all of the Common Shares issuable upon conversion of this Security. The Company will give notice of its election of the Company Cash Conversion Option within two Business Days of its receipt of the Holder's Conversion Notice, unless the Company has already informed Holders of its election in connection with a Redemption Notice. Such notice shall state (1) the Company's intention to deliver cash in lieu of some or all other Common Shares otherwise deliverable, (2) if a combination thereof, the number of Common Shares per $1,000 principal amount of Security for which cash will be delivered in lieu of delivery of such Common Shares and (3) the method for calculating the amount of cash to be delivered per Common Share.

          No fractional Common Shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of any Security for conversion.

     (13) Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

     (14) Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     (15) Merger or Consolidation. The Company shall not consolidate, amalgamate or merge with or into any other Person, enter into a binding share exchange or sell, convey, transfer or lease all or substantially all of its properties and assets to another person (including in any such case under a statutory arrangement) unless (a) the Company shall be the continuing corporation or (b) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of Australia, the United States, any State thereof, the District of Columbia, the laws of Canada or any province or territory thereof, the United Kingdom, any member state of the European Union as of the date of the Indenture, Switzerland, or, in the event that the Common Shares of such entity are and remain readily tradable on an established securities market in the United States (within the meaning of Section 1(h)(11)(C)(ii) of the Internal Revenue Code of 1986, as amended) and such listing is required to secure a beneficial U.S. federal income tax rate on dividends paid by the Company on the Common Shares, Bermuda or Hong Kong; such Person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist; provided, however, for purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of transactions) of the properties or assets of one or more Subsidiaries (other than to the Company or another wholly-owned Subsidiary) which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of its properties and assets on a consolidated basis, shall be deemed to be a sale, conveyance, transfer or lease of all or substantially all of the Company's properties and assets.

     (16) Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Security Holder, the Indenture or the Securities may be amended or supplemented to evidence a successor to the Company and the assumption by that successor of the obligations under the Securities and the Indenture, to add to the covenants of the Company described in the Indenture for the benefit of Security Holders or to surrender any right or power conferred upon the Company, to secure the obligations of the Company in respect of the Securities, to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA, or to cure any ambiguity or inconsistency in the Indenture.

     (17) Defaults and Remedies. "Event of Default" is defined in Section 701 of the Indenture. If an Event of Default (other than an Event of Default specified in Section 701(e) or (f) of the Indenture with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal amount of the Securities plus accrued and unpaid interest, if any, on the Securities accrued through the date of such declaration, to be immediately due and payable. If an Event of Default specified in Section 701(e) or (f) of the Indenture with respect to the Company or any Significant Subsidiary occurs, the principal amount of the Securities plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Security Holder.

     (18) Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive Additional Interest Amount in the event of a "registration default" in certain circumstances, all as set forth in the Registration Rights Agreement.

     (19) Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     (20) No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Security Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     (21) Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     (22) Governing Law. This Security and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Security, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements and instruments entered into and wholly-performed within the State of New York.

     (23) Abbreviations. Customary abbreviations may be used in the name of a Security Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

          THE COMPANY WILL FURNISH TO ANY SECURITY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                                     CP Ships Limited
                                     62-65 Trafalgar Square
                                     London WC2N 5DY
                                     United Kingdom
                                     Facsimile:  +44(0)20 7389 6841
                                     Attention:  General Counsel

                              FORM OF ASSIGNMENT

I or we assign to:

___________________________________________________________________________

(Please insert social security or other identifying number )

_____________________________________________________________________

_____________________________________________________________________

(please print or type name and address)



the within Security and all rights thereunder, and hereby irrevocably constitute and appoint:

_____________________________________________________________________

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: ____________                  Signed:_______________________________

                                            ______________


          NOTICE: The signature(s) on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.


Signature Guarantee:________________________________________

          In connection with any transfer of this Security occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

          [Check One]

(1)____   to the Company or any subsidiary thereof; or

(2)____ pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933, as amended; or

(3)____ pursuant to the exemption from registration provided by Rule 144 under the U.S. Securities Act of 1933, as amended; or

(4)____ pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the U.S. Securities Act of 1933, as amended (an
"Affiliate"):

[ ] The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

     Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if items
(3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 216 of the Indenture shall have been satisfied.

Dated:__________________             Signed:___________________________________


                                     (Sign exactly as name appears on
                                     the other side of this Security)

                                     Signature Guarantee:



                                     __________________________________________

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A. The undersigned acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A, and that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________         Signed:___________________________________


                                            NOTICE: To be executed by an
                                            executive officer of Purchaser

                               CONVERSION NOTICE

To convert this Security into Common Shares of the Company, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                            $______________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________

(Insert other person's soc. sec./ins. or tax I.D. no.)

________________________________________________________

________________________________________________________

________________________________________________________

________________________________________________________

(Print or type other person's name, address and zip code or postal code)

________________________________________________________

Date:____________________       Signature(s):__________________________________
                                             (Sign exactly as your name(s)
                                             appear(s) on the other side of
                                             this Security)

                                     Signature(s) guaranteed by:


                                     __________________________________________
                                     (All signatures must be guaranteed by a
                                     guarantor institution participating in the
                                     Securities Transfer Agents Medallion
                                     Program or in such other guarantee
                                     program acceptable to the Trustee.)

               DESIGNATED EVENT PURCHASE OFFER ACCEPTANCE NOTICE

Certificate No. of Security:  ___________

          If you elect to have this Security purchased by the Company pursuant to Section 409 of the Indenture, check the box: [ ]

          If you elect to have only part of this Security purchased by the Company pursuant to Section 409 of the Indenture, state the principal amount:

                            $_____________________

                  (must be in an integral multiple of $1,000)

          The undersigned hereby accepts the Designated Event Purchase Offer pursuant to the applicable provisions of the Securities.



Date:____________________       Signature(s):__________________________________
                                             (Sign exactly as your name(s)
                                             appear(s) on the other side of
                                             this Security)

                                             Signature(s) guaranteed by:


                                             _________________________________
                                             (All signatures must be guaranteed
                                             by a guarantor institution
                                             participating in the Securities
                                             Transfer Agents Medallion Program
                                             or in such other guarantee program
                                             acceptable to the Trustee.)

                    NOTICE OF ELECTION UPON TAX REDEMPTION

Certificate No. of Security:  ___________

          If you elect not to have this Security redeemed by the Company pursuant to Section 408 of the Indenture, check the box: [ ]

          If you elect to have only part of this Security redeemed by the Company pursuant to Section 408 of the Indenture, state the principal amount:

                           $_______________________

                  (must be in an integral multiple of $1,000)





Date:___________________        Signature(s):__________________________________
                                             (Sign exactly as your name(s)
                                             appear(s) on the other side of
                                             this Security)

                                             Signature(s) guaranteed by:


                                             __________________________________
                                             (All signatures must be guaranteed
                                             by a guarantor institution
                                             participating in the Securities
                                             Transfer Agents Medallion Program
                                             or in such other guarantee program
                                             acceptable to the Trustee.)

                                  SCHEDULE A

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

          The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:



----------------------------------------------------------------------------------------------------------------------
    Amount of decrease in          Amount of increase in      Principal amount of this      Signature of authorized
   Principal amount of this      Principal amount of this     Global Security following     signatory of Trustee or
       Global Security                Global Security        such decrease (or increase)           Custodian
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------



---------------------

This is included in Global Securities only.

                                  EXHIBIT B-1

                       FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND THE COMMON SHARES ("COMMON SHARES") OF CP SHIPS (THE "COMPANY") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER

     (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),

     (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY:

               (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

               (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A;

               (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR

               (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER),

IN EACH CASE SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (OTHER THAN PURSUANT TO CLAUSE 2(D) ABOVE) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN EACH OF THE FOREGOING CASES, WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED.

               EACH HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND THAT A CERTIFICATE OF

               TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

          BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY AGREES THAT UNLESS IT IS A CANADIAN PERSON (AS DEFINED IN THE INDENTURE (THE "INDENTURE") OF CP SHIPS LIMITED DATED FEBRUARY 24, 2004) IT WILL NOT TRADE, RESELL OR OTHERWISE TRANSFER THIS SECURITY IN ANY PROVINCE OR TERRITORY OF CANADA OR TO ANY CANADIAN PERSON (AS DEFINED IN THE INDENTURE) BEFORE JUNE 25, 2004.

                                  EXHIBIT B-2

                      FORM OF LEGEND FOR GLOBAL SECURITY

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 216 OF THE INDENTURE.

                                  EXHIBIT B-3

                            FORM OF CANADIAN LEGEND

               UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE JUNE 25, 2004.

                                   EXHIBIT C

         Form of Notice of Transfer Pursuant to Registration Statement

CP SHIPS LIMITED
[Address]


The Bank of New York
101 Barclay Street
New York, NY  10286
[Attention: Corporate Trust Administration - Global Finance Unit]


                     Re: CP SHIPS LIMITED (the "Company")
     4% Convertible Senior Subordinated Notes due 2024 (the "Securities")

Ladies and Gentlemen:

          Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities or __ Common Shares, of the Company issuable on conversion of the Securities ("Stock") pursuant to an effective Shelf Registration Statement on Form F-10 (File No. 333-________).

          We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                                    Very truly yours,


                                                    ________________________


                                                    (Name)

                                   EXHIBIT D

   Form of Opinion of Counsel in Connection with Registration of Securities

[Name]
[Address]


          Re: CP SHIPS LIMITED (the "Company")
              4% Convertible Senior Subordinated Notes due 2024
              (the "Securities")

Ladies and Gentlemen:

          Reference is made to the Securities issued pursuant to a certain indenture dated as of February 24, 2004 by and between the Company and The Bank of New York, as trustee (the "Trustee"). The Company issued $200,000,000 aggregate principal amount of Securities on February 24, 2004 in transactions exempt from registration under the Securities Act of 1933, as amended (the "U.S. Securities Act"). The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form F-10 (File No. 333-____) (the "Registration Statement") relating to the registration under the U.S. Securities Act of $______________ principal amount of the Securities and the Common Shares of the Company (the "Shares") issuable upon conversion of the Securities being registered.

          We have acted as United States counsel to the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, and such other documents as are necessary to render this opinion. We have examined such corporate and other proceedings of the Company relating to the issuance of the Securities and such other records, documents and matters of law as we have considered relevant in connection with rendering the opinion expressed in this opinion letter. In rendering our opinions set forth in paragraphs (1) and (3) below, we have relied solely upon the oral advice of the staff of the SEC.

          Based on the foregoing, and subject to the qualifications and limitations stated below, we advise you that in our opinion (1) the Registration Statement has become effective under the U.S. Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the U.S. Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

          This opinion letter is limited to the federal laws of the United States of America. This letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be relied upon by any other person, quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                                              Yours truly,

                                    FORM F-10

                               Exhibit Number 7.3

 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)   |__|
                           ---------------------------
                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                                     13-5160382
(State of incorporation                                      (I.R.S. employer
if not a U.S. national bank)                                 identification no.)
One Wall Street, New York, N.Y.                              10286
(Address of principal executive offices)                     (Zip code)

                           ---------------------------
                                CP Ships Limited
               (Exact name of obligor as specified in its charter)

New Brunswick                                                Not Applicable
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

62-65 Trafalgar Square
London WC2N 5DY
United Kingdom
(Address of principal executive offices)                     (Zip code)

                           ---------------------------
                4% Senior Subordinated Convertible Notes due 2024
                       (Title of the indenture securities)
 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
            Name                                             Address
--------------------------------------------------------------------------------

     Superintendent of Banks of the             2 Rector Street, New York, N.Y.
     State of New York                          10006  and Albany, N.Y. 12203

     Federal Reserve Bank of New York           33 Liberty Plaza, New York, N.Y.
                                                10045

     Federal Deposit Insurance Corporation      Washington, D.C.  20429

     New York Clearing House Association        New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

      Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of April, 2004.



                                              THE BANK OF NEW YORK



                                         By:  /S/    VAN K. BROWN
                                              --------------------------------
                                              Name:  VAN K. BROWN
                                              Title: VICE PRESIDENT

                                                                       EXHIBIT 7
                                                                       ---------


--------------------------------------------------------------------------------
                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ....           $ 3,752,987
   Interest-bearing balances .............................             7,153,561
Securities:
   Held-to-maturity securities ...........................               260,388
   Available-for-sale securities .........................            21,587,862
Federal funds sold and securities purchased under
   agreements to resell
   Federal funds sold in domestic offices ................               165,000
   Securities purchased under agreements to
   resell ................................................             2,804,315
Loans and lease financing receivables:
   Loans and leases held for sale ........................               557,358
   Loans and leases, net of unearned
     income ..............................................            36,255,119
   LESS: Allowance for loan and
     lease losses ........................................               664,233
   Loans and leases, net of unearned
     income and allowance ................................            35,590,886
Trading Assets ...........................................             4,892,480
Premises and fixed assets (including capitalized
   leases) ...............................................               926,789
Other real estate owned ..................................                   409
Investments in unconsolidated subsidiaries and
   associated companies ..................................               277,788
Customers' liability to this bank on acceptances
   outstanding ...........................................               144,025
Intangible assets
   Goodwill ..............................................             2,635,322
   Other intangible assets ...............................               781,009

Other assets .............................................             7,727,722
                                                                     -----------
Total assets .............................................           $89,257,901
                                                                     ===========
LIABILITIES
Deposits:
   In domestic offices ...................................           $33,763,250
   Noninterest-bearing ...................................            14,511,050
   Interest-bearing ......................................            19,252,200
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs ..............................            22,980,400
   Noninterest-bearing ...................................               341,376
   Interest-bearing ......................................            22,639,024
Federal funds purchased and securities sold under
     agreements to repurchase
   Federal funds purchased in domestic
     offices .............................................               545,681
   Securities sold under agreements to
     repurchase ..........................................               695,658
Trading liabilities ......................................             2,338,897
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases) .............................            11,078,363
Bank's liability on acceptances executed and
   outstanding ...........................................               145,615
Subordinated notes and debentures ........................             2,408,665
Other liabilities ........................................             6,441,088
                                                                     -----------
Total liabilities ........................................           $80,397,617
Minority interest in consolidated                                    ===========
   subsidiaries ..........................................               640,126

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus ...............................................                     0
Common stock .............................................             1,135,284
Surplus ..................................................             2,077,255
Retained earnings ........................................             4,955,319
Accumulated other comprehensive income ...................                52,300
Other equity capital components ..........................                     0
--------------------------------------------------------------------------------
Total equity capital .....................................             8,220,158
                                                                     -----------
Total liabilities minority interest and equity capital ...           $89,257,901
                                                                     ===========

          I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                             Thomas J. Mastro,
                                         Senior Vice President and Comptroller

          We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                    ---
Thomas A. Renyi        |
Gerald L. Hassell      |                  Directors
Alan R. Griffith       |
                    ---

--------------------------------------------------------------------------------